                                                       [EXECUTION COPY]




                                U.S. $410,000,000

                                CREDIT AGREEMENT,

                         dated as of February 26, 1998,


                                      among


                              ALADDIN GAMING, LLC,

                                as the Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders,


                            THE BANK OF NOVA SCOTIA,

                  as the Administrative Agent for the Lenders,


                       MERRILL LYNCH CAPITAL CORPORATION,

                    as the Syndication Agent for the Lenders,


                                       and


                             CIBC OPPENHEIMER CORP.

                   as the Documentation Agent for the Lenders.



                                  Arranged By:
                             The Bank of Nova Scotia
                        Merrill Lynch Capital Corporation

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of February 26, 1998, among ALADDIN GAMING, LLC, a Nevada limited-liability company (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, MERRILL LYNCH CAPITAL CORPORATION ("Merrill Lynch"), as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, and CIBC OPPENHEIMER CORP. ("CIBC"), as documentation agent (in such capacity, the "Documentation Agent") for the Lenders.


                              W I T N E S S E T H:

     WHEREAS, 100% of the Borrower Common Membership Interests (such term and other capitalized terms being used herein with the meanings provided in
Section 1.1) are owned by Holdings, which, in turn, (x) to the extent of 72% of its common Membership Interests is owned indirectly through Sommer Enterprises, Enterprises and AHL by the Trust, (y) to the extent of 25% of its common Membership Interests is owned indirectly through LCNI and London Clubs Holdings by London Clubs and (z) to the extent of 3% of its common Membership Interests is owned by GAI, LLC; and

     WHEREAS, 100% of the Borrower Series A Preferred Membership Interests are owned by Holdings; and

     WHEREAS, the Borrower owns all of the outstanding common Membership Interests of AMH, which is anticipated to own 49% of the common Membership Interests of Aladdin Music, the remaining 51% of the Aladdin Music common Membership Interests are anticipated to be owned directly by Planet Hollywood (Boston) Inc., which is a direct, wholly-owned Subsidiary of Planet Hollywood; and

     WHEREAS, Borrower owns a site (the "Site") totaling approximately
35.16 acres at Las Vegas Boulevard and Harmon Avenue in Clark County, Nevada on which it intends to demolish the existing Aladdin hotel and casino (but leaving the existing Theater for the Performing Arts intact) and to develop and construct a new resort, casino and entertainment complex (the "Complex"), including:

          (a) a luxury themed hotel and casino (the "Hotel/Casino") to be known as the "Aladdin Hotel and Casino" consisting of a hotel of approximately 2,600 rooms (the "Hotel"), an approximately 116,000 square foot casino (the "Casino"), a 1,400 seat production showroom and seven restaurants, all of which will be developed, constructed, owned and operated by the Borrower on the Main Project Parcel as more particularly described in Exhibit N-3 hereto (the Hotel/Casino collectively with the Theater and the Energy Project Component, the "Main Project");

          (b) a themed entertainment shopping mall with approximately 462,000 square feet of retail space (the "Desert Passage") and an approximately 4,800 space car parking facility (the "Carpark", and collectively with the Desert Passage, the "Mall Project"), both to be developed, constructed, owned and operated by Aladdin Bazaar on the Mall Project Parcel as more particularly described in Exhibit N-4 hereto;

          (c) a second hotel and casino complex with a music and entertainment theme (the "Music Project") to be developed, constructed and operated by Aladdin Music on the Music Project Parcel as more particularly described in Exhibit N-5 hereto;

          (d) a 7,000 seat theater (the "Theater") currently known as "The Aladdin Theater for the Performing Arts" to be leased by the Borrower to, and to be renovated and operated by, Aladdin Music in accordance with the Theater Lease; and

          (e) a facility (the "Energy Project") to provide electricity, chilled water and hot water to the Complex which will be constructed, owned and operated by the Energy Project Provider; and

     WHEREAS, the Borrower expects to fund the costs to construct the Hotel/Casino Component and pay for the Equipment Component and the Borrower's expenses, if any, with respect to the Energy Project Component, which are expected pursuant to the Main Project Budget to cost $724,000,000 in the aggregate, by

          (a) obtaining from Holdings in consideration for common membership interests of the Borrower (x) the Site which has a net equity value (the "Land Equity") of $67,000,000, based on an appraised value of $135,000,000 (after giving effect to the release of the portion of the Site required for the Mall Project and the Music Project) and the discharge of all Indebtedness secured thereby of $68,000,000, (y) the benefit of pre-development Main Project Costs of at least $7,000,000 and (z) a portion of the London Clubs Contribution in the amount of $42,000,000;

          (b) obtaining from Holdings in consideration for Series A Preferred Membership Interest of the Borrower, the amount of $115,047,100, representing the proceeds received by Holdings, Capital and Enterprises from the issuance of the Discount Notes and Warrants in an aggregate amount of $107,047,100 pursuant to the Discount Note Purchase Agreement and a portion of the London Clubs Contribution in the amount of $8,000,000; and

          (c) obtaining from GECC pursuant to the Approved Equipment Funding Commitment a $60,000,000 capitalized lease and $20,000,000 in purchase money loans covering the Gaming Equipment and the Specified Equipment; and

          (d) obtaining Commitments from the Lenders in an aggregate amount of $410,000,000, all as further described in the following recital; and

     WHEREAS, the Borrower desires to obtain

          (a) Term A Loan Commitments from the Term A Lenders pursuant to which the Borrower may, from time to time on and after the Effective Date and prior to the Term A Loan Commitment Termination Date, obtain

               (i) from the Issuer, Letters of Credit in a maximum aggregate Stated Amount at any time outstanding not to exceed $20,000,000, and

               (ii)  from the Term A Lenders, Borrowings of the Term A
          Loans,

     all subject, however, to the limitation that the sum at any time of
     (x) the aggregate original principal amount of all Term A Loans plus
     (y) the aggregate Stated Amount of outstanding Letters of Credit shall not exceed $136,000,000;

          (b) Term B Loan Commitments from the Term B Lenders pursuant to which a single Borrowing of Term B Loans in a maximum original principal amount of $114,000,000 shall be made by the Borrower on the Closing Date; and

          (c) Term C Loan Commitments from the Term C Lenders pursuant to a single Borrowing of Term C Loans in a maximum original principal amount of $160,000,000 shall be made by the Borrower on the Closing Date; and

     WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to enter into such Commitments and make such Loans to the Borrower and issue (or participate in) such Letters of Credit for the account of the Borrower; and

     WHEREAS, the proceeds of

          (a) the Loans will be applied (x) towards the Main Project Costs in respect of which such Loans were advanced by the Lenders, (y) prior to the Conversion Date, for payments of interest in respect of the Loans made hereunder and (z) in the case of Term A Loans, in addition to the foregoing purposes, towards the payment of reimbursement obligations arising from drawn Letters of Credit; and

          (b) Letters of Credit will be issued for the account of the Borrower if required as a deposit by suppliers and/or contractors providing materials to the Main Project;

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not italicized) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ABH" means Aladdin Bazaar Holdings, LLC, a Nevada limited-liability company.

     "Account" is defined in the Disbursement Agreement.

     "Additional Contract Certificate" means an Additional Contract Certificate substantially in the form of Exhibit Y hereto.

     "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

     "Advance" is defined in the Disbursement Agreement.

     "Affected Lender" is defined in clause(a) of Section 4.11.

     "Affiliate" means, relative to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding, however, any trustee under, or any committee with responsibility for administering, any Plan). With respect to any Lender, Approved Fund, or Issuer, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers, as the case may be. With respect to all other Persons, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers, as the case may be; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Affiliate Transaction" is defined in Section 7.2.13.

     "Agent" means the Administrative Agent, the Syndication Agent and/or the Documentation Agent, as the context may require.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified.

     "AHL" means Aladdin Holdings, LLC, a Delaware limited liability company.

     "AHL Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of AHL pursuant to clause (d) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-2 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Aladdin Bazaar" means Aladdin Bazaar, LLC, a Delaware limited liability company.

     "Aladdin Music" means Aladdin Music, LLC, a Nevada limited-liability company.

     "Aladdin Parties" means, collectively, the Borrower, Holdings, Capital, Enterprises, Sommer Enterprises, AHL, Aladdin Music, AMH, ABH and the Trust.

     "Alternate Base Rate" means, on any date and relative to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

          (a)  the Base Rate in effect on such day; and

          (b)  the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "AMH" means Aladdin Music Holdings, LLC, a Nevada limited-liability company.

     "AMH Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of AMH pursuant to clause (g) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-3 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Anticipated Earnings" is defined in the Disbursement Agreement.

     "Applicable Base Rate Margin" means, (w) relative to any Term B Loan and Term C Loan, the proceeds of which on any date are being held in the Bank Proceeds Account, 1.00% per annum, (x) relative to any Term B Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 2.50% per annum, (y) relative to any Term C Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 3.00% per annum and (z) relative to any Term A Loan, (1) on any date prior to the date which is six months after the Conversion Date, 2.00% per annum and (2) on any date from and after the date which is six months after the Conversion Date, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:


Total Debt to EBITDA Ratio                          Applicable Base Rate Margin
--------------------------                          ---------------------------
greater than or equal to 4.0:1                                  1.75%
greater than or equal to 3.5:1 and < 4.0:1                      1.50%
greater than or equal to 3.0:1 and < 3.5:1                      1.00%
greater than or equal to 2.5:1 and < 3.0:1                      0.75%
< 2.5:1                                                         0.50%



     "Applicable LIBO Rate Margin" means, (w) relative to any Term B Loan and Term C Loan, the proceeds of which on any date are being held in the Bank Proceeds Account, 2.00% per annum, (x) relative to any Term B Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 3.50% per annum, (y) relative to any Term C Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 4.00% per annum and (z) relative to any Term A Loan, (1) on any date prior to the date which is six months after the Conversion Date, 3.00% per annum and (2) on any date from and after the date which is six months after the Conversion Date, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:


Total Debt to EBITDA Ratio                          Applicable LIBO Rate Margin
--------------------------                          ---------------------------
greater than or equal to 4.0:1                                  2.75%
greater than or equal to 3.5:1 and < 4.0:1                      2.50%
greater than or equal to 3.0:1 and < 3.5:1                      2.00%
greater than or equal to 2.5:1 and < 3.0:1                      1.75%
< 2.5:1                                                         1.50%


     "Applicable Percentage" means the percentage of Direct Costs actually paid or payable by the Borrower to the Design/Builder pursuant to the Design/Build Contract or, if applicable, to a Contractor or Subcontractor pursuant to a Contract after taking into account the Retainage Amount.

     "Approved Equipment Funding Commitment" means, collectively, (x) the GECC Commitment and (y) any replacement of the GECC Commitment from an institutional or other lender approved by the Administrative Agent in its reasonable discretion if (1) such commitment is in form and substance reasonably satisfactory to the Administrative Agent and does not include any material conditions to funding that are not included in the GECC Commitment and (2) the lender providing such commitment executes an intercreditor agreement substantially similar to the GECC Intercreditor Agreement.

     "Approved Fund" means, relative to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Appurtenant Rights" means (x) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Site or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site and (y) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

     "Architect of Record" means ADP/FD of Nevada, Inc.

     "Architect's Agreement" means, collectively, the agreements pursuant to which architects, engineers and other design professionals have agreed with the Borrower to provide services in connection with the Main Project.

     "Architect's Closing Certificate" means a closing certificate in the form of Exhibit Q-3 hereto.

     "Arranger" means Scotiabank or Merrill Lynch.

     "Arrangers' Fee Letter" means the confidential letter agreement, dated December 4, 1997, among the Borrower, the Sponsors and the Arrangers.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignment of Contracts" means an assignment of any and all contracts, agreements, proposals, Permits (to the extent such Permits are assignable), approvals (to the extent such approvals are assignable), Plans and Specifications pertaining to the Hotel/Casino Component, whether now existing or subsequently entered into by the Borrower, including the Approved Equipment Funding Commitments and the rights of the Borrower thereunder, management contracts, the Contracts, development rights, consents (to the extent assignable), architectural, engineering and leasing documents and such other documents as may be designated by the Administrative Agent. Such Assignment of Contracts shall include appropriate continuation agreements by the Contractors and/or Subcontractors thereunder.

     "Assignment of Consulting Agreement" means, on any date, the Assignment of Consulting Agreement, as originally in effect on the Closing Date, between the Borrower, AHL and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Assignment of Design/Build Contract" means, on any date, the Assignment of Design/Build Contract, as originally in effect on the Closing Date, between the Borrower and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Assignment of Project Management Agreement" means, on any date, the Assignment of Project Management Agreement, as originally in effect on the Closing Date, between AHL and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Assignment of Salle Privee Agreement" means, on any date, the Assignment of Salle Privee Agreement, as originally in effect on the Closing Date, between the Borrower and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Authorized Representative" means, relative to any Person, those of its officers or managing members (in the case of a limited liability company) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders in a certificate of such Person delivered to the Administrative Agent.

     "Available Funds" means, from time to time, the sum of (u) the aggregate of the unutilized Commitments (excluding, however, the Commitments of all Defaulting Lenders) under the Bank Credit Facility, plus
(v) the aggregate of the amounts on deposit in the Borrower's Funds Account, the Construction Note Disbursement Account and all Anticipated Earnings thereon, plus (w) the aggregate of the amounts on deposit in the Guaranty Deposit Account, the Cash Management Account, the Bank Proceeds Account, the Loss Proceeds Account and the Interest Payment Account, plus
(x) so long as (1) no default under the Site Work Agreement and the Mall Project Loan and no Default hereunder have occurred and are continuing at the relevant time of computation, (2) advances of the Mall Project Loan have commenced on or before June 30, 1998 and have continued in accordance with the approved draw schedule for the Mall Project Loan, (3) advances of the Mall Project Loan to reimburse the Borrower in accordance with the Site Work Agreement are made within 45 days after the Construction Consultant and the Owner Representative have approved the work to be completed by the Borrower pursuant to the Site Work Agreement, the aggregate amounts payable to the Borrower by Aladdin Bazaar pursuant to Section 4.5 of the Site Work Agreement, plus (y) the lesser of (1) the aggregate of the amounts available to be drawn under all Approved Equipment Funding Commitments and
(2) the aggregate amount of Remaining Costs on the date of calculation for the Equipment Component (as in effect from time to time), plus (z) the aggregate amount of Main Project Costs which the Design/Builder and/or Fluor have agreed or confirmed in writing, to the reasonable satisfaction of the Disbursement Agent, that they are responsible for paying (on a timely basis relative to the Main Project's cash needs) from their own funds but which they have not yet paid.

     "Bank Credit Facility" means the Term A Loan Commitment, the Term B Loan Commitment and the Term C Loan Commitment.

     "Bank Proceeds Account" means the account established by the Borrower with the Disbursement Agent pursuant to the Borrower Collateral Account Agreement into which the proceeds of the Loans shall be deposited by the Administrative Agent from time to time.

     "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York, New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Board of Managers" means (x) for so long as the Borrower is a limited-liability company, the Board of Managers appointed pursuant to the Organizational Documents of the Borrower or (y) otherwise, the Board of Directors of the Borrower.

     "Borrower" is defined in the preamble.

     "Borrower Collateral Account Agreement" means, on any date, the Borrower Collateral Account Agreement, as originally in effect on the Closing Date, among the Borrower, the Disbursement Agent and the Securities Intermediary and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Borrower Common Membership Interest" means a Common Share as defined in the Organizational Documents of the Borrower.

     "Borrower Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of the Borrower pursuant to clause (f) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-1 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Borrower Series A Preferred Membership Interests" means the Series A Preferred Shares as defined in the Organizational Documents of the Borrower.

     "Borrower's Closing Certificate" means a closing certificate in the form of Exhibit Q-1 hereto.

     "Borrower's Completion Certificate" means a certificate in the form of Exhibit S-1 hereto.

     "Borrower's Final Completion Certificate" means a certificate in the form of Exhibit U-1 hereto.

     "Borrower's Funds Account" is defined in the Borrower Collateral Account Agreement.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit L-1 hereto.

     "Building Department" means the Clark County Building Department.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Las Vegas, Nevada or New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day described in clause (a) on which dealings in Dollars are carried on in the London interbank eurodollar market.

     "Capital" means Aladdin Capital Corp., a Nevada corporation.

     "Capital Expenditures" means, for any period, the aggregate amount of all expenditures (other than any residual purchase payments under the FF&E Leases) of the Borrower and the other Aladdin Parties for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

     "Capital Stock" means, relative to any Person, any and all shares, interests (including Membership Interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

     "Capitalized Lease Liability" means, relative to any Person, any monetary obligation of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

     "Carpark" is defined in clause (b) of the fourth recital.

     "Cash Contributions to Capital" means optional contributions (other than Cash Equity Contributions as defined in the Keep-Well Agreement), including to cure a Default that would otherwise exist under the Loan Documents, made by the Sponsors in cash to the Borrower, which contributions were (x) not made as a loan, (y) made in exchange for Borrower Series A Preferred Membership Interests and (z) made on terms and conditions satisfactory to the Administrative Agent as determined on good faith in its sole discretion.

     "Cash Equivalent Investment" means, at any time, (u) United States Dollars, (v) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (w) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (x) repurchase obligations with a term of not more than seven days for underlying securities of the types described in item (v) and (w) entered into with any financial institution meeting the qualifications specified in item (w), (y) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (z) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in items (w)-(y) of this definition.

     "Cash Management Account" is defined in the Disbursement Agreement.

     "Casino" is defined in clause (a) of the fourth recital.

     "CERCLA" is defined in clause (a) of the definition of "Environmental
Law".

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means at any time,

          (a) the failure of the Trust or the beneficiaries or remaindermen of the Trust to (i) directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of (A) the Membership Interests of AHL not otherwise owned by GW Vegas, LLC on the Effective Date or
     (B) following the dissolution of the Trust and AHL, the Membership Interests of Sommer Enterprises not otherwise owned by Ronald B. Dictrow on the Effective Date or (ii) otherwise have the ability to elect the managers of (A) AHL or (B) following the dissolution of the Trust and AHL, Sommer Enterprises;

          (b) the failure of AHL or following the dissolution of the Trust and AHL, the beneficiaries or remaindermen of the Trust to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), 98.66% of the Membership Interests of Sommer Enterprises or otherwise have the ability to elect the managers of Sommer Enterprises;

          (c) the failure of Sommer Enterprises to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), 47.00% of the Membership Interests of Holdings (except that (v) on the Opening Date, the percentage interest of Sommer Enterprises in the Holdings Common Membership Interests may be increased by 0.5% provided that the percentage interest of LCNI therein is decreased by a corresponding amount (w) in the event of a default by London Clubs in payment of its share of amounts due under the Keep-Well Agreement, the percentage interest of Sommer Enterprises in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether London Clubs is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by a dilution fraction (the "Dilution Fraction"), the numerator of which is the delinquent contribution and the denominator of which is $200,000,000 provided that the percentage interest of LCNI therein is decreased by a corresponding amount, (x) in the event of a default by AHL in its share of amounts due under the Keep-Well Agreement, the percentage interest of LCNI in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether AHL is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by the Dilution Fraction provided that the percentage interest of Sommer Enterprises therein is decreased by a corresponding amount), (y) in the event of any vesting of any unvested Membership Interests in Holdings pursuant to an Employment Agreement, Sommer Enterprises may be diluted thereby and (z) upon the exercise of the Warrants, the dilutive effect of such exercise directly and indirectly on the Membership Interests in Holdings) or otherwise for Sommer Enterprises and LCNI to have the ability to elect the board of managers of Holdings or for either of them to have the ability individually or collectively to elect the board of managers of Holdings;

          (d) except for Capital Stock of Enterprises issued in connection with the exercise of Warrants, the failure of Sommer Enterprises to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Capital Stock of Enterprises or otherwise have the ability to elect the members of the Board of Directors of Enterprises;

          (e) the failure of Enterprises to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), at least 25% of the Membership Interests of Holdings (except for any adjustments upon the exercise of any Warrants) or individually or collectively with Sommer Enterprises and LCNI to have the ability to elect the managing member of Holdings;

          (f) the failure of Holdings to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Borrower Common Membership Interests or otherwise to have the ability to elect the managing member of the Borrower;

          (g) the failure of Holdings to directly own, free and clear of all Liens (other than Liens in favor of the Discount Note Indenture Trustee for the benefit of the Discount Noteholders), the Borrower Series A Preferred Membership Interests unless the failure to own the Borrower Series A Preferred Membership Interests results from the exercise by the Discount Note Indenture Trustee of the Lien in favor of the Discount Note Indenture Trustee for the benefit of the Discount Noteholders;

          (h) the failure of Holdings to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Capital Stock of Capital or otherwise have the ability to elect all of the members of the Board of Directors of Capital;

          (i) the failure of the Borrower to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Membership Interests of AMH or otherwise to have the ability to elect the managing member of AMH;

          (j) the failure of AMH to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), at least 49% of the Membership Interests of Aladdin Music or otherwise to have the ability to elect the managing member of Aladdin Music;

          (k) the failure of LCNI to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), at least 25.0% of the Holdings Common Membership Interests (except that (v) on the Opening Date, the percentage interest of LCNI in the Holdings Common Membership Interests may be decreased by 0.5% provided that the percentage interest of Sommer Enterprises therein is increased by a corresponding amount (w) in the event of a default by Sommer Enterprises in payment of its share of amounts due under the Keep-Well Agreement, the percentage interest of LCNI in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether Sommer Enterprises is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by the Dilution Fraction, provided that the percentage interest of Sommer Enterprises therein is decreased by a corresponding amount, (x) in the event of a default by LCNI in payment of its share of amounts due under the Keep-Well Agreement, the percentage interest of Sommer Enterprises in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether LCNI is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by the Dilution Fraction provided that the percentage interest of LCNI is decreased by a corresponding amount) and (y) in the event of any vesting of unvested membership interests in Holdings pursuant to an Employment Agreement, LCNI may be diluted thereby and (z) upon the exercise of the Warrants, the dilutive effect of such exercise directly and indirectly on the Membership Interest of Holdings) or otherwise for LCNI and Sommer Enterprises to have the ability to elect the board of managers of Holdings;

          (l) until such time as London Clubs has paid and performed, in all material respects, its obligations under the Completion Guaranty and the Keep-Well Agreement (or the Completion Guaranty and the Keep-Well Agreement have expired or terminated), the failure of London Clubs to directly own all of the Capital Stock of London Clubs Holdings or otherwise have the ability to elect all members of the Board of Directors of London Clubs Holdings;

          (m) the failure of London Clubs to own directly or indirectly all of the Capital Stock of LCNI or otherwise have the ability to elect all members of the Board of Directors of LCNI; or

          (n) any "Change of Control" under (and as defined in) the Discount Note Indenture.

     "Change Order" means, at any time, an adjustment made to the Guaranteed Maximum Price or the Design/Build Contract Time with respect to changes in the Work which increase or decrease the time of performance or the actual cost to the Design/Builder of the Work.

     "CIBC" is defined in the preamble.

     "Claim" is defined in the Disbursement Agreement.

     "Clark County Code" is defined in clause (b) of Section 7.1.19.

     "Closing" is defined in Section 5.1.

     "Closing Date" means the Business Day, if any, prior to the Term B and Term C Loan Commitment Termination Date, on which the conditions in Article V are satisfied.

     "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Commitment" means, as the context may require, a Term A Loan Commitment, a Term B Loan Commitment, a Term C Loan Commitment or a Letter of Credit Commitment made by a Lender hereunder.

     "Commitment Amount" means, as the context may require, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the Term C Loan Commitment Amount or the Letter of Credit Commitment Amount.

     "Commitment Letter" means the Commitment Letter, dated December 4, 1997, between the Arrangers, the Borrower and the Sponsors as thereafter from time to time amended.

     "Commitment Termination Date" means, as the context may require, the Term A Loan Commitment Termination Date or the Term B Loan and Term C Loan Commitment Termination Date.

     "Commitment Termination Event" means

          (a) the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.10; or

          (b) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Loans to be immediately due and payable pursuant to Section 8.3 or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Common Parking Area Use Agreement" means, the Common Parking Area Use Agreement to be entered into between the Borrower and Aladdin Bazaar in form and substance satisfactory to the Administrative Agent determined in good faith in its sole discretion, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Completion" means that each of the following has occurred:

          (a) the construction of the Hotel/Casino and any Tenant Improvements have been completed substantially in accordance with this Agreement, the Plans and Specifications, the provisions of the Reciprocal Easement Agreement applicable to the Hotel/Casino and all of the other Operative Documents to the extent that the development, construction, use or operation of the Hotel/Casino are affected thereby, except for the Main Project Punchlist Items applicable to the Hotel/Casino, and in substantial compliance with all Legal Requirements pertaining to the construction of the Hotel/Casino so as to allow the Hotel/Casino to be utilized for its intended purpose;

          (b) reasonable and safe means of access and facilities necessary for the use and occupancy of the Hotel/Casino have been installed and are operational including corridors, elevators, stairways, heating, ventilation, air conditioning, sanitary, water and electrical facilities and all security systems and life safety systems required by the Plans and Specifications, the Reciprocal Easement Agreement, the other Operative Documents and all Legal Requirements and that the Borrower has made arrangements (from the Energy Project or an alternative source) to obtain reliable electrical and other utility services at appropriate levels required to start up, operate and maintain the Hotel/Casino in a safe, efficient and reliable manner; and

           (c) there are no outstanding claims or Liens by any Contractor or Subcontractor or any other Person against any portion of the Hotel/Casino Component except for Permitted Liens and Permitted Encumbrances.

     "Completion Certificate" means, collectively, the Borrower's
Completion Certificate and the Construction Consultant's Completion Certificate in the form of Exhibits S-1 and S-2 hereto, respectively.

     "Completion Date" means the date on which Completion occurs but in no event shall the Completion Date extend beyond the Outside Completion Deadline, time being of the essence as to the Borrower.

     "Completion Guarantor" means, jointly and severally, each of London Clubs, ABH and the Trust.

     "Completion Guaranty" means, on any date, the Guaranty of Performance and Completion, as originally in effect on the Closing Date, by the Completion Guarantors in favor of the Lenders substantially in the form of Exhibit C hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Complex" is defined in the fourth recital and is more fully described in Exhibit N-2 hereto.

     "Compliance Certificate" means a certificate duly completed and executed by an Authorized Representative of the Borrower substantially in the form of Exhibit R hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

     "Consent" means a consent, substantially in the form of Exhibit I hereto, to the collateral assignment by the Borrower of the Main Project Documents.

     "Construction Benchmark Schedule" means the schedule for construction and completion of each Construction Component, the Main Project as a whole and the other work that the Borrower is required to perform pursuant to the Operative Documents substantially the form of Exhibit X-1 (as amended from time to time in accordance with the terms hereof) which (w) shall demonstrate that Substantial Completion will occur on or before the Outside Completion Deadline, (x) includes a statement from the Owner Representative and the Design/Builder that the Construction Benchmark Schedule is realistic and can be adhered to (subject to Force Majeure Events) in completing the Main Project in accordance with the Plans and Specifications, (y) shows on a monthly basis the anticipated progress of the Work and other activities pertaining to the construction of the Hotel/Casino Component, the Energy Project Component and Theater renovations, and (z) the Construction Consultant has reviewed and certified in the Construction Consultant's Closing Certificate that the statement from the Owner Representative in item (x) is reasonable and that it is appropriate for the Administrative Agent to rely thereon and on the other schedules and benchmarks set forth in the Construction Benchmark Schedule.

     "Construction Component" means the Hotel/Casino Component, the Energy Project Component or the Equipment Component.

     "Construction Consultant" means Rider Hunt (NV), L.L.C. or any other Person designated from time to time by the Administrative Agent to serve as the Construction Consultant under this Agreement and the Disbursement Agreement.

     "Construction Consultant Engagement Agreement" means the Engagement Letter, dated as of January 28, 1998, by and among the Construction Consultant, the Borrower, the Administrative Agent, the Disbursement Agent and the Discount Note Indenture Trustee.

     "Construction Consultant's Certificate" is defined in the Disbursement Agreement.

     "Construction Consultant's Closing Certificate" means a closing certificate in the form of Exhibit Q-2 hereto.

     "Construction Consultant's Completion Certificate" means a certificate in the form of Exhibit S-2 hereto.

     "Construction Consultant's Final Completion Certificate" means a certificate in the form of Exhibit U-2 hereto.

     "Construction Consultant's Report" means a report of the Construction Consultant delivered to the Disbursement Agent and the Administrative Agent pursuant to Section 3.1.10 of the Disbursement Agreement which shall include an analysis of the Plans and Specifications, the Main Project Budget, the Construction Benchmark Schedule, the Contracts, to the extent available, the construction and renovation of the Theater the construction of the Energy Project to be performed by the Energy Provider under the Energy Project Ground Lease and the Energy Project Development Agreement, and all other reports submitted to the Administrative Agent and stating, among other things, that (x) the Construction Consultant has reviewed the Main Project Documents, the Plans and Specifications, and other material information deemed necessary by the Construction Consultant for the purpose of evaluating whether the Main Project can be constructed and completed in the manner contemplated by the Operative Documents and (y) based on its review of such information, the Construction Consultant is of the opinion that the Main Project can be constructed in the manner contemplated by the Operative Documents and, in particular, that the Main Project can be constructed and completed in accordance with the Main Project Documents and the Plans and Specifications within the parameters set by the Construction Benchmark Schedule and the Main Project Budget. Such report shall contain an analysis reasonably satisfactory to the Administrative Agent demonstrating the adequacy of the Main Project Budget to complete the Main Project (and any improvements to be completed by the Borrower pursuant to the Reciprocal Easement Agreement) in accordance with the Construction Benchmark Schedule, confirmation that the Construction Benchmark Schedule is realistic, and verifying that the information delivered by the Borrower relating to the Complex and any improvements to be completed by the Borrower pursuant to the Reciprocal Easement Agreement are accurate.

     "Construction Expenses" means all Main Project Costs, excluding, however, Pre-Opening Expenses, Debt Service due and payable after the Conversion Date and Issuance Fees and Expenses.

     "Construction Note Disbursement Account" is defined in the Holdings Collateral Account Agreement.

     "Contingent Liability" means, relative to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit M hereto.

     "Contract" means any contract entered into from time to time by the Borrower with any Contractor for performance of services or sale of goods or services in connection with the design, engineering, installation, construction, operation or maintenance of the Main Project, including all warranties and guarantees.

     "Contract Amendment Certificate" means a Contract Amendment
Certificate substantially in the form of Exhibit Z hereto.

     "Contractor" means any architect, consultant, designer, contractor, subcontractor, supplier, laborer or any other Person engaged by the Borrower in connection with the design, engineering, installation and construction of the Main Project (excluding, however, the Design/Builder).

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Conversion Date" means the date on which either of the following first occurs:

          (a) the relevant Governmental Instrumentality issues a Main Project Certificate of Occupancy (which must include appropriate parking facilities) and operating permit for the Energy Project; or

          (b) the Administrative Agent and the Construction Consultant determine that Completion of the Main Project has occurred.

     "Credit Extension" means, as the context may require,

          (a)  the making of a Loan by a Lender; or

          (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

     "Credit Extension Request" means, as the context may require, any Borrowing Request or Letter of Credit Issuance Request.

     "Current Compliance Certificate" means the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (d) of Section 7.1.1. Changes in the Applicable Base Rate Margin or Applicable LIBO Rate Margin resulting, after the Conversion Date, from a change in the Total Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of
Section 7.1.1 (without giving effect to any grace period), the Applicable Base Rate Margin or Applicable LIBO Rate Margin, as the case may be, from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Base Rate Margin or Applicable LIBO Rate Margin, as the case may be, set forth in the definition of such term.

     "Debt Service" means all principal repayments or interest and other amounts payable or accrued from time to time under any Loan Document or the Approved Equipment Funding Commitments.

     "Deed of Trust" means, on any date, the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in the form of Exhibit B hereto, as originally in effect on the date on which it is recorded, made by the Borrower, as trustor, to the trustee named therein, for the benefit of the Administrative Agent and the Lenders, as beneficiaries covering the Site and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

     "Desert Passage" is defined in clause (b) of the fourth recital.

     "Design/Build Contract" means, on any date, the Design/Build Contract, as originally in effect on the Closing Date, between the Borrower and the Design/Builder and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Design/Build Contract Time" is defined in Section 14.1 of the Design/Build Contract.

     "Design/Builder" means Fluor Daniel, Inc., a California corporation.

     "Design/Builder Consent and Acknowledgment" means the Consent and Acknowledgment by the Design/Builder in favor of the Lenders and the Administrative Agent dated as of the Closing Date.

     "Design/Build Final Completion" means "Final Completion" as defined in
Section 31.9 of the General Conditions annexed to the Design/Build Contract as Attachment D.

     "Development Agreement" means, on any date, the Aladdin Hotel & Casino Agreement, dated March 18, 1997, among Holdings, Aladdin Management Corporation and the County of Clark, as assigned by Holdings and Aladdin Management Corporation to the Borrower, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Direct Costs" means all Main Project Costs expended or incurred by the Borrower for labor, services, materials, tools, utilities, equipment, fixtures and furnishings in connection with the construction of the Main Project all as set forth on the Main Project Budget.

     "Disbursement Agent" means Scotiabank, in its capacity as the disbursement agent under the Disbursement Agreement, and its successors in such capacity.

     "Disbursement Agreement" means, on any date, the Disbursement Agreement, as originally in effect on the Closing Date, among the Borrower, Holdings, the Administrative Agent, the Discount Note Indenture Trustee, the Disbursement Agent, the Servicing Agent and the Securities Intermediary and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I hereto, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "Discount Note" means the 131/2% Series A and B Senior Discount Notes due 2010 of Holdings and Capital issued on the Closing Date for gross proceeds of $115,000,000.

     "Discount Note Indenture" means, on any date, the Indenture relating to the Discount Notes, as originally in effect on the Effective Date, among Holdings, Capital and the Discount Note Indenture Trustee and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Discount Note Indenture Trustee" means State Street Bank and Trust Company, in its capacity as the indenture trustee for the Discount Noteholders under the Discount Note Indenture.

     "Discount Note Offering Circular" means the offering memorandum, dated February 14, 1998, with respect to the units, consisting of the Discount Notes offered by Holdings and Capital and the Warrants offered by Enterprises.

     "Discount Note Purchase Agreement" means the Purchase Agreement with respect to the Discount Notes and Warrants, dated as of February 18, 1998, among Holdings, Capital, Enterprises, AHL, the Trust and Merrill Lynch and First Boston (as representatives of the several initial purchasers).

     "Discount Noteholder" means the duly registered holder of a Discount
Note.

     "Documentation Agent" is defined in the preamble.

     "Dollar" and the symbol "$" mean lawful money of the United States.

     "Downgraded Lender" is defined in clause(b) of Section 4.11.

     "EBITDA" means, for the Borrower only, for any applicable period, the sum (without duplication) of

          (a)  Net Income for such period,

plus

          (b) the amount deducted by the Borrower, in determining Net Income for such period, representing

               (i)  Interest Expense of the Borrower;

     plus

               (ii) the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made by the Borrower in accordance with clause (c) of Section 7.2.6, subject to the terms thereof;

     plus

               (iii)  depreciation of assets of the Borrower;

     plus

               (iv)  amortization;

     plus

               (v) the amount of Cash Equity Contributions (as defined in the Keep-Well Agreement);

     plus

               (vi)  the amount of Cash Contributions to Capital;

provided, however, that in computing EBITDA for purposes of determining the "Total Debt to EBITDA Ratio" in clause (h)(i)(B) of Section 7.2.6 or the amount of "Excess Cash Flow", the "Applicable Base Rate Margin" or the "Applicable LIBO Rate Margin", subclauses (b)(v) and (b)(vi) shall be excluded from such computation; provided further, however, that in computing EBITDA for any period commencing on the Conversion Date and ending as of the close of any Fiscal Quarter on or prior to the first anniversary of the Conversion Date, EBITDA for such period shall equal the product of (x) the sum of the amounts determined pursuant to clauses (a) and (b) for such period multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Employment Agreement" means, collectively, (u) the Amended Employment and Consulting Agreement among Holdings, the Borrower and Richard J. Goeglein effective January

1, 1997, (v) the Amended Employment Agreement among Holdings, the Borrower and James H. McKennon effective April 15, 1997, (w) the Amended Employment Agreement among Holdings, the Borrower and Cornelius T. Klerk effective July 1, 1997, (x) the Amended Employment Agreement among Holdings, the Borrower and Lee A. Galati effective July 1, 1997, (y) the Amended Employment Agreement among Holdings, the Borrower and Jose A. Rueda effective July 1, 1997 and (z) the Amended Consulting Agreement between GAI, LLC, Holdings and the Borrower effective January 1, 1997.

     "Energy Project" is defined in clause (e) of the fourth recital.

     "Energy Project Commitment" means the commitment (as set forth in the letter agreement, dated October 21, 1997, between the Energy Project Provider and AHL) of the Energy Project Provider to enter into the Energy Project Ground Lease, the Energy Project Development Agreement and the Energy Project Service Agreement.

     "Energy Project Completion" means that

          (a) the construction of the Energy Project has been completed substantially in accordance with the Energy Project Ground Lease and the provisions of the Reciprocal Easement Agreement applicable to the Energy Project except for any punchlist items applicable to the Energy Project and in substantial compliance with all Legal Requirements pertaining to the construction of the Energy Project so as to allow the Energy Project to be utilized for its intended purposes;

          (b) reasonable and safe means of access and facilities necessary for the use and operation of the Energy Project have been installed and are operational;

          (c)  the Borrower has certified to the Administrative Agent that
     (1) arrangements have been made to obtain reliable electric and other utility services at the appropriate levels required for the operation of the Hotel/Casino and, to the extent applicable, other parts of the Complex that are subject to the Energy Service Agreement, (2) all other conditions precedent in the Energy Project Ground Lease relating to construction, installation, start-up and test activities have been satisfied in all material respects, and (3) there are no outstanding claims or Liens by any contractor or subcontractor or any other Person against any portion of the Energy Project Component except for Permitted Liens and Permitted Encumbrances.

     "Energy Project Component" means the portion of the Complex described in Exhibit N-9 hereto.

     "Energy Project Development Agreement" means, on any date, the Development Agreement, as originally in effect on the Closing Date, between the Borrower and the Energy

Project Provider and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Energy Project Easements" means the easements appurtenant, easements in gross, license agreements and other right running for the benefit of the Energy Project Provider and/or appurtenant to the Energy Project Ground Lease, including those certain easements and licenses described in each Title Policy.

     "Energy Project Ground Lease" means, on any date, the Ground Lease, as originally in effect on the Effective Date, between the Borrower and the Energy Project Provider and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Energy Project Guarantor" means Unicom Corporation, an Illinois corporation.

     "Energy Project Guaranty" means the Guaranty, dated as of December 3, 1997, executed by the Energy Project Guarantor to and for the benefit of the Borrower and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Energy Project Provider" means Northwind Aladdin, LLC, a Nevada limited-liability company.

     "Energy Project Service Agreement" means, on any date, the Energy Services Agreement, as originally in effect on the Effective Date, between the Borrower and the Energy Project Provider and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Enterprises" means Aladdin Gaming Enterprises, Inc., a Nevada corporation.

     "Enterprises Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of Enterprises pursuant to clause (e) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-4 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Environmental Claim" means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys' or consultants' fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law including (x) any and all Claims by Governmental Instrumentalities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Consultant" means ERM-Northeast, Inc., or any other Person designated from time to time by the Administrative Agent in its sole discretion to serve as the Environmental Consultant.

     "Environmental Indemnity" means, on any date, the Environmental Indemnity Agreement, as originally in effect on the Effective Date, from the Borrower, the Trust and London Clubs for the benefit of the Administrative Agent on behalf of the Lenders in the form of Exhibit K hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Environmental Law" means any of:

          (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA");

          (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.) ("Clean Water Act" or "CWA");

          (c)  the Resource Conservation and  Recovery Act (42 U.S.C.
     Section 6901, et seq.) ("RCRA");

          (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011, et seq.);

          (e)  the Clean Air Act (42 U.S.C. Section 7401, et seq.);

          (f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001, et seq.);

          (g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136, et seq.) ("FIFRA");

          (h)  the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

          (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f, et seq.) ("SDWA");

          (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201, et seq.);

          (k) the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.) ("TSCA");

          (l)  the Hazardous Materials Transportation Act (49 U.S.C.
     Section 1801, et seq.) ("HMTA");

          (m) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901, et seq.) ("UMTRCA");

          (n) the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.) ("OSHA");

          (o)  the Nevada Hazardous Materials law (NRS Chapter 459);

          (p) the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive);

          (q)  the Nevada Water Controls/Pollution law (NRS Chapter 445A);


          (r)  the Nevada Air Pollution law (NRS Chapter 445B);

          (s) the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive);

          (t)  the Nevada Control of Asbestos law (NRS 618.750 to 618.850);

          (u) the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive);

          (v) the Nevada Artificial Water Body Development Permit law (NRS 502.390);

          (w) the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270); and

          (x) all other Federal, state and local Legal Requirements which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws;

in each case as amended by an amendment thereto or succeeded by a successor law, statute or regulation thereto.

     "Environmental Matter" means any:

          (a) release, emission, entry or introduction into the air including the air within buildings and other natural or man-made structures above ground;

          (b) discharge, release or entry into water including into any river, watercourse, lake or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewer or the sea;

          (c) deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance (including, in the case of waste, any substance which constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it reusable or reclaiming substances from it) and any substance or article which is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled);

          (d) nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

          (e) conservation, preservation or protection of the natural or man-made environment or any living organisms supported by the natural or man-made environment; or

          (f) other matter howsoever directly affecting the environment or any aspect of it.

     "Equipment Component" means the equipment, fixtures and other items described in Exhibit N-10 hereto.

     "Equity Interest" means, relative to any Person, Capital Stock and all warrants, options or other rights to acquire Capital Stock (excluding, however, any debt security that is convertible into, or exchangeable for, Capital Stock) of such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

     "ERISA Plan" means any employee benefit plan (x) maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is obligated to contribute, for its employees and (y) covered by Title IV of ERISA or to which Section 412 of the Code applies.

     "Event of Default" is defined in Section 8.1.

     "Event of Loss" means, relative to any property or asset (tangible or intangible, real or personal), (x) any loss, destruction or damage of such property or asset, (y) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of all or a part of such property or asset, or confiscation of all or a part of such property or asset or the requisition of the use of all or a part of such property or asset or (z) any settlement in lieu of item (y).

     "Excess Cash Flow" means, for any Fiscal Quarter, the excess (if any), of

          (a)  EBITDA for such Fiscal Quarter

over

          (b)  the sum (during such Fiscal Quarter) of

               (i) Interest Expense of the Borrower actually paid in cash by the Borrower;

     plus

               (ii) scheduled payments, to the extent actually made, of the principal amount of the Loans pursuant to Section 3.1.1 and scheduled payments, to the extent actually made, with respect to the FF&E Financing;

     plus

               (iii) the amount of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower paid in cash by the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made in cash by the Borrower in accordance with clause (c) of Section 7.2.6, subject to the terms thereof;

     plus

               (iv) the amount of all Restricted Payments on the Borrower Series A Preferred Membership Interests made in accordance with clause (d) of Section 7.2.6;

     plus

               (v) Capital Expenditures actually made or reserved by the Borrower.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means Indebtedness of the Borrower in existence on the Effective Date (after giving effect to payment of Indebtedness that is being discharged and retired on the Closing Date, including all Indebtedness to be Paid) and identified in item (b) of
Section 7.2.2 ("Existing Indebtedness") of the Disclosure Schedule.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means, the Arrangers' Fee Letter or the Scotiabank Fee
Letter.

     "FF&E" means all furnishings, fixtures and equipment other than the Specified Equipment and the Gaming Equipment.

     "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisitions of (or the incurrence of Capitalized Lease Liabilities by the Borrower with respect to) the Gaming Equipment and the Specified Equipment.

     "FF&E Lease" means one or more leases entered into by the Borrower giving rise to synthetic lease liabilities to one or more lessors (the "FF&E Lessors") covering a portion of the FF&E, the Specified Equipment and/or the Gaming Equipment.

     "FF&E Lease Document" means the FF&E Lease and any other document executed and delivered by the Borrower and the FF&E Lessors in connection therewith, as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time in accordance with the terms hereof.

     "FF&E Lessor" is defined in the definition of "FF&E Lease".

     "FF&E Reserve" is defined in Section 7.1.3.

     "Final Completion" means that (r) Design/Build Final Completion shall have occurred, (s) Energy Project Completion shall have occurred, (t) Theater Renovation Completion shall have occurred, (u) all other construction work with respect to the Main Project shall have been substantially completed in accordance with the Main Project Document applicable thereto so as to allow such improvements to be utilized for their intended purposes and in substantial compliance with all Legal Requirements applicable thereto, (v) each of the Hotel Casino, the Energy Project and the Theater shall have received a permanent Main Project Certificate of Occupancy from the Building Department and the Energy Project shall have received all Permits required by the Governmental Instrumentality having or asserting jurisdiction over the operation of the Energy Project (and a copy of each such certificate shall have been delivered to the Administrative Agent), (w) a Notice of Completion shall have been posted with respect to Hotel/Casino, the Energy Project and the Theater, as required, and recorded in the Office of the County, (x) the Borrower shall have delivered to the Administrative Agent its Final Completion Certificate certifying to the extent set forth therein that all Main Project Punchlist Items have been completed, (y) the Construction Consultant shall have delivered to the Administrative Agent its Final Completion Certificate in which it verifies the statements in items (r),
(s), (t), (u), (v), and (w) and certifies that it is appropriate for the Administrative Agent to rely on the Final Completion Certificate of the Borrower delivered to the Administrative Agent pursuant to item (x) and (z) the Mall Project Parcel and the Music Project Parcel shall be separate legal parcels in accordance with Section 7.1.19.

     "Final Completion Certificate" means a Borrower's Final Completion Certificate or a Construction Consultant's Final Completion Certificate in the form of Exhibit U-1 or Exhibit U-2 hereto.

     "Final Completion Date" means the date on which Final Completion occurs.

     "Final Plans and Specifications" means, relative to any particular portion of the Work or other improvement, Plans and Specifications for such portion which (x) have received final approval from all Governmental Instrumentalities required to approve such Plans and Specifications prior to completion of the Work or improvements and (y) contain sufficient specificity to permit the completion of such portion of the Work or other improvements.

     "Fiscal Quarter" or "FQ" means a calendar quarter ending on the last day of March, June, September or December; references to a FQ with a following number (e.g., FQ1) refer to the number of Fiscal Quarters then to have elapsed in whole or in part since the Conversion Date.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year

(e.g., the "1998 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Fleet Commitment" means, on any date, the Commitment Letter, as originally in effect on the Effective Date, between Fleet National Bank and Aladdin Bazaar and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

     "Fluor" means Fluor Corporation, a California corporation.

     "Fluor Guaranty" means, on any date, the Fluor Guaranty, as originally in effect on the Effective Date, by Fluor in favor of the Borrower and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Force Majeure Event" means any event which is defined as "Force Majeure" in the Design/Build Contract and/or that causes a delay in the construction of the Main Project and is outside the Borrower's control but only to the extent

          (a) such event does not arise out of (w) the negligence, willful misconduct or inefficiencies of the Borrower, (x) late performance by the Design/Builder or the Architect of Record, (y) any cause or circumstance resulting in delays, stoppage or any other interference with the construction of the Main Project caused by the insolvency, bankruptcy or any lack of funds by the Borrower, any other Project Party, the Energy Provider, the Energy Project Guarantor and/or the Architect of Record or (z) delays, stoppage or other interference with the construction of the Main Project caused by the insolvency, bankruptcy or any lack of funds by Aladdin Bazaar, Aladdin Music and/or the construction contractors and project architects with respect to the Mall Project, the Music Project and/or the Energy Project; and

          (b) such event consists of an act of God (such as tornado, flood, hurricane, etc.), fires and other casualties; strikes, lockouts or other labor disturbances (except to the extent taking place at the Site only); riots, insurrections or civil commotions; embargos, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the Effective Date, but only to the extent caused by another act, event or condition covered by this clause (b); sabotage; vandalism; the requirements of law, statutes, regulations and other Legal Requirements enacted after the Effective Date (unless the Borrower should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); orders or judgments; or any similar types of events;

provided, however, that (x) the Borrower has sought to mitigate the impact of the delay, (y) any delay resulting from the foregoing shall not exceed 365 days and (z) the period during which a Force Majeure Event exists shall commence on the date that the Borrower has given the Administrative Agent written notice describing in reasonable detail the event which constitutes a

Force Majeure Event and the Administrative Agent has confirmed the existence of such Force Majeure Event on the date of such notice and shall end on the date that such Force Majeure Event no longer exists, whether or not notice is given to the Administrative Agent, as determined by the Construction Consultant.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "GAI, LLC" means GAI, LLC, a Nevada limited-liability company.

     "Gaming Equipment" means the gaming equipment and gaming devices which are regulated gaming devices under any Nevada Gaming Law (such as slot machines, cashless wagering systems and associated equipment) together with all improvements and/or additions thereto financed by the $20,000,000 term loan facility under the GECC Commitment.

     "Gaming License" means any and all duly issued and valid licenses, approvals, registrations, findings of suitability and authorizations relating to gaming at the Hotel/Casino under the Nevada Gaming Laws or required by the Nevada Gaming Authorities or necessary for the operation of gaming at the Hotel/Casino.

     "GECC" means General Electric Capital Corporation.

     "GECC Commitment" means the commitment of GECC to enter into a $60,000,000 synthetic lease facility and a $20,000,000 term loan facility pursuant to that certain commitment letter, dated as of January 23, 1998, between the Borrower and GECC.

     "GECC Intercreditor Agreement" means the Intercreditor Agreement to be entered into between GECC and the Administrative Agent, initially in the form approved by the Administrative Agent determined in good faith in its sole discretion, and as from time to time thereafter amended, supplemented, amended and restated or otherwise modified.

     "Governmental Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including the Nevada Gaming Authorities, any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the F.R.S. Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

     "Ground Lease" means, collectively, the Mall Project Ground Lease, the Music Project Ground Lease and the Energy Project Ground Lease.

     "Guaranteed Maximum Price" means the total costs payable by the Borrower to the Design/Builder for the Work, which costs shall not exceed $267,000,000, except as adjusted in accordance with this Agreement and the Design/Build Contract.

     "Guaranty Deposit Account" is defined in the Borrower Collateral Account Agreement.

     "Hazardous Substances" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to
Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to
Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendices VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances or toxic substances in 40 C.F.R. Part 1910; those substances defined as hazardous materials, hazardous substances or toxic substances in any other Environmental Laws; and those substances defined as hazardous materials, hazardous substances or toxic substances in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

     "Hedging Liability" means, relative to any Person, any liability of such Person under any currency exchange agreement, interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, or any other agreement designed to protect such Person against fluctuations in interest rates or currency exchange rates including the Rate Protection Agreement.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Holdings" means Aladdin Gaming Holdings, LLC, a Nevada limited-liability company.

     "Holdings Collateral Account Agreement" means, on any date, the Holdings Collateral Account Agreement, as originally in effect on the Closing Date, between Holdings, the Securities Intermediary and the Disbursement Agent, for the benefit of the Discount Note Indenture Trustee, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Holdings Common Membership Interest" means a Common Share as defined in the Organizational Documents of Holdings.

     "Holdings Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of Holdings pursuant to clause (a) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-5 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Holdings Series A Preferred Membership Interests" means the Series A Preferred Shares as defined in the Organizational Documents of Holdings and issued to LCNI or Sommer Enterprises pursuant thereto in consideration for any payments to the Borrower required by London Clubs, the Trust or AHL pursuant to the Keep-Well Agreement, the Completion Guaranty or the Noteholder Completion Guaranty, as the case may be, when such payments are Cash Equity Contributions (as defined in the Keep-Well Agreement).

     "Holdings Series B Preferred Membership Interests" means the Series B Preferred Shares as defined in the Organizational Documents of Holdings and issued to LCNI or Sommer Enterprises pursuant thereto in consideration for any payments to the Borrower required by London Clubs, the Trust or AHL pursuant to the Keep-Well Agreement when such payments are Cash Equity Contributions (as defined in the Keep-Well Agreement).

     "Hotel" is defined in clause (a) of the fourth recital.

     "Hotel/Casino" is defined in clause (a) of the fourth recital.

     "Hotel/Casino Component" means the portion of the Complex described in Exhibit N-8.

     "Hotel/Casino Component Funding Source" means the Land Equity, the London Clubs Contribution, the proceeds of the Borrower Series A Preferred Membership Interests, the Loans, the Approved Equipment Funding
Commitments, the amounts payable to the Borrower by Aladdin Bazaar pursuant to Section 4.5 of the Site Work Agreement, together with any amounts payable under the Completion Guaranty from time to time.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any other Aladdin

Party, LCNI, London Clubs Holdings or London Clubs, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under
     Section 7.2.4.

     "Imposition" means any real estate tax, payment in lieu of taxes or other assessment levied, assessed or imposed against the portion of the Site owned by the Borrower, and any water rates, sewer rentals or other governmental, municipal or public dues, charges or impositions, of every nature and to whomever assessed, that may now or hereafter be levied or assessed upon the portion of the Site owned by the Borrower, or upon the rents, issues, income, proceeds or profits thereof, whether the Imposition is levied directly or indirectly against such portion of the Site owned by the Borrower or as excise taxes or income taxes.

     "Improvement" means any building, structure or other improvements to be located or constructed on the Main Project Parcel.

     "In Balance" will be deemed to exist when (x) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency, (y) after giving effect to the requested Credit Extension, the Available Funds allocated to each Line Item Category equals or exceeds for such Line Item Category the aggregate of (1) the costs required to complete such Line Item Category, (2) the Retainage Amount to be paid to Persons who have supplied labor or materials in connection with such Line Item Category and (3) the amount required to pay interest and all other amounts due under this Agreement and the Approval Equipment Funding Commitments at the maximum rate of interest set forth in the Main Project Budget through the Conversion Date and (z) the Guaranteed Maximum Price remains in effect.

     "including" and "include" means including, without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" means, relative to any Person, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (or reimbursement agreements in respect thereof), whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)  net liabilities of such Person under all Hedging
     Liabilities;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding, however, prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, (x) the Indebtedness of any Person shall include the proportion of Indebtedness of any partnership in which such Person is a general partner or joint venturer with liability for the entire indebtedness of the joint venture and (y) the amount of any Indebtedness outstanding as of any date shall be (1) the accredited value thereof, in the case of Indebtedness issued with original issue discount and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indebtedness to be Paid" means the Indebtedness identified in Item
5.1.10 on the Disclosure Schedule.

     "Indemnified Liability" is defined in Section 10.4.

     "Indemnified Party" is defined in Section 10.4.

     "Independent Consultant" means the Construction Consultant, the Insurance Consultant, the Environmental Consultant or their successors engaged pursuant to this Agreement.

     "Indirect Cost" means any Main Project Cost which is not a Direct Cost, including appraisal fees, the Term A Loan Commitment Fee, the Term B and Term C Loan Commitment Fee, the fees set forth in the Fee Letters, interest on the Loans prior to the Conversion Date, brokers' commissions, fees of the Independent Consultants, insurance during construction, surety bond premiums, cost of surveys, Impositions during construction, title examination and title insurance premiums, recording expenses in connection with the Deed of Trust and other Security Documents and fees and disbursements of the attorneys for the Administrative Agent.

     "Instrument" means any contract, agreement, indenture, mortgage, deed of trust, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

     "Insurance Consultant" means Sedgwick of Tennessee, Inc. or its successor appointed pursuant to Section 9.8.

     "Insurance Requirement" means any provisions of any insurance policy covering or applicable to the Borrower, the Main Project or any portion thereof, all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any body exercising similar functions) applicable to or affecting the Main Project or any portion thereof, any use or condition thereof or the Borrower.

     "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter (or such shorter portion of any Fiscal Quarter after the occurrence therein of the Conversion Date) and each of the three immediately prior Fiscal Quarters (or such lesser number of Fiscal Quarters to have closed since the Conversion Date) of:

          (a)  EBITDA for such period

to

          (b)  Interest Expense of the Borrower for such period;

provided, however, that in computing the Interest Coverage Ratio for any such period ending on or prior to the first anniversary of the Conversion Date, the amount determined pursuant to clause (b) shall equal the product of (x) the Interest Expense for such period multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period.

     "Interest Expense" means, for any period, the aggregate cash interest expense (net of cash interest income) of the Borrower (including, to the extent the Borrower has any Contingent Liability in respect of such interest expense, the interest expense of other Persons) for such period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding, however, deferred financing costs and other non-cash interest expense.

     "Interest Payment Account" means the account established by the Borrower with the Disbursement Agent pursuant to the Borrower Collateral Account Agreement into which the proceeds of the Loans shall be deposited by the Administrative Agent from time to time.

     "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to
Section 2.3 or Section 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or, if then generally available from all Lenders, twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to
Section 2.3 or Section 2.4; provided, however, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates,

               (i) in the case of Term A Loans made or maintained as LIBO Rate Loans, occurring on more than eight different dates,

               (ii)in the case of Term B Loans made or maintained as LIBO Rate Loans, occurring on more than four different dates, and

               (iii) in the case of Term C Loans made or maintained as LIBO Rate Loans, occurring on more than four different dates;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

     "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (including Affiliates) (excluding, however, commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business);

          (b) any Contingent Liability of such Person incurred in connection with loans or advances described in clause (a);

          (c) any ownership or similar interest held by such Person in any other Person; and

          (d) any other item that is or would be classified as an investment on a balance sheet of such Person prepared in accordance with GAAP.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment. If Holdings or any Subsidiary of Holdings sells, assigns, transfers or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings such that, after giving effect thereto, such Person is no longer a Subsidiary of Holdings, Holdings or such Subsidiary shall be deemed to have made an Investment on the date of such sale, assignment, transfer or other disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold, assigned, transferred or otherwise disposed of in an amount determined as provided in clause (d) of Section 7.2.6.

     "Issuance Fee or Expense" means any fee or expense incurred by the Borrower in connection with the raising of debt or equity to finance the Main Project which is paid on or before the Closing Date as more fully set forth on Schedule IX hereto.

     "Issuer" means Scotiabank in its capacity as issuer of the Letters of Credit. At the request of Scotiabank, another Lender or an Affiliate of Scotiabank may issue one or more Letters of Credit hereunder.

     "Keep-Well Agreement" means, on any date, the Keep-Well Agreement, as originally in effect on the Closing Date, by the Sponsors and ABH in favor of the Lenders substantially in the form of Exhibit D hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Knowledge" of any Obligor means, at any time and relative to any matter, knowledge which the Authorized Representatives of such Obligor would have after inquiring of the current employees of such Obligor and its Subsidiaries who would reasonably be expected to have knowledge regarding such matter, whether or not such Authorized Representatives actually made inquiry of such employees.

     "Land Equity" is defined in clause (a) of the fifth recital.

     "LCNI" means London Clubs Nevada Inc., a Nevada corporation.

     "LCNI Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of LCNI pursuant to clause (b) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-6 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Legal Requirement" means, relative to any Person or property, all laws (including Nevada Gaming Laws, if applicable), statutes, codes, regulations, rules, acts, ordinances, permits, licenses, authorizations, directions and requirements of all Governmental Instrumentalities, departments, commissions, boards, courts, authorities, agencies, officials and officers, and any deed restrictions or other requirements of record, applicable to such Person or such property, or any portion thereof or interest therein or any use or condition of such property or any portion thereof or interest therein (including those relating to zoning, planning, subdivision, building, safety, health, use, environmental quality and other similar matters).

     "Lender Assignment Agreement" means a lender assignment agreement substantially in the form of Exhibit H hereto.

     "Lender" is defined in the preamble and, in addition, shall include any commercial bank or other financial institution that becomes a Lender pursuant to Section 10.11.1.

     "Lender Default" means (x) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 or (y) a Lender having notified the Administrative Agent or the Borrower that it does not intend to comply with its obligations under Section 2.3 or under Section 2.6.1, in either case, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and consultants' and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Lender or any of such Lender's parent and subsidiary corporations, and their Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

          (a) any Hazardous Substances on, in, under or affecting all or any portion of any property of the Borrower, any of the Borrower's Subsidiaries or Aladdin Bazaar, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar or any of their respective properties;

          (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

          (c) any violation or claim of violation by the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar of any Environmental Laws; or


          (d) the imposition of any Lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Substances by the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar, or in connection with any property owned or formerly owned by the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar, as the case may be.

     "Lender's Tax" is defined in Section 4.6.

     "Letter of Credit" is defined in Section 2.1.2.

     "Letter of Credit Commitment" means, (x) relative to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and (y) relative to each Lender (other than the Issuer) that has a Term A Loan Commitment, the obligation of such Lender to participate in Letters of Credit pursuant to Section 2.6.1.

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $20,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

     "Letter of Credit Disbursement" is defined in Section 2.6.2.

     "Letter of Credit Disbursement Date" is defined in Section 2.6.2.

     "Letter of Credit Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit L-2 hereto.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

          (b) the then aggregate amount of all unpaid and outstanding Letter of Credit Reimbursement Obligations.

     "Letter of Credit Reimbursement Obligation" is defined in
Section 2.6.3.

     "Letter of Credit Stated Expiry Date" is defined in Section 2.6.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rate per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent in the London, England interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loans and for a period approximately equal to such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate
(Reserve Adjusted)  =                       LIBO Rate
                              -----------------------------------
                              1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect, and the applicable rates furnished to and received by the Administrative Agent from the Lenders, two Business Days before the first day of such Interest Period.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means, relative to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest therein).

     "Line Item" means each of the individual line items set forth in the Main Project Budget.

     "Line Item Category" means each of the following line item categories of the Main Project Budget:

          (a)  Construction Costs;

          (b)  Indirect Costs;

          (c)  Indirect Fees;

          (d)  General FF&E;

          (e)  Gaming Equipment;

          (f)  Owner FF&E;

          (g)  Theming;

          (h)  Project Contingency;

          (i)  Mall Project Reimbursement;

          (j) Capitalized Interest;

          (k) Fees/Other Expenses;

          (l) Retirement of Existing Debt;

          (m) Retirement of Partnership Debt;

          (n) Pre-Opening Expenses;

          (o) Working Capital;

          (p) Investment in Aladdin Music; and

          (i) Land/Infrastructure Contract.

     "Loan" means a Term A Loan, a Term B Loan or a Term C Loan of any type.

     "Loan Document" means, collectively, this Agreement, the Notes, the Letters of Credit, each Pledge Agreement, each Rate Protection Agreement, each Borrowing Request, each Letter of Credit Issuance Request, the Security Agreement, the Keep-Well Agreement, the Completion Guaranty, the GECC Intercreditor Agreement, the Trademark Security Agreement, the Deed of Trust, the Disbursement Agreement, the Mall Project Completion Assignment, the Fee Letters, the Environmental Indemnity, the Assignment of Contracts, the Assignment of Consulting Agreement, the Assignment of Design/Build Contract, the Assignment of Salle Privee Agreement, the Assignment of Project Management Agreement, the Borrower Collateral Account Agreement, the Holding Collateral Account Agreement, the Servicing and Collateral Account Agreement, the Design/Builder Consent and Acknowledgment and any other agreement, certificate, document or Instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

     "London Clubs" means London Clubs International, plc, a company registered in England and Wales.

     "London Clubs Contribution" means the $50,000,000 cash contribution by London Clubs indirectly through London Clubs Holding and LCNI in consideration for Common Membership Interests in Holdings.

     "London Clubs Holdings" means London Clubs Holdings, Ltd., a company registered in England and Wales.

     "London Clubs Parties" means, collectively, London Clubs and LCNI.

     "London Clubs Purchase Agreement" means the Amended and Restated Purchase Agreement, dated the Effective Date, among London Clubs, LCNI, AHL, Sommer Enterprises, the Trust, Holdings and the Borrower as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Loss Proceeds" is defined in Section 7.1.20.

     "Loss Proceeds Account" is defined in the Borrower Collateral Account Agreement.

     "Main Project" is defined in clause (a) of the fourth recital.

     "Main Project Budget" means a budget in substantially the form of
Exhibit X-2 (as amended from time to time in accordance with Section 7.2.18) which shall include (w) a breakdown of all Direct Costs and Indirect Costs by Line Item Categories as set forth on the Trade Detail Report, together with a schedule of costs by trades and Main Project Costs (including Main Project Costs incurred prior to, as well as after, the Effective Date, the Pre-Opening Expenses, the Issuance Fees or Expenses, Debt Service and initial working capital required to operate the Main Project on and after the Opening Date) which (1) are to be paid from the Hotel/Casino Component Funding Sources and (2) are to be constructed and paid for by the Borrower pursuant to the Site Work Agreement for improvements to the Mall Project, (x) a schedule setting forth the FF&E which is to be purchased from the proceeds of the Loans (which FF&E shall not include any Gaming Equipment and/or Specified Equipment), (y) a drawdown schedule for Advances necessary to achieve Final Completion and such other information relative to such Main Project Costs and the funding thereof as the Administrative Agent may reasonably require and (z) a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Main Project), broken down by Construction Component and Line Item. The Main Project Costs shall not exceed $724,000,000.

     "Main Project Budget/Schedule Amendment Certificate" means a Main Project Budget/Schedule Amendment Certificate substantially in the form of
Exhibit X-3 hereto.

     "Main Project Certificate of Occupancy" means a permanent or temporary certificate of occupancy, in either case, for the portion of the Main Project specified in such certificate of occupancy issued by the Building Department pursuant to applicable Legal Requirements which permanent or temporary certificate of occupancy shall permit such portion of the Main Project to be used for its intended purposes, shall be in full force and effect and, in the case of a temporary certificate of occupancy, if such temporary certificate of occupancy shall provide for an expiration date, any Main Project Punchlist Items which must be completed in order for such temporary certificate of occupancy to be renewed or extended shall be completed no later than 15 days prior to the applicable expiration date.

     "Main Project Costs" means all costs incurred or to be incurred in accordance with the Main Project Budget in connection with the development, design, engineering, procurement, installation, construction, Final Completion and opening of the Main Project, including:

          (a) all costs incurred under the Design/Build Contract and the Contracts;

          (b) interest accruing under this Agreement, the other Loan Documents and the Approved Equipment Funding Commitments prior to the Conversion Date;

          (c) reasonable financing and closing costs related to the Main Project until the Conversion Date, including insurance costs (including, with respect to directors and officers insurance, costs relating to such insurance extending beyond the Conversion Date), guarantee fees, legal fees and costs and expenses, financial advisory fees and expenses, technical fees and expenses (including fees and expenses of the Construction Consultant, the Environmental Consultant and the Insurance Consultant), commitment fees, management fees, agency fees (including fees and expenses of the Disbursement Agent and the Administrative Agent), interest, taxes (including value-added tax and Restricted Payments made in accordance with clause (c) of Section 7.2.6) and other out-of-pocket expenses payable by the Borrower under all documents related to the financing and construction of the Main Project until the Conversion Date;

          (d) the costs of acquiring Permits for the Main Project prior to the Final Completion Date (including Permits required for the operation of the Main Project subsequent to the Final Completion
     Date);

          (e) costs incurred in settling insurance claims in connection with Events of Loss and collecting Loss Proceeds;

          (f) amounts due under the Energy Project Service Agreement prior to the Conversion Date; and

          (g)  without duplication, working capital costs.

     "Main Project Document" means, collectively, the Design/Build Contract, the Fluor Guaranty, the Contracts, the Energy Project Service Agreement, the Energy Project Ground Lease, the Mall Project Ground Lease, the Music Project Ground Lease, the Theater Lease (if entered into), the Reciprocal Easement Agreement, the Common Parking Area Use Agreement, the Site Work Agreement, the Project Management Agreement, the Development Agreement or any other document or agreement entered into on, prior to or after the Effective Date, relating to the development, construction, maintenance or operation of the Main Project (other than the Loan Documents and the Discount Note Trust Indenture), as the same may be amended from time to time in accordance with the terms and conditions hereof and thereof.

     "Main Project Easement" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of the Borrower or appurtenant to the Main Project Parcel, including those easements and licenses described in the Reciprocal Easement Agreement and each Title Policy.

     "Main Project Intended Use" means each intended use of the Main Project, as more particularly set forth on Exhibit O hereto.

     "Main Project Parcel" means the portion of the Site described on Exhibit N-3 hereto together with the Main Project Easements.

     "Main Project Punchlist Completion Certificate" means the Main Project Punchlist Completion Certificate substantially in the form of Exhibit V.

     "Main Project Punchlist Item" means any minor or insubstantial detail of construction or mechanical adjustment, the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of any portion of the Main Project for its intended purposes or the ability of the owner of the Main Project or the Energy Project Provider, as applicable, to perform work that is necessary or desirable to prepare such portion of the Main Project for such use or occupancy; provided, however, that, in all events, "Main Project Punchlist Items" shall include the items set forth in the punchlist to be delivered by the Borrower in connection with Substantial Completion (as defined in the Design/Build Contract) and all items that are listed on the "punchlists" furnished by the Building Department, the Nevada Department of Transportation or the Clark County Department of Public Works in connection with, or after, the issuance of a temporary Main Project Certificate of Occupancy for the portion of the Main Project covered thereby as those that must be completed in order for the Building Department to issue a permanent Main Project Certificate of Occupancy.

     "Main Project Security" means all real and personal property which is subject or is intended to become subject to the security interests or liens granted by any of the Operative Documents.

     "Major Contractor" means a Contractor who is party to a Material Main Project Document.

     "Mall Project" is defined in clause (b) of the fourth recital.

     "Mall Project Completion Assignment" means, on any date, the Mall Project Completion Assignment, as originally in effect on the Closing Date, from Holdings in favor of the Lenders substantially in the form of Exhibit G hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Mall Project Easement" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of Aladdin Bazaar or appurtenant to the Mall Project Parcel, including those certain easements and licenses described in the Reciprocal Easement Agreement and each Title Policy.

     "Mall Project Ground Lease" means, on any date, the Lease, as originally in effect on the Effective Date, between the Borrower and Aladdin Bazaar and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Mall Project Parcel" means the portion of the Site described on Exhibit N-4 hereto, together with the Mall Project Easements.

     "Mall Project Parcel Creation Date" means the date on which the Mall Project Parcel is created in accordance with clause (b) of Section 7.1.19.

     "Mandatory Prepayment" is defined in clause (c) of Section 3.1.1.

     "Material Adverse Effect" means (x) a material adverse effect on the financial condition, business, property, prospects of the Borrower or on its ability to perform in all material respects its obligations under any Operative Document to which it is a party, (y) a material adverse effect on the financial condition, business, property, prospects and ability of any other Project Party to perform in all material respects its obligations under any Operative Document to which it is a party or (z) a material impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under this Agreement or any other Operative Document; provided, however, that whenever the term "Material Adverse Effect" is used in a representation or warranty made by the Borrower, such representation or warranty as it relates to clause (y) above shall be deemed to have been made to the Borrower's Knowledge.

     "Material Main Project Document" means the Mall Project Ground Lease, the Music Project Ground Lease, the Reciprocal Easement Agreement, the Site Work Agreement, the Common Parking Area Use Agreement, the Energy Project Ground Lease, the Energy Project Service Agreement, the Theater Lease, the Design/Build Contract, the Fluor Guaranty, the Project Management Agreement, the Development Agreement and any other certificate, document or Instrument delivered in connection with or by the Borrower and any other Person pursuant to any Material Main Project Document, and such other agreements, whether or not specifically mentioned herein or therein and, without duplication, any Main Project Document with a total contract amount in excess of $2,500,000.

     "Membership Interest" means, relative to any Person which is a limited liability company, a membership interest or a limited liability company interest, as the case may be, of such Person.

     "Merrill Lynch" is defined in the preamble.

     "Minimum Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, commencing with the close of the Fiscal Quarter in which the Conversion Date occurs, the ratio computed for the period consisting of such Fiscal Quarter (or such shorter period of any Fiscal Quarter after the occurrence therein of the Conversion Date and each of the three immediately prior Fiscal Quarters (or such lesser number of Fiscal Quarters to have closed since the Conversion Date) of:

          (a) EBITDA (for all such Fiscal Quarters or such shorter period, as the case may be and determined for any period ending on or prior to the first anniversary of the Conversion Date, consistently with the proviso to the definition of "EBITDA");

to

          (b) the sum (for all such Fiscal Quarters or such shorter period, as the case may be) of

               (i)  Interest Expense;

     plus

               (ii) scheduled principal repayments of the Loans pursuant to clauses (b) and (c) of Section 3.1.1 after giving effect to any reductions in such scheduled principal repayments attributable to any optional or mandatory prepayments of the Loans and scheduled payments made with respect to the FF&E Financing;

     plus

               (iii) the amount of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower paid by the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made by the Borrower in accordance with clause (c) of
          Section 7.2.6, subject to the terms thereof, in each case, in cash during such Fiscal Quarters;

     plus

               (iv) Restricted Payments of the types described in clause (d) of Section 7.2.6 made in cash during such Fiscal Quarters;

     plus

               (v) Capital Expenditures of the Borrower actually made or reserved during all such Fiscal Quarters pursuant to
          Section 7.2.7;

provided, however, that in computing the Minimum Fixed Charge Coverage Ratio for any such period ending on or prior to the first anniversary of the Conversion Date, the amount determined pursuant to clause (b) shall equal the product of (x) the sum of the amounts determined pursuant to clause (b) for such period multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

     "Music Investment Prepayment" is defined in clause (d) of Section
3.1.1.

     "Music Project" is defined in clause (c) of the fourth recital.

     "Music Project Easement" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of Aladdin Music or appurtenant to the Music Project Parcel, including those certain easements and licenses described in the Reciprocal Easement Agreement and each Title Policy.

     "Music Project Ground Lease" means, on any date, the Lease, as originally in effect on the Effective Date, between the Borrower and Aladdin Music and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Music Project Parcel" means the portion of the Site described on Exhibit N-5 hereto, together with the Music Project Easements.

     "Music Project Parcel Creation Date" means the date on which the Music Project Parcel is created in accordance with clause (c) of Section 7.1.19.

     "Net Distribution Amount" means, for any period, the amount of fees paid to AMH under any keep-well agreement relating to the Music Project and then paid as distributions in cash to the Borrower by AMH to the extent permitted thereunder.

     "Net Income" means, for any period, the aggregate of all amounts (including extraordinary losses) which, in accordance with GAAP, would be included in determining net income on the financial statements of the Borrower for such period (excluding, however, (x) all amounts in respect of any extraordinary gains and any non-cash income and (y) net income of any Subsidiary, other than any Net Distribution Amount paid in cash to the Borrower during such period).

     "Net Worth" means the net worth of the Borrower determined in accordance with GAAP.

     "Nevada Gaming Authority" means the Nevada Gaming Commission, the Nevada State Gaming Control Board or the Clark County Liquor and Gaming Licensing Board.

     "Nevada Gaming Law" means the Nevada Gaming Control Act, as codified in Chapter 463 of the NRS, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, and Clark County Code Sections 8.04.010 to
8.04.310 and 8.20.010 to 8.20.580, as amended from time to time.

     "Non-Defaulting Lender" means and includes each Lender other than a "Defaulting Lender".

     "Non-U.S. Lender" is defined in Section 4.6.

     "Note" means a Term A Note, a Term B Note, a Term C Note or a Registered Note.

     "Note Construction Disbursement Account" is defined in the Holdings Collateral Account Agreement.

     "Noteholder Completion Guaranty" means, on any date, the Noteholder Completion Guaranty, as originally in effect on the Effective Date, by the Completion Guarantors in favor of the Discount Note Indenture Trustee (for the benefit of the Discount Noteholders) as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "NRS" means Nevada Revised Statutes.

     "Obligations" means (x) all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower under this Agreement to any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Disbursement Agreement, any of the Loan Documents or any of the other Operative Documents, including all interest, fees, charges, expenses, attorneys' fees, consultants' fees and accountants' fees chargeable to the Borrower in connection with such Person's dealings with the Borrower and payable by the Borrower hereunder or thereunder; (y) any and all sums advanced by the Lenders in order to preserve the Main Project Security or preserve any Secured Parties' security interest in the Main Project Security, including all protective advances; and (z) in the event of any proceeding for the collection or enforcement of, or any "working out" of, the Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Main Project Security, or of any exercise by any Secured Party of its rights under the Operative Documents, together with reasonable attorneys' fees and court costs.

     "Obligor" means, as the context may require, the Borrower, each other Aladdin Party, LCNI, London Clubs Holdings, London Clubs, each Sponsor, each Completion Guarantor and each other Person (other than the Agents, the Issuer or any Lender) to the extent such Person is obligated under this Agreement or any other Operative Document.

     "Ongoing Investment" is any Investment listed in Item 7.2.5(a) on the Disclosure Schedule.

     "On Schedule Certificate" means a certificate in the form of Exhibit AA hereto.

     "Opening Condition" means, collectively, the following:

          (a)  Substantial Completion shall have occurred;

          (b) the Hotel/Casino shall have received a Main Project Certificate of Occupancy from the Building Department (and a copy of such certificate shall have been delivered to the Administrative Agent);

          (c) each remaining Main Project Punchlist Item with respect to the Hotel/Casino and the completion thereof shall be such that it will not interfere with or disrupt the operation of the Main Project for its intended purposes or detract from the aesthetic appearance of the Main Project other than to a de minimis extent, as reasonably determined by the Owner Representative and confirmed by the Construction Consultant;

          (d) the failure to complete each remaining Main Project Punchlist Item would not interfere with or disrupt the operation of the Main Project for its intended purposes or detract from the aesthetic appearance of the Main Project other than to a de minimis extent, as reasonably determined by the Owner Representative and confirmed by the Construction Consultant; and

          (e) the Borrower shall have available a fully trained staff to operate the Hotel/Casino in accordance with first-class industry standards for a hotel/casino operation of similar size and location.

     "Opening Date" means the date on which all of the Opening Conditions are satisfied.

     "Operating" means the first time that (t) all Gaming Licenses have been granted and are not then revoked or suspended, (u) all Liens (other than Permitted Liens) related to the development, construction, and equipping of the Main Project have been paid or, if payment is not yet due or if such payment is contested in good faith by Borrower, either (1) sufficient funds remain in the Construction Note Disbursement Account to discharge such Liens or (2) such Liens have been bonded, (v) the Construction Consultant, the Design/Builder and the Architect of Record shall have delivered one or more certificates to the Administrative Agent each certifying that the Main Project is Complete in all material respects in accordance with the Plans and Specifications and all applicable Legal Requirements, (w) the Main Project is in a condition (including installation of FF&E) to receive invitees in the ordinary course of business, (x) gaming and other operations in accordance with applicable Legal Requirements are open to the general public and are being conducted at the Hotel/Casino, (y) a Main Project Certificate of Occupancy has been issued for the Main Project by the Building Department and (z) a notice of completion of the Main Project has been duly recorded.

     "Operating Costs" means all actual cash costs incurred by the Borrower and related to the operation of the Main Project or any portion thereof in the ordinary course of business, including costs incurred for labor, consumables, utility services and all other operation-related costs; provided, however, that (x) Operating Costs shall not include non-cash charges (including depreciation and amortization) and (y) Debt Service shall constitute Operating Costs from and after the Conversion Date but not prior to such date.

     "Operative Document" means any Loan Document or Main Project Document.

     "Organizational Document" means, relative to any Obligor, as applicable, its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, articles of organization, operating agreement, limited liability company or operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of capital stock.

     "Outside Completion Deadline" means the date which is 28 months following the Effective Date, time being of the essence; provided, however, if a Force Majeure Event occurs, then the Borrower shall be permitted to extend the Completion Date for up to one year subject to the satisfaction by the Borrower of the conditions to such extension as set forth in the definition of "Force Majeure Event".

     "Owner Representative" means Tishman Construction Corporation of
Nevada.

     "Participant" is defined in Section 10.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.


     "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (excluding, however, a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans, Term B Loans or Term C Loans, as the case may be, as set forth opposite its signature hereto under the applicable column heading or as set forth in a Lender Assignment Agreement under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1. A Lender shall not have any Commitment to make Term A Loans, Term B Loans or Term C Loans, as the case may be, if its percentage under the applicable column heading is zero percent (0%).

     "Permit" means any material building, construction, land use, environmental or other permit, license, franchise, approval, consent and authorization (including central bank and planning board approvals from applicable Governmental Instrumentalities and approvals required under the Nevada Gaming Law) required for or in connection with the construction, ownership, use, occupation and operation of the Main Project and the transactions provided for in this Agreement and the other Operative Documents.

     "Permitted Encumbrance" means any encumbrance against all or a portion of the Site as set forth in Exhibit BB hereto.

     "Permitted Exception" means any exception to title to all or a portion of the Site as set forth in Exhibit CC hereto.

     "Permitted Lien" means any of the following types of Liens (excluding, however, any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim and any such Lien expressly prohibited by any applicable terms of any of the Operative Documents or the Discount Note Indenture):

          (a)  Liens in favor of the Borrower;

          (b) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Main Project; provided, however, that the Borrower has obtained a title insurance endorsement insuring against losses arising therewith or, if such Lien arises after completion of the Main Project, the Borrower has bonded such Lien within a reasonable time after becoming aware of the existence of such Lien;

          (c)  Liens securing the Obligations under the Operative
     Documents;

          (d)  Liens existing on the Effective Date and set forth in Item
     7.2.3 of the Disclosure Schedule;

          (e) (x) Liens for Impositions or (y) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Main Project, in the case of each of items (x) and (y), with respect to amounts that either (1) are not yet delinquent or (2) are being diligently contested in good faith by appropriate proceedings, provided, however, that, in each case, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (f) easements, rights-of-way, avigational servitude, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Borrower;

          (g)  Liens created by the Reciprocal Easement Agreement;

          (h)  Liens created by the Disbursement Agreement;

          (i) licenses of patents, trademarks and other intellectual property rights granted by the Borrower in the ordinary course of business;

          (j) any judgment attachment or judgment Lien not constituting an Event of Default;

          (k) subject to the terms of the GECC Intercreditor Agreement, Liens to secure all obligations under the FF&E Financing; provided, however, that (x) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof and (y) the aggregate principal amount of such Indebtedness including any Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness secured by such Lien does not exceed $80,000,000 (including obligations characterized as operating leases or other off-balance sheet financing arrangements) outstanding at any time;

          (l) Liens securing obligations arising under the Contribution Agreement and between the parties thereto so long as such Liens cannot be enforced by the holder thereof until all Obligations have been paid in cash in full, all Letters of Credit have been terminated or expired and all Commitments have terminated provided, however, that to the extent any distributions on any relevant Capital Stock or Membership Interests, as the case may be, are permitted to be made to the shareholders or members, as the case may be, in respect thereof under the Loan Documents, such holder shall be permitted to enforce such Liens (including by causing the redirection of any such distribution to such holder);

          (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (excluding, however, obligations for the payment of borrowed money), incurred in the ordinary course of business so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Main Project Security on account thereof, (x) for amounts not yet overdue or (y) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Main Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Main Project Security on account of such Lien;

          (n) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time due and payable or which is being contested in good faith by appropriate governmental proceedings promptly instituted and diligently contested, so long as
     (x) such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor through an allocation in the Trade Detail Report and (y) in case of any charge or claim which has or may become a Lien against any of the Main Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Main Project Security to satisfy such charge or claim;

          (o) Liens created by the Common Parking Area Use Agreement; and

          (p) Liens created pursuant to Permitted Refinancing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien and is permitted under Section 7.2.2 and which has been incurred in accordance with such Section; provided, however, that such Liens do not extend to cover any property or assets of the Borrower not already securing the Indebtedness so refinanced.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower; provided, however, that (u) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (v) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (w) such Indebtedness is incurred by the Borrower as the Obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (x) the security, if any, for the Permitted Refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of such refinancing Indebtedness),
(y) the holders of the Permitted Refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and
(z) the Permitted Refinancing Indebtedness is subordinated to the same degree, if any, as the Indebtedness being refinanced.

     "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, Governmental Instrumentality, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Phase I Report" is defined in the Disbursement Agreement.

     "Plan" means any Pension Plan or Welfare Plan.

     "Planet Hollywood" means Planet Hollywood International, Inc.

     "Plans and Specifications" means all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Main Project that are listed on
Schedule VII hereto, as the same may be (x) finalized in a manner that reflects a natural evolution of their status on the date hereof and in a manner consistent with the standards set forth in Section 7.2.17 and (y) amended in accordance with Section 7.2.17.

     "Pledge Agreement" means, as the context may require, the Holdings Pledge Agreement, the LCNI Pledge Agreement, the Sommer Enterprises Pledge Agreement, the AHL Pledge Agreement, the Enterprises Pledge Agreement, the Borrower Pledge Agreement or the AMH Pledge Agreement.

     "Pledged Entity" means, at any time, each Person in respect of which the Lenders have been granted, at such time, a security interest in and to, or a pledge of, any of the issued and outstanding interests or shares of Capital Stock of such Person.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or distributions, as applicable, or upon liquidation, dissolution or winding up.

     "Pre-Opening Expense" means any expense of the type listed in Schedule VIII hereto.

     "Pre-Opening Revenues" means all operating revenues received by the Borrower with respect to the Main Project prior to the Opening Date.

     "Process Agent" is defined in Section 10.14.

     "Project Management Agreement" means, on any date, the Project Management Agreement, as originally in effect on the Effective Date, between AHL and the Owner Representative and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Project Party" means the Borrower, AHL, Sommer Enterprises, Capital, Holdings, London Clubs, LCNI, the Design/Builder or Fluor.

     "Quarterly Payment Date" means the last Business Day of each March, June, September and December.

     "Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement entered into by the Borrower in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or, at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender reasonably acceptable to the Administrative Agent.

     "Real Property" means, relative to any Person, such Person's present and future right, title and interest (including any leasehold estate) in

          (a)  any plots, pieces or parcels of land;

          (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever;


          (c) any other interests in property constituting appurtenances to the Site, or which hereafter shall in any way belong, relate or be appurtenant thereto; and

          (d) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (c).

     "Realized Savings" means:

     (a) the portion of any decrease to the Guaranteed Maximum Price retained or to be retained by the Borrower in accordance with the provisions of Attachment H to the Design/Build Contract in the "Cost of the Work" (as defined in Section 3 of Attachment G to the Design/Build Contract) contemplated by a Line Item but only to the extent that the Guaranteed Maximum Price has been reduced as a result of such decrease in the anticipated "Cost of the Work" as approved in writing by the Design/Builder and such reduction is confirmed by the Construction Consultant;

     (b) with respect to the Construction Period Interest Line Item, a decrease in the anticipated cost of construction period interest resulting from (x) a decrease in the interest rates payable by the Borrower prior to the date which is six months after the Conversion Date as determined by the Administrative Agent with the reasonable concurrence of the Borrower taking into account the current and future anticipated interest rates and the anticipated times and amounts of draws under the Bank Credit Facility for the payment of Main Project Costs or (y) the anticipated Conversion Date being earlier than the date set therefor in the Construction Benchmark Schedule as determined by the Owner Representative with the reasonable concurrence of the Construction Consultant; and

     (c) with respect to any other Line Item, the amount by which the total cost allocated to such Line Item exceeds the total cost incurred by the Borrower to complete all aspects of the Work contemplated by such Line Item which amount shall not be established until the Borrower has actually completed 90% of all such Work;

in each case, which is documented by the Borrower in a Realized Savings Certificate substantially in the form of Exhibit W hereto, duly executed and completed with all exhibits and attachments thereto.

     "Reciprocal Easement Agreement" means, on any date, the Construction, Operation and Reciprocal Easement Agreement, as originally in effect on the Effective Date, by and among the Borrower, Aladdin Bazaar and AMH and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Register" is defined in clause (b) of Section 2.8.

     "Registered Note" is defined in Section 2.8, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time).

     "Release" means a "release", as such term is defined in CERCLA.

     "Remaining Costs" means, without duplication, the sum of (w) the costs required to achieve Final Completion plus (x) the Retainage Amounts to be paid to Persons who have supplied labor or materials in connection with such line item, plus (y) the amount required to pay fees and interest at the maximum rate of interest set forth in the Loan Documents (after giving effect to the Rate Protection Agreement) through the date which is six months after the Conversion Date plus (z) the Required Minimum Contingency.

     "Required Completion Amount" is defined in the Disbursement Agreement.

     "Required Lenders" means, at any time,

          (a) Non-Defaulting Lenders holding at least 66 2/3% of the sum of the aggregate outstanding principal amount of the Loans then held by such Lenders plus the participation interests of such Lenders in the Letter of Credit Outstandings, or

          (b) if no Loans or Letter of Credit are then outstanding, Lenders having at least 66 2/3% of the Commitments;

provided, however, that (x) amendments affecting only one class of Lenders (with a class for each of the Term A Lenders, the Term B Lenders and the Term C Lenders) will require the approval of the Non-Defaulting Lenders holding 66 2/3% or more of the principal amount of the Loans, Letters of Credit or, if applicable, Commitments for such class and (y) the consent of all of the Non-Defaulting Lenders in the same class and of all Non-Defaulting Lenders in all classes shall be required with respect to the matters set forth in Section 10.1.

     "Required Minimum Contingency" means (w) during the first month after the Effective Date, no less than $24,000,000, (x) during the second month after the Effective Date, no less than $23,000,000, (y) during the third month after the Effective Date, no less than $22,000,000 and (z) thereafter the product of (1) $25,000,000 reduced by (2) the $25,000,000 multiplied by the percentage completed in respect of such Line Item Category on the date that the Advance is made.

     "Required Scope Change Approval" means, relative to each proposed Scope Change, the consent of the Administrative Agent.

     "Restricted Payment" is defined in clause (b) of Section 7.2.6.

     "Retainage Amount" means, at any given time, amounts which have accrued and are owing under the terms of the Design/Build Contract, a Contract or a Subcontract, as the case may be, for work or services already provided but which at such time (and in accordance with the terms of the Design/Build Contract, the Contract or Subcontract, as the case may be) are being withheld from payment to the Design/Builder, a Contractor or a Subcontractor, as the case may be, until certain subsequent events (e.g., completion benchmarks) have been achieved under the Design/Build Contract or relevant Contract or Subcontract.

     "Reviewing Accountant" means Arthur Andersen LLP or any nationally recognized firm of independent public accountants subsequently selected by the Borrower with the consent of the Administrative Agent from time to time (which shall not be unreasonably withheld or delayed), as auditors of the Borrower.

     "S&P" means Standard & Poor's Ratings Group, Inc., a New York corporation, or any successor thereto.

     "Salle Privee Agreement" means, on any date, the Salle Privee Agreement, as originally in effect on the Effective Date, between the Borrower, LCNI and London Clubs and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Scheduled Amortization" is defined in clause (b) of Section 3.1.1.

     "Scope Change" means any change in the "Services" or "Work".

     "Scotiabank" is defined in the preamble.

     "Scotiabank Fee Letter" means the confidential letter agreement, dated December 4, 1997, among the Borrower, the Sponsors and Scotiabank.

     "SEC" means the Securities and Exchange Commission.

     "Secured Party" means the Lenders, the Issuer, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof reasonably acceptable to the Administrative Agent and, in each case, each of their respective successors, transferees and assigns.

     "Securities Intermediary" is defined in the Disbursement Agreement.

     "Security Agreement" means, on any date, the Security Agreement executed and delivered by an Authorized Representative of the Borrower pursuant to Section 5.1.5, as originally in effect on the Closing Date, in substantially the form of Exhibit F hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Services" is defined in Section 1.7 of the Design/Build Contract.

     "Servicing Agent" means U.S. Bank National Association, in its capacity as the servicing agent under the Disbursement Agreement, and its successors and assigns in such capacity.

     "Servicing and Collateral Account Agreement" means, on any date, the Servicing and Collateral Account Agreement, as originally in effect on the Closing Date, among the Disbursement Agent, the Borrower and the Servicing Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "Shoulder Space" means the property and space described in Exhibit N-6 hereto.

     "Site" is defined in the fourth recital and is more fully described in Exhibit N-1 hereto.

     "Site Easement" means any easement appurtenant, easement in gross, license agreement and other right running for the benefit of the Borrower, the Main Project, the Mall Project and the owner of the Mall Project, the Music Project and the owner of the Music Project, the Energy Project and the lessee of the Energy Project or appurtenant to the Site, including those certain easements and licenses described in the Title Policy.

     "Site Work Agreement" means, on any date, the Site Work Development and Construction Agreement, as originally in effect on the Effective Date, among the Borrower, AHL and Aladdin Bazaar and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

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

     "Solvency Certificate" means a solvency certificate to be executed and delivered by the chief financial or accounting Authorized Representative of the Borrower substantially in the form of Exhibit P hereto.

     "Solvent" means, relative to any Person and its Subsidiaries on a particular date, that on such date (w) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (x) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured,
(y) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature and
(z) such Person and its Subsidiaries on a consolidated basis are not engaged in a business or transaction, and such Person and its Subsidiaries on a consolidated basis are not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital.

     "Sommer Enterprises" means Sommer Enterprises, LLC, a Nevada limited-liability company.

     "Sommer Enterprises Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of Sommer Enterprises pursuant to clause (c) of Section 5.1.3, as originally in effect on the Closing Date, in substantially the form of Exhibit E-7 hereto and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Specified Equipment" means the portion of the new FF&E together with all improvements and/or additions thereto covered by an FF&E Lease and financed by a portion of the FF&E Financing.

     "Sponsor" means AHL or London Clubs.

     "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

     "Stated Maturity Date" means

          (a) with respect to all Term A Loans, the date which is the seventh anniversary of the Closing Date;

          (b)  with respect to all Term B Loans, the date which is
     8.5 years after the Closing Date; and

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

          (c) with respect to all Term C Loans, the tenth anniversary of the Closing Date.

     "Subcontract" means a contract between the Design/Builder and a Subcontractor which has been entered into in accordance with the Design/Build Contract.

     "Subcontractor" is defined in the Design/Build Contract.

     "Subsidiary" means, relative to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such Person (irrespective of whether at the time Capital Stock (or other ownership interest) of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Except as otherwise indicated herein, references to Subsidiaries refer to Subsidiaries of the Borrower.

     "Substantial Completion" means that (x) the conditions set forth in the definition of "Completion" have occurred, (y) "Substantial Completion" (as such is defined in Section 31.8 of the General Conditions annexed to the Design/Build Contract as Attachment D) has occurred and (z) a Main Project Certificate of Occupancy has been issued and is outstanding for the Hotel/Casino.

     "Survey" means, collectively, the surveys required by Section 3.1.24 of the Disbursement Agreement.

     "Syndication Agent" is defined in the preamble.

     "Tax" means any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including interest, penalties and additions in connection therewith.

     "Tax Amount" means, relative to any period, without duplication, the increase in the cumulative United States federal, state and local income tax liability of the holders of Equity Interests in the Borrower (or if the holder is a pass-though entity for United States income tax purposes, the direct or indirect holders of its equity interests subject to United States, state and local income tax) in respect of such interests for such period, plus any additional amounts payable to such holders for taxes arising from ownership of such Equity Interests.

     "Tax Certificate" means a Tax Certificate substantially in the form of Exhibit EE hereto.

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

     "Tenant Improvement" means (x) the portion of the construction to be performed by or on behalf of the Borrower in the interior of the Main Project pursuant to a lease to adapt the same for the initial use and occupancy by the tenant under such lease or (y) if a tenant under a Lease undertakes to complete the work to the portion of the Main Project covered by such Lease, any allowances or payments advanced to such Person by the Borrower.

     "Term A Lender" means any Lender which has made a Term A Loan Commitment or holds a Term A Loan.

     "Term A Loan" is defined in Section 2.1.1.

     "Term A Loan Commitment" means the aggregate principal amount of Term A Loans which the Term A Lenders are obligated to make pursuant to
Section 2.1.1.  The Term A Loan Commitment shall not exceed $136,000,000.

     "Term A Loan Commitment Amount" means, on any date, relative to any Term A Lender, the portion of the Term A Loan Commitment of such Term A Lender reduced by the principal amount of any Term A Loans made by such Term A Lender as of such date. The portion of the Term A Loan Commitment of each Term A Lender is set forth below such Term A Lender's signature hereto or in a Lender Assignment Agreement.

     "Term A Loan Commitment Fee" is defined in Section 3.3.1.

     "Term A Loan Commitment Termination Date" means the earlier of

          (a) the Term B and Term C Loan Commitment Termination Date (if the Term B Loans and Term C Loans have not been made on or prior to such date);

          (b)  the Conversion Date; and

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term A Loan Commitments shall terminate automatically and without any further action.

     "Term A Note" means, on any date, a promissory note of the Borrower payable to any Term A Lender, in the form of Exhibit A-1 hereto (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term A Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

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

     "Term B and Term C Loan Commitment Fee" is defined in Section 3.3.1.

     "Term B and Term C Loan Commitment Termination Date" means the earlier of

          (a) February 27, 1998; and

          (b)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term B Loan Commitments and the Term C Loan Commitments shall terminate automatically and without any further action.

     "Term B Lender" means any Lender which has made a Term B Loan Commitment or holds a Term B Loan.

     "Term B Loan" is defined in clause (a) of Section 2.1.3.

     "Term B Loan Commitment" means the aggregate principal amount of Term B Loans which the Term B Lenders are obligated to make pursuant to clause (b) of Section 2.1.3. The Term B Loan Commitment shall not exceed $114,000,000.

     "Term B Loan Commitment Amount" means, on any date, relative to any Term B Lender, the portion of the Term B Loan Commitment of such Term B Lender reduced by the principal amount of any Term B Loans made by such Term B Lender as of such date. The portion of the Term B Loan Commitment of each Term B Lender is set forth below such Term B Lender's signature hereto or in a Lender Assignment Agreement.

     "Term B Note" means, on any date, a promissory note of the Borrower payable to any Term B Lender, in the form of Exhibit A-2 hereto (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

     "Term C Lender" means any Lender which has made a Term C Loan Commitment or holds a Term C Loan.

     "Term C Loan" is defined in clause (b) of Section 2.1.3.

     "Term C Loan Commitment"means the aggregate principal amount of Term C Loans which the Term C Lenders are obligated to make pursuant to clause (c) of Section 2.1.3. The Term C Loan Commitment shall not exceed
$160,000,000.

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

     "Term C Loan Commitment Amount" means, on any date, relative to any Term C Lender, the portion of the Term C Loan Commitment of such Term C Lender reduced by the principal amount of any Term C Loans made by such Term C Lender as of such date. The portion of the Term C Loan Commitment of each Term C Lender is set forth below such Term C Lender's signature hereto or in a Lender Assignment Agreement.

     "Term C Note" means, on any date, a promissory note of the Borrower payable to any Term C Lender, in the form of Exhibit A-3 hereto (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term C Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

     "Theater" is defined in clause (d) of the fourth recital.

     "Theater Lease" means, on any date, the Lease, to be entered into between the Borrower and Aladdin Music covering the Theater Space as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time in accordance with the terms hereof.

     "Theater Renovation Completion" means that each of the following has occurred:

          (a) the renovation of the Theater has been completed substantially in accordance with this Agreement, the Plans and Specifications, the provisions of the Reciprocal Easement Agreement applicable to the Theater and all of the other Operative Documents to the extent that the development, renovation, use or operation of the Theater are affected thereby, except for the Main Project Punchlist Items applicable to the Theater and in substantial compliance with all Legal Requirements pertaining to the renovation of the Theater so as to allow the Theater to be utilized for its intended purpose;

          (b) reasonable and safe means of access and facilities necessary for the use and occupancy of the Theater have been installed and are operational including corridors, elevators, stairways, heating, ventilation, air conditioning, sanitary, water and electrical facilities and all security systems and life safety systems required by the Plans and Specifications, the Reciprocal Easement Agreement, the other Operative Documents and all Legal Requirements; and

           (c) there are no outstanding claims or Liens by any Contractor or Subcontractor or any other Person against any portion of the Hotel/Casino Component except for Permitted Liens and Permitted Encumbrances.

     "Theater Space" means the property and the space described in Exhibit N-7 hereto.

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


     "Title Insurer" means, collectively, Stewart Title Guaranty Company and Lawyers Title Insurance Corporation.

     "Title Policy" means each lenders A.L.T.A. policy of title insurance issued by the Title Insurer as of the Effective Date, as provided in
Section 3.1.25 of the Disbursement Agreement, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

     "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Borrower of the type described in clauses (a), (b) and (c) of such definition and (without duplication) any Contingent Liability in respect of any of the foregoing of any other Person.

     "Total Debt to EBITDA Ratio" means, as of the close of any Fiscal Quarter, commencing with the close of the Fiscal Quarter in which the Conversion Date occurs, the ratio of

          (a)  Total Debt outstanding on the last day of such Fiscal
     Quarter

to

          (b) EBITDA computed for the period consisting of such Fiscal Quarter (or such shorter portion of any Fiscal Quarter after the occurrence therein of the Conversion Date) and each of the three immediately preceding Fiscal Quarters (or such lesser number of Fiscal Quarters to have closed since the Conversion Date) and determined for any period ending on or prior to the first anniversary of the Conversion Date, consistently with the proviso to the definition of the term "EBITDA".

     "Trade Detail Report" means a Trade Detail Report in the form of Exhibit DD hereto.

     "Trademark Security Agreement" means, on any date, the Trademark Security Agreement executed and delivered by an Authorized Representative of the Borrower pursuant to Section 5.1.6, as originally in effect on the Closing Date, in substantially the form of Exhibit B to the Security Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

     "Transaction" means the transactions contemplated by the Discount Note Indenture and the Operative Documents.

     "Trust" means the Trust under Article Sixth u/w/o Sigmund Sommer.

     "Trust Estate" is defined in the Deed of Trust.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

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

     "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the document with respect to the term used.

     "Unallocated Contingency Balance" means (w) during the first month after the Effective Date, the greater of (1) $24,000,000 or (2) the Unallocated Contingency Calculation, (x) during the second month after the Effective Date, the greater of $23,000,000 or (2) the Unallocated
Contingency Calculation, (y) during the third month after the Effective Date, the greater of $22,000,000 or (2) the Unallocated Contingency Calculation, and (z) thereafter, from time to time, the Unallocated Contingency Calculation.

     "Unallocated Contingency Calculation" means an amount equal to (x) $25,000,000 minus (y) the product of (1) $25,000,000 multiplied by (2) the percentage of construction completed on the date that the Advance is to be made, as determined by the Construction Consultant.

     "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "Unsuitable Lender" is defined in clause (c) of Section 4.11.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Warrant" means the warrants issued by Enterprises on February 18, 1998 which, if exercised, will in the aggregate for all such warrants entitle the holders thereof to acquire an aggregate of not more than 2,215,000 shares of the Capital Stock of Enterprises representing an indirect interest in not more than 10% of the Holdings Common Membership Interests, plus, warrants for up to 1,107,500 shares of the Capital Stock of Enterprises which may be issued in connection with the Mall Project credit enhancement on terms substantially the same as the Warrants issued by Enterprises on February 18, 1998.

     "Weighted Average Life to Maturity" means, relative to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained as the quotient of (x) the sum of the product of
(1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, multiplied by (2) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment divided by (y) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness.

     "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

     "wholly-owned" means, with respect to any direct or indirect
Subsidiary, any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

     "Work" is defined in Section 1.7 of the Design/Build Contract.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule, or any Borrowing Request, Letter of Credit Issuance Request, Continuation/Conversion Notice, Compliance Certificate, notice or other communications delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any item or clause are references to such item or clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, in accordance with, those generally accepted accounting principles ("GAAP") applied in the United States or, if applicable, the United Kingdom in the preparation of the financial statements referred to in
Section 5.1.4. Unless otherwise expressly provided, all financial covenants and defined financial terms for the Person covered thereby shall be computed on a consolidated basis for such Person and its Subsidiaries, in each case, without duplication.


                                   ARTICLE II

                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4 and 2.1.5 and Article V),

          (a) each Lender severally agrees to make Loans pursuant to its Commitments, in each case as described in this Section 2.1; and

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

          (b) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.2, and each other Lender that has a Term A Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

No Lender shall have any liability for the failure of another Lender to make its Commitment Amount available or to advance such Lender's Percentage of any Loans to be made to the Borrower.

     SECTION 2.1.1. Term A Loan Commitment. From time to time on any Business Day occurring from and after the date on which the proceeds of all Term B Loans and Term C Loans have been disbursed from the Bank Proceeds Account but prior to the Term A Loan Commitment Termination Date, each Lender that has a Term A Loan Commitment will make a loan (relative to such Lender, its "Term A Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Term A Loans requested by the Borrower to be made on such day; provided, however, that each Lender may make Term A Loans prior to the date on which the proceeds of the Term B Loans and Term C Loans have been disbursed from the Bank Proceeds Account so long as the proceeds of such Loans are used to reimburse the Issuer for, or fund the drawings of, Letters of Credit. The Commitment of each such Lender described in this Section 2.1.1 is herein referred to as its "Term A Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow and prepay the Term A Loans but no amount paid or prepaid with respect to the Term A Loans may be reborrowed.

     SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the date on which the Term B Loans and the Term C Loans have been funded into the Bank Proceeds Account but prior to the second Business Day immediately preceding the Conversion Date, the Issuer will

          (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

          (b) extend the Letter of Credit Stated Expiry Date of an existing Letter of Credit previously issued in accordance with clause (a) of this Section 2.1.2 to a date not later than the earlier of (x) the Business Day immediately preceding the Conversion Date and (y) one year from the date of such extension.

     SECTION 2.1.3. Term B Loan and Term C Loan Commitments. In a single Borrowing on the Closing Date, each Lender that has a Term B Loan
Commitment or a Term C Loan Commitment, as applicable,

          (a) will make a loan (relative to such Lender, its "Term B Loan") equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term B Loans to be made to the Borrower on such day (with the commitment of each such Lender described in this clause (a) herein referred to as its "Term B Loan Commitment"); and

          (b) will make a loan (relative to such Lender, its "Term C Loan") equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term C Loans to be made to the Borrower on such day (with the commitment of each such Lender described in this clause (b) herein referred to as its "Term C Loan Commitment"), in each case directly into the Bank Proceeds Account on behalf of the Borrower. On the terms and subject to the conditions hereof, the Borrower may prepay the Term B Loans or the Term C Loans but no amount paid or prepaid with respect to Term B Loans or Term C Loans may be reborrowed.

     SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

          (a) all Term A Loans

               (i) of all Lenders with a Term A Loan Commitment, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing aggregate amount of the Term A Loan Commitment Amounts, or

               (ii) of such Lender with a Term A Loan Commitment, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's then existing Term A Loan Commitment Amount of such Lender; or

          (b) all Term B Loans or all Term C Loans (as the case may be)

               (i) of all Lenders made on the Closing Date would exceed the aggregate amount of the Term B Loan Commitment Amounts (in the case of Term B Loans) or the aggregate amount of the Term C Loan Commitment Amounts (in the case of Term C Loans), or

               (ii) of such Lender with a Term B Loan Commitment or with a Term C Loan Commitment, as applicable, made on the Closing Date would exceed such Lender's then existing Term B Loan Commitment Amount (in the case of Term B Loans) or then existing Term C Loan Commitment Amount (in the case of Term C Loans).

     SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (x) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (y) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Term A Loans then outstanding would exceed the aggregate amount of the Term A Loan Commitment Amounts.

     SECTION 2.2. Reduction of the Term A Loan Commitment Amount. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the aggregate amount of the Term A Loan Commitment Amounts on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of the aggregate amount Term A Loan Commitment Amounts shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. The aggregate amount of all Term A Loan Commitments shall be reduced by the Administrative Agent, prior to the Term A Loan Commitment Termination Date, by an amount equal to any reduction in the Main Project Budget as approved by the Administrative Agent, the Borrower and the Construction Consultant. In addition to the foregoing, in the event that the Borrower does not enter into the Theater Lease with Aladdin Music, there shall be no investment by the Borrower in Aladdin Music, the amount set forth in the Main Project Budget as "Investment in Aladdin Music, LLC" shall be applied by the Borrower to pay for the costs of renovation of the Theater (based upon a renovation budget approved by the Administrative Agent as determined in good faith in its sole discretion), and the unadvanced portion of the aggregate amount of the Term A Loan Commitment Amounts shall be reduced dollar-for-dollar by the amount remaining in such line item. Upon any reduction of the aggregate amount of the Term A Loan Commitment Amounts under this Section, the Term A Loan Commitment Amount of each Term A Lender shall be reduced by an amount equal to such Lender's Percentage of such reduction.

     SECTION 2.3. Borrowing Procedure. Loans shall be made by the Lenders in accordance with this Section 2.3.

     SECTION 2.3.1. Borrowing Procedure. On the terms and subject to the conditions of this Agreement, by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made.
On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Disbursement Agent by wire transfer to the Bank Proceeds

Account or, if applicable, the Collection Account for distribution to the Borrower in accordance with the Disbursement Agreement.

     SECTION 2.3.2. Term A Loans. On the terms and subject to the conditions of this Agreement and the Disbursement Agreement prior to the Term A Loan Commitment Termination Date, the Borrower may from time to time irrevocably request that Term A Loans be made by the Lenders. Any such request for Term A Loans shall be made in accordance with Section 2.3.1 and
Section 2.4 of the Disbursement Agreement; provided, however, that any of the Term A Loans which are advanced by the Lenders to reimburse the Issuer for or fund draws under a Letter of Credit shall be made in accordance with Sections 2.6.1 and 2.6.2.

     SECTION 2.3.3. Term B Loans and Term C Loans. On the terms and conditions of this Agreement prior to the Term B and Term C Loan Commitment Termination Date, the Borrower may irrevocably request that the Term B Loans and the Term C Loans be made by the Lenders on the Closing Date. Any such request for the Term B Loans and the Term C Loans shall be made in accordance with Section 2.3.1 and Section 2.4 of the Disbursement Agreement. The Term B Loans and the Term C Loans shall be made simultaneously and neither any Term B Loan nor any Term C Loan shall be made without all other such Loans being then made. The proceeds of the Term B Loans and the Term C Loans shall be made available by the Lenders, by wire transfer to the Bank Proceeds Account, for distribution pro rata by the Disbursement Agent in accordance with the Disbursement Agreement.

     SECTION 2.3.4. Additional Term B Loans and/or Term C Loans. (a) On the terms and subject to the conditions of this Agreement and the Disbursement Agreement prior to the date on which all of the Term B Loans and Term C Loans have been advanced from the Bank Proceeds Account, the Borrower may request in accordance with Section 2.3.1 and Section 2.4 of the Disbursement Agreement an additional borrowing of a loan to be deemed to have been made as a Term B Loan and/or a Term C Loan in an aggregate amount not exceeding $5,000,000 by (i) any of the Lenders, in each case, which agrees to make such loan or (ii) any commercial bank, fund or other financial institution reasonably acceptable to the Administrative Agent and the Borrower, in each case, which agrees to make such loan in a single borrowing on a Business Day prior to such date. The proceeds of such loan shall be made available by such institution by wire transfer to the Bank Proceeds Account, for distribution by the Disbursement Agent in accordance with the Disbursement Agreement.

     (b) Following the making of such loan, (i) such borrowing shall be deemed to be a Borrowing; (ii) such loan shall be deemed to have been made as a Term B Loan and/or a Term C Loan, as the case may be; (iii) the final amortization payment amount set forth under the headings on "Scheduled Repayment of Term B Loan" and "Scheduled Repayment of Term C Loan" in
Schedule II hereto shall be increased by the amount of such made as a Term B Loan and Term C Loan, respectively; (iv)such institution shall be deemed to be a Term B Loan Lender and/or a Term C Loan Lender; (v) the Percentage of Term B Loans of each Term B Lender (including such institution) shall be adjusted to equal a fraction, the numerator of which equals the amount of Term B Loans held by such Term B Lender (including, in the case of such institution, such loan) and the denominator of which equals the aggregate outstanding amount of all Term B Loans (including such loan); and (vi) the Percentage of Term C Loans of each Term C Lender (including such institution) shall be adjusted to equal a fraction, the numerator of which equals the amount of Term C Loans held by such Term C Lender (including, in the case of such institution, such loan) and the denominator of which equals the aggregate outstanding amount of all Term C Loans (including such loan).

     (c) Notwithstanding the date on which such loan was made by such institution or any provisions of the UCC, any applicable law or decision, each Lender agrees that all Liens and security interests created under any Loan Document in favor of the Lenders shall inure to the benefit of such institution as if such institution had made such loan on the Closing Date and such Liens and security interests shall be treated by such Lenders, on the one hand, and such institution, on the other hand, as having equal priority.


     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000, in the case of LIBO Rate Loans, or an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that
(x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans and
(y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of
Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its relevant interbank eurodollar market.

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

     SECTION 2.6. Letter of Credit Issuance Procedures. By delivering to the Administrative Agent a Letter of Credit Issuance Request on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three nor more than ten Business Days' notice in the case of an initial issuance of a Letter of Credit for the account of the Borrower and not less than three Business Days' prior notice in the case of a request for the extension of the Letter of Credit Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Letter of Credit Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in
Section 7.1.9(c). Each Letter of Credit shall by its terms be stated to expire on a date (its "Letter of Credit Stated Expiry Date") no later than the earlier to occur of (x) the Business Day immediately preceding the Conversion Date or (y) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. The issuance of a Letter of Credit under this Section 2.6 shall be deemed to be a Borrowing under the Term A Loan Commitment in the face amount of such Letter of Credit.

     SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit pursuant hereto, and without further action, each Term A Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Letter of Credit Commitment, a participation interest in such Letter of Credit (including any Letter of Credit Reimbursement Obligation with respect thereto), and each Term A Lender shall, to the extent of its then existing Term A Loan Commitment Amount, be responsible for funding promptly (and in any event within one Business Day) to the Issuer the amount of any Letter of Credit Reimbursement Obligation which has not otherwise been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, each Term A Lender shall, to the extent of its Term A Loan Commitment, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to
Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to
Section 3.2 with respect to any Letter of Credit Reimbursement Obligation. To the extent that a Term A Lender has reimbursed any Issuer for a Letter of Credit Disbursement as required by this Section, such Term A Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Letter of Credit Disbursement. The obligations of each Term A Lender under this Section 2.6.1 are obligatory on the part of each Term A Lender, such obligations of each Term A Lender shall be performed whether or not a Default or Event of Default exists hereunder and whether or not the conditions set forth in Section 3.2 of the Disbursement Agreement and
Article V of this Agreement have been satisfied, shall be absolute, unconditional, and irrevocable, and shall be performed by each Term A Lender strictly in accordance with the terms and provisions of this Agreement, under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment which the Term A Lenders, individually or collectively, may have or have had against the Issuer, the other Lenders, the Administrative Agent or the Disbursement Agent, shall not be subject to the requirement that the Borrower reimburse the Issuer for any sight drafts presented under any Letter of Credit and shall be independent of all of the obligations of the Borrower, the Lenders, the Administrative Agent and/or the Disbursement Agent. Notwithstanding anything to the contrary in this Section 2.6.1, so long as any Letter of Credit is outstanding, each of the Term A Lenders shall have the absolute obligation to make a Term A Loan to the Issuer on behalf of Borrower in accordance with Section 2.6.2.

     SECTION 2.6.2. Letter of Credit Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "Letter of Credit Disbursement Date") such payment shall be made (each such payment, a "Letter of Credit Disbursement"). Immediately thereafter, the Administrative Agent shall give telephonic and facsimile notice to the Term A Lenders of the presentation of such sight draft, the amount of such sight draft, the date on which payment thereon has been or will be made, and the Percentage of each Term A Lender in the amount of such sight draft together with a copy of the sight draft and accompanying documents. A copy of such sight draft, together with such accompanying documents, shall, for purposes of this Agreement, be deemed to be a Borrowing Request for a Term A Loan to each of the Term A Lenders (which, on the date of such Borrowing, shall bear interest at the Base Rate). Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such Letter of Credit Disbursement to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York City time, on the first Business Day following the date on which notice was given by the Administrative Agent to the Term A Lenders, the Term A Lenders shall advance as an obligatory advance hereunder a Term A Loan to the Administrative Agent (whether or not the Borrower has satisfied the conditions set forth in Section 3.2 of the Disbursement Agreement or
Article V of this Agreement), for the account of the Issuer, in an amount equal to such Term A Lender's Percentage of the amount which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Base Rate Margin accruing on such amount) pursuant to Section 3.2 for the period from the Letter of Credit Disbursement Date through the date of such reimbursement. The Term A Loans made pursuant to this Section 2.6.2 shall be applied to the payment of such sight draft (and at the election of the Issuer be advanced directly to the beneficiary) and shall not be used for any other purpose. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Letter of Credit Disbursement by means of a Borrowing of Term A Loans made pursuant to this Section 2.6.2.

     SECTION 2.6.3. Reimbursement. The obligation (a "Letter of Credit Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Letter of Credit Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Term A Lender's obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Term A Lender, as the case may be, may have or have had against the Issuer or any other Term A

Lender, including any defense based upon the failure of any Letter of Credit Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Letter of Credit Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Letter of Credit Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such other Term A Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Letter of Credit Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

     SECTION 2.6.4. Deemed Letter of Credit Disbursements. Upon the occurrence and during the continuance of any Default of the type described in Section 8.1.10 or, with notice from the Administrative Agent, upon the occurrence and during the continuance of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer, in which case the last four sentences of Section 2.6.2 shall apply.

Any amounts so payable by the Borrower pursuant to this Section 2.6.4 shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer, and the Administrative Agent shall make disbursements thereof from time to time to reimburse the Issuer for payments made by the Issuer with respect to Letters of Credit. At such time when the Default or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

     SECTION 2.6.5. Nature of Letter of Credit Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Term A Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

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

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Letter of Credit Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Term A Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each such Term A Lender, and shall not put such Issuer under any resulting liability to the Borrower or any such Term A Lender, as the case may be.

     SECTION 2.7. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

     SECTION 2.8. Registered Notes. (a) Any Lender may request the Borrower (through the Administrative Agent), and the Borrower agrees (i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender on the date it becomes a Lender, promissory notes(s) registered as provided in clause (b) of this Section 2.8 (each, a "Registered Note"), to be in substantially the form agreed to by the Borrower and such Lender. Registered Notes may not be exchanged for Notes that are not Registered Notes.

          (b) The Borrower shall maintain, or cause to be maintained, a register (the "Register") (which, at the request of the Borrower, shall be kept by the Administrative Agent of behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Administrative Agent are to be sent under this Agreement) on which it enters the name of the registered owner of the Lender Obligations(s) evidenced by a Registered Note.

          (c)The Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable (but in any event not less than 10 business Days) prior written notice.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1.  Repayments and Prepayments; Application.

     SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

          (a)(i) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole, of the outstanding principal amount of any Term A Loan, provided, however, that

                    (A) All such voluntary prepayments shall require at
               least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                    (B) All such voluntary partial prepayments shall be, in
               the case of LIBO Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000.

               (ii) From time to time on any Business Day after the second anniversary of the Effective Date, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Term B Loan or Term C Loan; provided, however, that

                    (A) any such prepayment of such Loans shall be made pro
               rata among such Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans (with the amounts so allocated being applied to the remaining amortization payments for such Loans in such amounts as the Borrower shall determine);

                    (B) all such voluntary prepayments shall require at
               least one but no more than five Business Days' prior written notice to the Administrative Agent;

                    (C) all such voluntary partial prepayments shall be, in
               the case of LIBO Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000; and

                    (D) shall be accompanied by a premium equal to the
               product of (1) the percentage set forth opposite the 12-month period ending on the anniversary of the Effective Date in which such prepayment is made multiplied by (2) the amount then prepaid:

                         Third Anniversary:              3.00%
                         Fourth Anniversary:             2.00%
                         Fifth Anniversary:              1.00%
                         Each Anniversary Thereafter:       0%

          (b) From and after the Conversion Date, the principal amount of the Term A Loans, the Term B Loans and the Term C Loans shall be amortized (the "Scheduled Amortization") on the dates and in the amounts set forth on Schedule II.

          (c) From and after the Conversion Date, the Borrower shall make mandatory prepayments of principal (the "Mandatory Prepayments") of all Loans in addition to the Scheduled Amortization on the dates and in the amounts set forth in Schedule III; provided, however, on any date on which a Mandatory Prepayment is to be made, any Term B Lender or a Term C Lender may elect not to receive its portion of such Mandatory Prepayment in which case 50% of the portion of the Mandatory Prepayment which was to have been made to such Lender shall be paid pro rata to (x) the Term B Lenders and the Term C Lenders and which have elected to receive their portions of such Mandatory Prepayment and (y) the Term A Lenders which have made a Term A Loan (up to the outstanding amount of the Term A Loans), and upon the payment of such 50% portion of such Mandatory Prepayment, the Borrower shall be deemed to have satisfied its obligations to make such Mandatory Prepayment. Except as set forth in the proviso of the immediately preceding sentence, Mandatory Prepayments will be applied pro rata in inverse order among the Term A Loan, the Term B Loan and the Term C Loan.

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

          (d) If the entire "Investment in Aladdin Music, LLC" has been advanced from the Commitments, the Borrower shall make a mandatory prepayment of principal (the "Music Investment Prepayment") of all Term A Loans within 5 days after request by the Administrative Agent to the Borrower by an amount equal to the excess of the amount set forth in the Main Project Budget as "Investment in Aladdin Music, LLC" over the costs of renovation of the Theater; and upon the payment of such Music Investment Prepayment, the Borrower shall be deemed to have satisfied its obligations to make such Music Investment Prepayment.

          (e) In addition to the Scheduled Amortization, the Mandatory Prepayments and the Music Investment Prepayments, the entire outstanding principal balance of all Loans shall become immediately due and payable (and any outstanding Letters of Credit shall be cash collateralized as contemplated by Section 2.6.4), and the obligation of any Term A Lender to make a Term A Loan (except as otherwise required under Section 2.6.2) or the Issuer to issue any Letters of Credit shall automatically terminate (a) upon a sale, transfer or conveyance of or borrowing against (whether or not secured by) the Hotel/Casino not otherwise permitted under the Loan Documents, (b) a Change in Control, or (c) if no disbursement of any proceeds of the Term B Loan or the Term C Loan is made from the Bank Proceeds Account within 12 months after the Closing Date (subject, however, to Force Majeure Events). Any repayment of the aggregate principal amount of the Term B Loan and the Term C Loan which is due with respect to a Change in Control shall be accompanied by a premium equal to the product of (x) the aggregate principal amount of the Term B Loans and the Term C Loans then outstanding multiplied by (y) 1%.

     SECTION 3.1.2.  Application.  Amounts paid or prepaid pursuant to
Section 3.1.1 shall be applied as set forth in this Section.

          (a) So long as no Event of Default has occurred and is continuing, the Lenders shall apply all amounts received in accordance with the provisions of this Agreement first, to all Obligations (other than principal and interest on the Loans), second, to accrued and unpaid interest on the Loans, third, to the outstanding principal amount of the Loans being maintained as Base Rate Loans, and fourth, to the outstanding principal amount of the Loans being maintained as LIBO Rate Loans; provided, however, that Music Investment Prepayments, Mandatory Prepayments and Scheduled Amortization of LIBO Rate Loans, if not made on the last day of the Interest Period with respect thereto, shall be prepaid subject to the provisions of Section 4.4.

          (b) After an Event of Default has occurred and so long as such Event of Default is continuing, all amounts received by the Lenders shall be applied first, to the costs and expenses of protecting and preserving the security interests of the Lenders under the Loan Documents, second, to the costs and expenses of protecting and preserving the Main Project, third, to the costs and expenses of enforcing the rights of the Lenders

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

     under this Agreement and the other Operative Documents, fourth, to all other Obligations due under this Agreement and the other Operative Documents (other than principal and interest on the Loans), fifth, to the Lenders for accrued and unpaid interest on the Loans and to the Lenders for all amounts due to them or their Affiliates under any Rate Protection Agreements, sixth, to the aggregate outstanding principal balance of the Term A Loans, then to the aggregate outstanding principal balance of the Term B Loans and then to the aggregate outstanding principal balance of the Term C Loans and, after all amounts evidenced and secured by the Loan Documents have been indefeasibly paid in full and the Borrowers have performed their obligations under the Loan Documents, the balance, if any, shall be delivered to the Borrower.

          (c) Each payment and prepayment of the principal amount of the Loans shall be applied to the outstanding principal amount of Loans of such Borrower in inverse order of maturity.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans and the Letter of Credit Reimbursement
Obligations shall accrue and be payable in accordance with this
Section 3.2.

     SECTION 3.2.1. Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBO Rate Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Letter of Credit Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue amounts in respect of Loans or other obligations (or the related Commitments) relative thereto, the rate that would otherwise be applicable to such Loans made as Base Rate Loans pursuant to Section 3.2.1 plus 2% and (b) in the case of

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other overdue monetary Obligations, the rate that would otherwise be applicable to Term A Loans made as Base Rate Loans pursuant to Section
3.2.1 plus 2%.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each Quarterly Payment Date during such Interest Period);

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fee. From and after the Effective Date and until the Conversion Date, a non-refundable fee (the "Term A Loan Commitment Fee") in the amount of one-half percent per annum of the aggregate amount of the then existing Term A Loan Commitment Amounts shall accrue on the daily average of the aggregate amount of the then existing Term A Loan Amount. The Term A Loan Commitment Fee shall be payable in arrears to the Term A Lenders on each Quarterly Payment Date in proportion to such Term A Lenders' respective then existing Term A Loan Commitment Amount.

     SECTION 3.3.2. Agency Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letters.

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     SECTION 3.3.3.  Letter of Credit Fee.  From and after the date that a
Letter of Credit is issued until such time as such Letter of Credit is fully drawn or, if applicable, returned to the Issuer, the Borrower agrees to pay to the Administrative Agent, for the account of the Term A Lenders, a Letter of Credit fee in an amount equal to the then Applicable Margin for Term A Loans maintained as LIBO Rate Loans (whether or not advanced by the Lenders), multiplied by the Stated Amount of such Letter of Credit, such fees being payable on each Quarterly Payment Date in arrears to the Term A Lenders in proportion to such Term A Lenders' respective Percentage of the Stated Amount of such Letter of Credit. The Borrower further agrees to pay in advance on each Quarterly Payment Date to the Issuer the issuance fee as specified in the Scotiabank Fee Letter.

     SECTION 3.3.4.  Other Fees.  The Borrower agrees to pay the
Administrative Agent, for the account of the Person entitled thereto, without duplication, all other fees described in the Fee Letters when and as due and payable in accordance with the terms of the Fee Letters.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Administrative Agent, the Borrower and the other Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto, or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

          (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

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then, upon notice from the Administrative Agent to the Borrower and the
Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans that arises in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 4.5 and 4.6, respectively. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     Without limiting the foregoing, in the event that, as a result of any such change, introduction, adoption or the like described above, the LIBOR Reserve Percentage decreases for any Lender's LIBO Rate Loans, such Lender shall give prompt notice thereof in writing to the Administrative Agent and the Borrower. The LIBO Rate (Reserve Adjusted) attributable to such Lender's LIBO Rate Loans shall be adjusted to give the Borrower the benefit of such decrease (for so long as such decrease shall remain in effect).

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
     Section 3.1 or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

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

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Loans made, or the Letters of Credit participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (determines in good faith in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6. Lender's Tax. All payments by the Borrower of principal of, and interest on, the Credit Extensions and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (each such non-excluded item being called a "Lender's Tax"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Lender's Tax pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

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

          (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Lender's Tax is directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Lender's Tax and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Lender's Tax (including any Lender's Tax on such additional amount) shall equal the amount such Person would have received had not such Lender's Tax been asserted.

     If the Borrower fails to pay any Lender's Tax when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Lender's Tax, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this
Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States or a State thereof (for purposes of this Section 4.6, a "Non-U.S. Lender") shall, prior to the date on which any Loan is made or Letter of Credit is issued hereunder (or in the case of a Lender that becomes a party to this Agreement pursuant to Section 4.11 or any Assignee Lender, before it becomes a party hereto) (a) execute and deliver to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, certifying in each case that such Lender or Assignee Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and an applicable Internal Revenue Service Form W-8 or Form W-9 or successor applicable form (if required by law), as the case may be, to establish an exemption from United States backup withholding tax or (b) if such Non-U.S. Lender is not a "bank" or other person described in Section 881 (c) (3) of the Code and cannot deliver either Form 4224 or Form 1001 pursuant to clause
(a) above, execute and deliver to the Borrower and the Administrative Agent one or more (as the Borrower or Administrative Agent may reasonably request) copies of the Tax Certificate, Form W-8 (or any successor form) and any other certificate or statement of exemption required under the Code or Treasury Regulations issued thereunder, appropriately completed, certifying that such Lender or Assignee Lender is entitled to receive payments under this Agreement without deduction or withholding of United States federal income tax and establishing an exemption from United States backup withholding tax. All Lenders other than Non-U.S. Lenders shall, prior to the date

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on which any Loan is made or Letter of Credit is issued hereunder (or in the case of a Lender that becomes a party to this Agreement pursuant to Section
4.11 or is an Assignee Lender, before such Lender becomes a party hereto), execute and deliver to the Borrower and the Administrative Agent one or more copies (as the Borrower or Administrative Agent may reasonably request) of United States Internal Revenue Form W-9 or successor applicable form (if required by law), as the case may be, to establish exemption from United States backup withholding tax.

     Each Lender which undertakes to deliver to the Borrower a Tax Certificate, a Form 4224, Form 1001, Form W-8 or Form W-9 pursuant to the preceding paragraph shall further undertake to deliver to the Borrower two further copies of said Tax Certificate, Form 4224, Form 1001, Form W-8 or Form W-9 (if required by law), or successor applicable forms, or other manner of certification, as the case may be, on or before the date that such form expires or becomes obsolete or after the occurrence of an event requiring a change in the most recent form delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may be reasonably requested by the Borrower or Administrative Agent, certifying in the case of a Tax Certificate, Form 4224 or Form 1001 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any case an event (including any change in treaty, law or regulation) has occurred prior to the date on which such delivery would otherwise be required which renders all forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or Form W-9, establishing an exemption from backup withholding. In the event that any Sponsor, Indemnitor or Guarantor is required to make a payment pursuant to a Completion Guaranty, Keep-Well Agreement, Environmental Indemnity or other agreement entered into pursuant hereto, such Persons shall have the same rights as the Borrower or Administrative Agent (as described above) to obtain from the Lenders the appropriate Internal Revenue Service Forms certifying that the Lenders are entitled to receive such payments from such Persons without deduction or withholding for United States federal income taxes and without backup withholding tax.

     SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest (including interest on

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LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Letter of Credit Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to

          (b) total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (e) of Section 8.1.10 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other

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Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants upon the execution of this Agreement to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

     SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If

          (a) (i) any Lender (an "Affected Lender") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.4, 4.5 or 4.6 and the payment of such additional amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders or (ii) a Lender becomes a Defaulting Lender, the Borrower may, within 30 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation) or from the date that such Lender becomes a Defaulting Lender, as the case may be, give notice in writing to the Administrative Agent and such Affected Lender or such Defaulting Lender, as the case may be, of its intention to replace such Affected Lender or such Defaulting Lender, as the case may be, with a financial institution designated in such notice. The Administrative Agent and the Syndication Agent agree to use commercially reasonable efforts to assist the Borrower in replacing such Defaulting Lender. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such notice, notify the Borrower and such Affected Lender or such Defaulting Lender, as the case may be, in writing that the designated financial institution is satisfactory to the Administrative Agent (such consent not being required where such financial institution is already a Lender or an Approved Fund), then such Affected Lender or such Defaulting Lender, as the case may be, shall, subject to the

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     payment of any amounts due pursuant to Section 4.4 by the Borrower, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty (except as to (x) such Affected Lender's or such Defaulting Lender's, as the case may be, then existing Commitment Amount(s) and the outstanding principal amount of Loans held by such Affected Lender or such Defaulting Lender, as the case may be, and (y) the absence of Liens arising by, through and under the Affected Lender or such Defaulting Lender, as the case may be ) and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such designated financial institution, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Affected Lender's or such Defaulting Lender's, as the case may be, Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender or such Defaulting Lender, as the case may be, hereunder and
     (iii) the Borrower shall pay to such Affected Lender or such Defaulting Lender, as the case may be, and the Administrative Agent all reasonable out-of-pocket expenses incurred by such Affected Lender or such Defaulting Lender, as the case may be, and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11.1).

          (b) If S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service) (or Duff & Phelps, Inc. or Fitch Investor Services, Inc., if such Lender is neither an insurance company nor rated by S&P, Moody's or Thompson's BankWatch)) shall, after the date that any Person becomes a Lender and prior to the date that all of the Commitments of such Lender have been fully funded, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender (a "Downgraded Lender"), and the resulting ratings shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company rated by Best's Insurance Reports (or BBB- or BBB-, in the case of a Lender which is neither rated by S&P, Moody's or Thompson's BankWatch nor an insurance company))), respectively, or the equivalent, the Borrower (or the Issuer) may, within 30 days of receipt by the Borrower (or the Issuer) of notice of such downgrade and while such downgrade is in effect, give notice in writing to the Administrative Agent and such Downgraded Lender (and the Borrower) of its intention to replace such Downgraded Lender (or have such Downgraded Lender replaced) with a financial institution designated in such notice (or another notice given by the Borrower at the request of the Issuer). If the Administrative Agent and the Issuer shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such notice, notify the

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     Borrower and such Downgraded Lender in writing that the designated financial institution is satisfactory to the Administrative Agent and the Issuer (such consent not being required where such financial institution is already a Lender or an Approved Fund), then such Downgraded Lender shall, subject to the payment of any amounts due pursuant to Section 4.4 by the Borrower, assign, in accordance with
     Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty (except as to (x) such Downgraded Lender's then existing Commitment Amount(s) and the principal amount of Loans held by such Downgraded Lender and (y) the absence of Liens arising by, through and under the Downgraded Lender) and shall be on terms and conditions reasonably satisfactory to such Downgraded Lender and such designated financial institution, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Downgraded Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Downgraded Lender hereunder and (iii) the Borrower shall pay to the Downgraded Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Downgraded Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11.1).

          (c) If any Nevada Gaming Authority or any other gaming authority with jurisdiction over the gaming business of the Borrower, as the case may be, shall determine that any Lender (an "Unsuitable Lender") does not meet the suitability standards prescribed under any applicable Nevada Gaming Law or the suitability standards of such gaming authority, as the case may be, the Borrower may give notice in writing to the Administrative Agent and such Unsuitable Lender of its intention to replace such Unsuitable Lender with a financial institution designated in such notice. If the Administrative Agent shall, in the exercise of its reasonable discretion and promptly following its receipt of such notice, notify the Borrower and such Unsuitable Lender in writing that the designated financial institution is satisfactory to the Administrative Agent (such consent not being required where such financial institution is already a Lender or an Approved Fund), then such Unsuitable Lender shall, subject to the payment of any amounts due pursuant to Section 4.4 by the Borrower, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty (except as to (x) such Unsuitable Lender's then existing Commitment Amount(s) and the principal amount of Loans held by such Unsuitable Lender and (y) the absence of Liens arising by, through and under the Unsuitable Lender) and shall be on terms and conditions

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

     reasonably satisfactory to such Unsuitable Lender and such designated financial institution, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Unsuitable Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Unsuitable Lender hereunder and (iii) the Borrower shall pay to the Unsuitable Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Unsuitable Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11.1); provided further, however, that if the Borrower fails to find a substitute financial institution within any time specified by the appropriate gaming authority for the withdrawal of such Unsuitable Lender (the "Withdrawal Period"), the Borrower shall prepay in full the outstanding principal amount of the Loans made by such Unsuitable Lender (without giving effect to Section 4.8) and shall be deemed to have requested a reduction in each of the aggregate amounts of the Commitment Amounts relating to all Commitments held by such Lender, in each case, in an amount equal to such Unsuitable Lender's then existing Commitment Amounts.

          (d) Upon the effective date of an assignment described in clause (a), (b) or (c), the Borrower shall issue a replacement Note or Notes, as the case may be, to such replaced Lender and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents. Upon any such termination or assignment, such replaced Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.


                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

     SECTION 5.1. Initial Credit Extension. The obligations of the Lenders to fund the Term B Loans and the Term C Loans into the Bank Proceeds Account (the "Closing") shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1. Satisfaction of Conditions Precedent to the Closing Date. The Borrower and Holdings shall satisfy in all material respects the conditions precedent to the Closing as set forth in Section 3.1 of the Disbursement Agreement.

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

     SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, such Lender's Notes duly executed and delivered by an Authorized Representative of the Borrower.

     SECTION 5.1.3. Pledge Agreements. The Administrative Agent shall have received, with counterparts for each Lender,

          (a) the Holdings Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Representative of Holdings, together with certificates evidencing all of issued and outstanding (x) Borrower Common Membership Interests and (y) Capital Stock of Capital, which certificates shall be accompanied by undated powers of transfer relating thereto duly executed in blank;

          (b) the LCNI Pledge Agreement from LCNI , dated as of the Closing Date, duly executed and delivered by an Authorized Representative of LCNI, together with certificates evidencing all of the Holdings Common Membership Interests of LCNI, which certificates shall be accompanied by undated powers of transfer relating thereto duly executed in blank;

          (c) the Sommer Enterprises Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Representative of Sommer Enterprises, together with (x) certificates evidencing all of the Holdings Common Membership Interests of Sommer Enterprises and (y) certificates evidencing all of the issued and outstanding shares of Capital Stock of Enterprises, subject to the rights of the holders of the Warrants both while such holders hold Warrants and on the exercise of such Warrants into shares of Capital Stock of Enterprise, which certificates shall be accompanied by undated powers of transfer relating thereto duly executed in blank;

          (d) the AHL Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Representative of AHL, together with certificates evidencing all of the Membership Interests of AHL in Sommer Enterprises, which certificates shall be accompanied by undated powers of transfer relating thereto duly executed in blank;

          (e) the Enterprises Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Representative of Enterprises, together with certificates evidencing all of the Holdings Common Membership Interests of Enterprises, which certificates shall be accompanied by undated powers of transfer relating thereto duly executed in blank;

          (f) the Borrower Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Representative of the Borrower, together with certificates evidencing all of the Membership Interests of the Borrower in AMH, which certificates shall be accompanied by undated powers of transfer relating thereto duly executed in blank; and

          (g) the AMH Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Representative of AMH, together with certificates evidencing all of the Membership Interests of AMH in Aladdin Music, which certificates shall be accompanied by undated powers or transfer relating thereto duly executed in blank.

     SECTION 5.1.4. Financial Information, etc. The Administrative Agent shall have received prior to the Effective Date, with counterparts for each Lender, audited financial statements of each of the Borrower, the other Aladdin Parties, (other than the Trust and Aladdin Music), LCNI and London Clubs, in each case as at December 31, 1997, except in the case of the LCNI and London Clubs which audited financial statements shall have been prepared as at March 30, 1997.

     SECTION 5.1.5. Security Agreement. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the Security Agreement, dated as of the Closing Date, duly executed by the Borrower, together with

          (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1), naming the Borrower as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the Security Agreement and the other Operative Documents;

          (b) executed copies of proper Uniform Commercial Code termination statements, if any, necessary to release all Liens and other rights of any Person

               (i) in any collateral described in the Security Agreement previously subject to a Lien or other right granted to any Person, and

               (ii) securing any of the Indebtedness to be Paid,

     together with such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request from such Obligors; and

          (c) certified copies of search reports certified by the offices from which they were requested or another Person acceptable to the Administrative Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrower (under its present name and any previous names) and such other Persons designated by the Administrative Agent as the debtor and which are filed in the

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

     jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreement).

     SECTION 5.1.6. Trademark Security Agreement. The Administrative Agent shall have received the Trademark Security Agreement, as applicable, each dated as of the Closing Date and duly executed and delivered by the Borrower or appropriate Owner of the related intellectual property registration.

     SECTION 5.1.7. Deed of Trust. The Administrative Agent shall have received the Deed of Trust, dated as of the Closing Date, duly executed by the Borrower, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Deed of Trust as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against the properties and the leasehold interests described therein purported to be covered thereby;

          (b) the Title Policy described in Section 3.1.25 of the Disbursement Agreement together with all endorsements described therein; and

          (c) such other approvals, opinions, or documents as the Administrative Agent may reasonably request including consents and estoppel agreements and a current survey of the Site in form and substance reasonably satisfactory to the Administrative Agent and the Title Insurer.

     SECTION 5.1.8. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed Solvency Certificate, dated as of the Effective Date.

     SECTION 5.1.9. Initial Rate Protection Agreement. The Administrative Agent shall have received the initial Rate Protection Agreement, dated as of the Closing Date, executed and delivered by an Authorized Representative of the Borrower, which shall be in a notional amount of the Commitments at a maximum rate approved by the Administrative Agent in its sole discretion.

     SECTION 5.1.10. Payment of Outstanding Indebtedness, etc. All Indebtedness to be Paid on or before the Closing Date, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the London Clubs Contribution and/or the proceeds of the Discount Notes and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any

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

such Indebtedness shall have been discharged and released and the Administrative Agent shall have received copies of all termination statements or other instruments as may be suitable or appropriate in connection therewith.

     SECTION 5.1.11. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 5.1.12. Opinions of Counsel. The Administrative Agent shall have received the opinions substantially in the forms of the ones attached as Schedule IV hereto, dated the Closing Date and addressed to the Administrative Agent, the Lenders and, if applicable, the Disbursement Agent, which shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 5.1.13. Satisfactory Form and Substance. All documents executed or submitted pursuant hereto by or on behalf of the Borrower, any of the other Aladdin Parties, and any of the other Project Parties shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

     SECTION 5.1.14. Other Loan Documents. The Administrative Agent shall have received, with counterparts for each Lender, each of the following documents duly executed by the parties thereto, each of which shall be in full force and effect, and all actions necessary or desirable, including all filings, in the reasonable opinion of the Administrative Agent to perfect the same as a valid first security interest encumbering the Main Project Security shall have been taken or made:

          (a)  the Keep-Well Agreement;

          (b)  the Completion Guaranty;

          (c)  the Disbursement Agreement;

          (d)  the Mall Project Completion Assignment;

          (e)  the Fee Letters;

          (f)  the Environmental Indemnity;

          (g)  the Assignments of Contracts;

          (h)  the Borrower Collateral Account Agreement;

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

          (i)  the Holdings Collateral Account Agreement; and

          (j)  the Servicing and Collateral Account Agreement.

     SECTION 5.1.15. Main Project Documents. The Administrative Agent shall have received, with counterparts for each Lender, the Main Project Documents (other than the Theater Lease) duly executed by the parties thereto, each of which shall be in full force and effect.

     SECTION 5.1.16. Other Documents. The Administrative Agent shall have received such other documents and evidence as it may reasonably request in connection with the transactions contemplated hereby.

     SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to Sections 2.1.4 and 2.1.5 and the satisfaction of each of the conditions precedent set forth in this
Section 5.2.

     SECTION 5.2.1. Conditions for Advances under the Disbursement Agreement and the Making of Term A Loans. Not in limitation but in furtherance of the other conditions in this Article V, the following conditions shall be satisfied prior to the making of any Advance under the Disbursement Agreement or any Term A Loan, as the case may be,

          (a) all conditions to the making of any Advance as set forth in
     Section 3.2 of the Disbursement Agreement shall be satisfied by the Borrower or otherwise waived in writing by the Administrative Agent in good faith in its sole discretion;

          (b) the proceeds of the Term B Loan and Term C Loan shall be fully disbursed from the Term B Sub-Account and the Term C Sub-Account, respectively, prior to the making of the Term A Loan (other than advances of the Term A Loan which are made to reimburse the Issuer for, or fund draws under, a Letter of Credit); and

          (c) the amount to be advanced to the Borrower hereunder and under the Disbursement Agreement for Direct Costs, Indirect Costs, unincorporated materials, investments in Aladdin Music and advances for interest on the Loans shall be limited as set forth in Article 2 of the Disbursement Agreement.

     SECTION 5.2.2. Conditions for the Making of an Additional Term B Loan and/or Term C Loan. Not in limitation but in furtherance of the other conditions in this Article V, the following conditions shall be satisfied prior to the making of the Loan(s) referred to in Section 2.3.4:

          (a) the Administrative Agent shall have received from the Borrower a certificate, dated the date such Loan(s) is to be made, of the Secretary of the Borrower as to limited

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

     liability company action then in full force and effect authorizing the Borrowing of such Loan(s) and the execution, delivery and performance of the Note(s) referred to in clause (b) below;

          (b) the Administrative Agent shall have received, for the account of the Lender making such Loan(s), such Lender's Note(s) duly executed and delivered by an Authorized Representative of the Borrower;

          (c) if such Lender was not already a Lender prior to the making of such Loan, the Administrative Agent shall have received from such Lender a joinder to this Agreement, which joinder shall be in form and substance reasonably satisfactory to the Administrative Agent;

          (d) the Administrative Agent shall have received, for the account of the Lender making such Loan(s), such Lender's Note(s) duly executed and delivered by an Authorized Representative of the Borrower;

          (e) the Administrative Agent shall have received an affirmation and acknowledgment (in form and substance satisfactory to the Administrative Agent in its sole discretion) from an Authorized Representative of each Obligor;

          (f) the Administrative Agent shall have received opinions, dated the date such Loan is to be made and addressed to the Agents and the Lenders, from the Borrower's New York counsel and Nevada counsel in form and substance (including opinions as to the non-impairment of any Liens or security interests created under, or any guarantees made under, any Loan Document in favor of the Administrative Agent for the benefit of the Lenders) reasonably satisfactory to the Administrative Agent; and

          (g) such other amendments, approvals, opinions, or documents as the Administrative Agent may reasonably request.

     SECTION 5.2.3. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

          (a) the accuracy of the representations and warranties contained in Article VI (excluding, however, those contained in Section 6.7) and each other Operative Document as if made on the date of the Credit Extension or Advance, as the case may be, (except those that relate to a different date) unless the failure of the foregoing to be the case would not have a Material Adverse Effect;

          (b) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.7 there exists

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

               (i) no material litigation which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Operative Document; and

               (ii) no material development shall have occurred in any litigation disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect;

          (c) the absence of any material adverse change in (i) the financial condition, business, property or prospects of the Borrower or on its ability to perform in all material respects its obligations under any Operative Document to which it is a party or (ii) the financial condition, business, property or prospects of any other Project Party affecting its ability to perform in all material respects its obligations under any Operative Document to which it is a party or (iii) a material impairment of the validity of enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under this Agreement or any other Operative Document;

          (d) the absence of any default or an event of default with respect to the Operative Documents which would be reasonably likely to cause a Material Adverse Effect.

     SECTION 5.2.4.  Credit Extension Request, etc.  Subject to Section
2.3.2 with respect to Term A Loans and Section 2.3.3 with respect to Term B Loans and Term C Loans, the Administrative Agent shall have received a Borrowing Request for the Loan being requested or a Letter of Credit Issuance Request if a Letter of Credit is being requested or extended.
Each of the delivery of a Borrowing Request or Letter of Credit Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.3 are true and correct in all material respects.

     SECTION 5.2.5. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower, any of the other Aladdin Parties, LCNI, London Clubs Holdings, London Clubs and any of the other Project Parties shall satisfy the applicable provisions of
Section 7.2.12.

     SECTION 5.2.6. Other Documents. The Administrative Agent shall have received, with counterparts for each Lender, any Operative Documents (other than the Theater Lease) entered into or obtained after the Closing Date (including the GECC Intercreditor Agreement), each of which shall be duly executed by the parties thereto and in full force and effect.

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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Agents, the Issuer and each Lender as set forth in this Article VI.

     SECTION 6.1. Organization, etc. Each of the Borrower, each of the other Aladdin Parties and LCNI, are validly organized and existing and in good standing under the laws of the state or jurisdiction of its organization, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification and where failure to do so would have a Material Adverse Effect; and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each of the other Operative Documents to which it is a party and to own, hold and, if applicable, lease its property and to conduct its business substantially as currently conducted by it the absence of which would have a Material Adverse Effect; provided, however, that the failure of the Borrower to be in good standing in the State of Nevada shall be deemed to have a Material Adverse Effect on it.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Borrower, each of the other Aladdin Parties and LCNI of this Agreement and each of the other Operative Documents to which it is a Party, and participation by the Borrower, each of the other Aladdin Parties and LCNI in the consummation of all aspects of the Transaction, and the execution, delivery and performance by the Borrower, each of the other Aladdin Parties and LCNI of the other agreements executed and delivered in connection with the Transaction are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

          (a) contravene any such Person's Organizational Documents;

          (b) contravene any contractual restriction binding on or affecting any such Person which contravention would have a Material Adverse Effect;

          (c) contravene (i) any court decree or order binding on or affecting any such Person or (ii) any Legal Requirement binding on or affecting any such Person; or

          (d) result in, or require the creation or imposition of, any Lien on any of such Person's properties (except as expressly permitted by this Agreement).

     SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or

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

made and which are, or on the Closing Date will be, in full force and effect and except for filings and registrations of any UCC financing statements, the Deed of Trust or intellectual property filings (all of which have been duly executed and delivered to the Administrative Agent on the Closing Date by the Borrower or other relevant Project Party, as the case may be, party thereto) necessary to record the Lenders' security interest in certain personal, real or intellectual property included in the Collateral) is required for the due execution, delivery or performance by the Borrower, the other Aladdin Parties and LCNI of this Agreement and any other Operative Document to which it is a party, in each case by the parties thereto or the consummation of the Transaction.

     SECTION 6.4. Validity, etc. This Agreement and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Operative Document executed by the Borrower, the other Aladdin Parties and LCNI will, on the due execution and delivery thereof by such Person, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

     SECTION 6.5. Financial Information. The financial statements of the Borrower, the other Aladdin Parties and LCNI furnished to the Administrative Agent pursuant to Section 5.1.4 have been prepared in accordance with GAAP consistently applied, and present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, equity amounts, cash flow and all other financial information of each of the Borrower, the other Aladdin Parties and LCNI furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, except that quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment. The Borrower represents that (a) all factual information that has been or will be made available to the Agents by or on behalf of the Borrower, the other Aladdin Parties and LCNI is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the projections that have been or will be made available to the Agents by or on behalf of the Borrower, the other Aladdin Parties and LCNI have been or will be prepared in good faith based upon reasonable assumptions.

     SECTION 6.6. No Material Adverse Change. No material adverse change in (a) the financial condition, business, property, prospects or ability of the Borrower to perform in all

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

material respects its obligations under any Operative Document to which it is a party or (b) the financial condition, business, property, prospects and ability of any other Aladdin Party, LCNI or, to the best Knowledge of the Borrower, the Design/Builder or Fluor to perform in all material respects its obligations under any Operative Document to which it is a party has occurred since the date of the financial statements of such Person delivered pursuant to Section 5.1.4.

     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending material litigation, action, proceeding, or labor controversy which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Operative Document, except as disclosed in Item 6.7 of the Disclosure Schedule.

     SECTION 6.8. Subsidiaries. The Subsidiaries of the Borrower, the other Aladdin Parties (other than the Trust) and LCNI are identified in
Item 6.8 of the Disclosure Schedule.

     SECTION 6.9. Ownership of Properties. Other than the Borrower, Aladdin Music and the Trust, the Aladdin Parties and LCNI do not own or lease any real property other than the Mall Project Ground Lease and Music Project Ground Lease. The Borrower and AMH (x) in the case of owned real property, have good and marketable fee title to, and (y) in the case of leased real property, hold valid and enforceable leasehold interests in, all of such owned or lease real property, as the case may be, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3 and where the failure to own or hold such title, as the case may be, will not have a Material Adverse Effect. Except as permitted pursuant to Section 6.13 or Section 7.2.3, the Borrower, the other Aladdin Parties and LCNI (x) in the case of owned personal property, have good and valid title to, and (y) in the case of leased personal property, hold valid and enforceable leasehold interests in, all of such material personal properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3, or where the failure to own or hold such title will not have a Material Adverse Effect.

     SECTION 6.10. Taxes. (a) Each of the Aladdin Parties and LCNI has filed, or caused to be filed, all material tax and informational returns that are required to have been filed by it in any jurisdiction, and has paid all material Taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than those Taxes (i) that it is contesting in good faith and by appropriate proceedings, with adequate, segregated reserves established for such Taxes or (ii) with respect to which failure to pay the same could not reasonably be expected to have a Material Adverse Effect or to impair the respective interests of the Lenders in the Main Project Security) and, to the extent such Taxes are not due, has established reserves therefor by allocating, in the Trade Detail Report, amounts that are adequate for the payment thereof and are required by GAAP.

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     (b)  None of the Aladdin Parties or LCNI has incurred any material Tax liability in connection with the Main Project or the other transactions contemplated by the Operative Documents which has not been disclosed in writing to, and approved by, the Administrative Agent, except as set forth in Item 6.10(b) of the Disclosure Schedule.

     (c) All interest that accrues on funds on deposit in the Accounts (other than the Construction Note Disbursement Account) is for the account of the Borrower and, accordingly, no withholding or deduction of any payments (including payments of principal, interest or premium, if any) to any Agent or Lender is required in respect thereof.

     SECTION 6.11. Pension and Welfare Plans. During the twelve consecutive month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 in the Disclosure Schedule neither the Borrower nor any member of the Controlled Group has any Contingent Liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in
Part 6 of Title I of ERISA.

     SECTION 6.12.  Environmental Warranties.  Except as set forth in Item
6.12 in the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower, Aladdin Bazaar and Aladdin Music have been, and continue to be, owned or leased by such Person in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by the Borrower, Aladdin Bazaar or Aladdin Music with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to the Borrower, Aladdin Bazaar or Aladdin Music regarding potential liability under any Environmental Law;

          (c) there have been no Releases of Hazardous Substances at, on or under any property now or previously owned or leased by the Borrower, Aladdin Bazaar or Aladdin Music that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

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          (d) the Borrower, Aladdin Bazaar and Aladdin Music have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (e) to the Knowledge of the Borrower, no property now or previously owned or leased by the Borrower, Aladdin Bazaar or AMH, is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower, Aladdin Bazaar or Aladdin Music that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) neither the Borrower, Aladdin Bazaar nor Aladdin Music has directly transported or directly arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower, Aladdin Bazaar or Aladdin Music for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower, Aladdin Bazaar or Aladdin Music that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower, Aladdin Bazaar or Aladdin Music which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

     SECTION 6.13. Intellectual Property. The Borrower owns or licenses (as the case may be) or will own or hold licenses for all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower without, to the Knowledge of Borrower, any infringement upon rights of other Persons, in each case except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which would result in a Material Adverse Effect, any of the other Aladdin Parties or LCNI, except as may be disclosed in Item 6.13 in the Disclosure Schedule.

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     SECTION 6.14.  Regulations G, U and X.  Neither the Borrower, any of
the other Aladdin Parties nor LCNI is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.15. Accuracy of Information. None of the factual information, taken as a whole (including the factual information set forth in the Discount Note Offering Circular), heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the other Aladdin Parties, LCNI or London Clubs in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction (true and complete copies of which were furnished to each Agent, the Issuer and each Lender in connection with its execution and delivery hereof), contains any untrue statement of a material fact, and none of the other factual information, taken as a whole, hereafter furnished in connection with this Agreement or any other Operative Document by the Borrower, any of the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs to any of the Agents, the Issuer or any Lender will contain any untrue statement of a material fact on the date as of which such information, taken as a whole, is dated or certified and, as of the Effective Date, the information delivered prior thereto (unless such information specifically relates to a prior date) does not, and the factual information, taken as a whole, hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     SECTION 6.16. Permits. There are no Permits that are required or will become required for the ownership, construction, financing or operation of the Main Project, other than the Permits described in Exhibit D to the Disbursement Agreement. Each Permit described in Exhibit D to the Disbursement Agreement as required to be obtained by the date that this representation is deemed to be made is in full force and effect and is not at such time subject to any appeals or further proceedings or to any unsatisfied condition (that is required to be satisfied by the date that this representation is deemed to be made) that may allow modification or revocation. Each Permit described in Exhibit D to the Disbursement Agreement as not required to have been obtained by the date that this representation is deemed to be made is of a type that is routinely granted on application except approval by the applicable Governmental Instrumentalities for the creation of the Mall Project Parcel and the Music Project Parcel as separate legal parcels under Nevada subdivision law and except for approvals, licences, authorizations and findings of suitability required under Nevada Gaming Laws for the operation of the Main Project as a Casino. The Borrower has no reason to believe that any Permit so indicated will not be obtained before it becomes necessary for the ownership, construction, financing or operation of the Main Project or that obtaining such Permit will result in undue expense or delay. The Borrower is not in violation of any condition in any Permit the effect of which could reasonably be expected to have a Material Adverse Effect.

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

     SECTION 6.17.  Security Interests.

     (a) The security interests granted to the Secured Parties pursuant to the Loan Documents (i) constitute, as to personal property included in the Main Project Security, subject to the Nevada Gaming Laws, the filings, registrations and recordations set forth on Schedule V hereto and, with respect to subsequently acquired personal property included in the Main Project Security, will constitute, a perfected security interest under the UCC and/or other applicable law, except for any subsequently issued certificate or instrument that constitutes collateral thereunder which will be perfected upon the delivery of such certificate or instrument to the Administrative Agent, and (ii) have been, and, with respect to such subsequently acquired property, will be perfected under the UCC and/or other applicable law as aforesaid, (A) the first priority contemplated thereby and (B) as between the Secured Parties and any third Persons, superior priority and rights over the rights of any such third Persons now existing or hereafter arising whether by way of mortgage, deed of trust, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens and Permitted Encumbrances. All such action as is necessary has been taken to establish and perfect the Secured Parties' rights in and to the Main Project Security, including any recording, filing, registration, giving of notice or other similar action, subject to the filings, registrations and recordations set forth on
Schedule V hereto. As of the Effective Date, no filing, registration, recordation, re-filing or re-recording other than those listed on Schedule V hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the Loan Documents, and on the Effective Date all such filings or recordings will have been made except for any filings or recordings for Liens as to which the Title Insurers have issued or committed to issue Title Policies acceptable to the Administrative Agent. The Borrower has properly delivered or caused to be delivered to the Administrative Agent all Main Project Security that requires perfection of the Lien and security interest described above by possession.

     (b) No authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality (except for those by or with the Nevada Gaming Authorities when any of the Borrower, the Aladdin Parties and LCNI obtain a gaming license) is required for either (i) the pledge or grant by the Borrower, the other Aladdin Parties and LCNI of the Liens purported to be created in favor of the Secured Parties pursuant to any of the Loan Documents or (ii) the exercise by the Administrative Agent and the other Secured Parties of any rights or remedies in respect of any Main Project Security (whether specifically granted or created pursuant to any of the Loan Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 6.17(a) above or as set forth on Schedule V hereto.

     (c) Except such as may have been filed in favor of the Secured Parties as contemplated by Section 6.17(a) above or as set forth on Schedule V hereto, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Main Project Security is on file in any filing or recording office.

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

     (d) All information supplied to the Administrative Agent and the Lenders by or on behalf of the Borrower, the other Aladdin Parties and LCNI with respect to any of the Main Project Security (in each case taken as a whole with respect to any particular Main Project Security) is accurate and complete in all material respects.

     SECTION 6.18. Existing Defaults. There is no Default or Event of Default which has occurred and is continuing under any of the Operative Documents.

     SECTION 6.19. Design/Build Contract; Construction Contracts. Each of the Design/Build Contract and the other Contracts which have been executed by or on behalf of the Borrower (w) is in full force and effect and there are no material defaults thereunder on the part of the Borrower or, to the best knowledge of the Borrower, of the other party thereto which have not been previously disclosed in writing to the Administrative Agent (nor has any event, act or condition occurred which, with notice or expiration of any applicable grace period, or both, would constitute an event of default thereunder by the Borrower or, to the best of the Knowledge of the Borrower, the other party thereto, as the case may be and which has not been previously disclosed in writing to the Administrative Agent), (x) has not been terminated, modified, amended or assigned except as permitted hereunder, (y) has not expired by its terms and (z) has been delivered to the Administrative Agent prior to the Effective Date.

     SECTION 6.20. Contingent Liabilities. None of the Aladdin Parties (other than the Trust) nor LCNI has any material Contingent Liabilities in respect of Indebtedness (excluding, however, Indebtedness of the nature referred to in clause (d) of the definition thereof) or obligations except those authorized under or contemplated by the Operative Documents and not prohibited by this Agreement or the Discount Note Indenture.

     SECTION 6.21. Business, Debt, Contracts, etc. None of the Aladdin Parties (other than the Trust) nor LCNI has conducted any business other than the business contemplated by the Operative Documents. None of the Aladdin Parties (other than the Trust) nor LCNI has any outstanding Indebtedness other than Indebtedness incurred under the Loan Documents or permitted under the Loan Documents or liabilities other than those incurred under the Operative Documents or permitted under the Loan Documents and the Discount Note Indenture, and is not a party to or bound by any Contract other than as contemplated by the Operative Documents to which such Person is a party or permitted under the Loan Documents and the Discount Note Indenture.

     SECTION 6.22. Representations and Warranties. As of the Effective Date (in each case except to the extent related to a different date), all representations and warranties of the Aladdin Parties and LCNI and, to the best of the Borrower's Knowledge, the Design/Builder, Fluor, the Architect of Record, and each other Major Contractor and each other Person (other than the Borrower) to a Material Main Project Document contained in the Operative Documents are true and correct in all material respects (unless the failure of such representation or warranty could not reasonably be expected to have a Material Adverse Effect) and the Borrower hereby

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

confirms each such representation and warranty made by it with the same effect as if set forth in full herein.

     SECTION 6.23. Utilities. All utility services necessary for the construction and the operation of the Main Project for its intended purposes are or will be available at the Site as and when required on commercially reasonable terms.

     SECTION 6.24. In Balance Requirement. As of the date of each Borrowing and Advance the Main Project Budget shall be In Balance.

     SECTION 6.25.  Sufficiency of Interests and Main Project Documents.

     SECTION 6.25.1. Ownership, Title, etc. Except for the Permitted Liens, Permitted Encumbrances and Permitted Exceptions and as set forth on the Exhibits to the Trademark Security Agreement, the Borrower owns the Site in fee simple, free and clear of all Liens and encumbrances and has good legal and beneficial title to the property, assets and revenues on which it purports to grant Liens pursuant to the Loan Documents. The Borrower, AMH, Bazaar, and the Energy Provider own the Site Easements, as their interests may appear. After giving effect to the Mall Project Ground Lease, Aladdin Bazaar has and, until the Mall Project Parcel Creation Date, will have, good leasehold title to the Mall Project Parcel and the Mall Project Easements. From and after the Mall Project Parcel Creation Date, Aladdin Bazaar will own the Mall Project Parcel and the Mall Project Easements in fee simple. After giving effect to the Music Project Ground Lease, Aladdin Music has and, until the Music Project Parcel Creation Date, will have, good leasehold title to the Music Project Parcel and the Music Project Easements. From and after the Music Project Parcel Creation Date, Aladdin will own the Music Project Parcel and the Music Project Easements in fee simple. Other than those services to be performed and materials to be supplied that can be reasonably expected to be commercially available when and as required, the Borrower owns all of the property interests and has entered into all documents and agreements necessary to develop, construct, complete, own and operate the Main Project on the Main Project Parcel and in accordance with all Legal Requirements and the Construction Benchmark Schedule and as contemplated in the Operative Documents.

     SECTION 6.25.2. Main Project Documents. The Administrative Agent has received a true, complete and correct copy of each of the Main Project Documents in effect or required to be in effect as of the date this representation is made or deemed made (including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto, if any). A list of all Main Project Documents entered into as of the Effective Date is attached hereto as Schedule VI hereto.

     SECTION 6.25.3.  Satisfaction to Main Project Document Conditions.
All conditions precedent to the obligations of the respective parties (other than the Borrower) under the Main Project Documents have been satisfied, except for such conditions precedent (a) the failure of which to be satisfied could not reasonably be expected to have a Material Adverse Effect or

(b) which by their terms cannot be met until a later stage in the construction or operation of the Main Project, and the Borrower has no reason to believe that any such condition precedent (the failure of which to be satisfied could reasonably be expected to have a Material Adverse Effect) cannot be satisfied on or prior to the appropriate stage in the construction or operation of the Main Project.

     SECTION 6.26.  Main Project Budget; Trade Detail Report.

     SECTION 6.26.1.  Main Project Budget.   The Main Project Budget (a) is
consistent with the provisions of the Operative Documents in all material respects, (b) has been and will be prepared in good faith and with due care, (c) sets forth, for each Line Item, the total Main Project Costs which are anticipated to be incurred through Final Completion, and (d) fairly represents the Borrower's expectation as to the matters covered thereby. The Main Project Budget (including the detailed schedules thereto) allocates the Main Project Costs to be incurred with respect to construction and completion of each of the Hotel/Casino Component, the Energy Project Component and the Equipment Component.

     SECTION 6.26.2.  Trade Detail Report.   The Trade Detail Report (as in
effect from time to time):

          (a) sets forth the amount allocated to each Line Item pursuant to the Main Project Budget then in effect;

          (b) sets forth, for each Line Item other than the Line Items in the Line Item Category entitled "Project Contingency", an amount no less than the total anticipated costs to be incurred by the Borrower from the commencement through the completion of the work contemplated by such Line Item, as determined by the Borrower and the Owner Representative with the reasonable concurrence of the Construction Consultant in the Construction Consultant's Certificate dated the date on which this representation is made or deemed made;

          (c) sets forth, for each Line Item Category, an aggregate amount no less than the aggregate amount set forth for such Line Item Category in the Main Project Budget then in effect less Realized Savings obtained with respect to such Line Item Category (and not reflected in the Main Project Budget); and

          (d) to the Knowledge of the Borrower is true and correct in all material respects.

     SECTION 6.27. Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the Effective Date or the date when due for same, no fees or Taxes, including stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity or enforceability of the Operative Documents.

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

     SECTION 6.28. ERISA Compliance. Either (a) there are no ERISA Plans for the Borrower or any member of the Controlled Group or (b) the Borrower and each member of the Controlled Group have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Neither the execution of this Agreement or the other Operative Documents nor the consummation of the Transactions will involve a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975(d) of the Code.

     SECTION 6.29. Labor Disputes; Acts of God; Casualty and Condemnation. Neither the business nor the properties of the Borrower or, to the
Knowledge of the Borrower, any other party to a Material Main Project Document is affected by any fire, explosion, accident, strike, lockout or other labor dispute (except as set forth in Item 6.29 in the Disclosure Schedule as in effect on the Effective Date), drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or Force Majeure Event, that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no casualty or condemnation proceeding pending or, to the best knowledge of the Borrower, threatened, affecting all or a portion of the Site.

     SECTION 6.30. Liens. Except for Permitted Liens and Permitted Encumbrances, the Borrower has not secured or agreed to secure any Indebtedness by any Lien upon any of its present or future revenues or assets or upon the Borrower Common Membership Interests. The Borrower does not have outstanding any Lien or obligation to create Liens on or with respect to any of its properties or revenues (other than the security interest granted by Holdings to the Discount Note Indenture Trustee pursuant to the Holdings Collateral Account Agreement), other than Permitted Liens and Permitted Encumbrances and as provided in the Loan Documents. Holdings has not secured or agreed to secure any Indebtedness by any Lien upon any of its present or future revenues or assets or Holdings Series A Preferred Membership Interests other than the security interest granted by Holdings to the Discount Note Indenture Trustee pursuant to the Holdings Collateral Amount Agreement and the Holdings Pledge Agreement. None of the Borrower, Holdings, Capital, Enterprises, Sommer Enterprises, AHL, AMH, ABH or LCNI has outstanding any Lien or obligation to create Liens on or with respect to any of its properties or revenues, other than as provided in the Loan Documents and the Discount
Note Indenture.

     SECTION 6.31.  Construction Benchmark Schedule; Guaranteed Maximum
Price.

     SECTION 6.31.1.  Construction Benchmark Schedule.   The Construction
Benchmark Schedule accurately specifies in summary form the Work and the other improvements that the Borrower and the Design/Builder propose to complete in each calendar month from the Effective Date through the Final Completion of the Main Project, all of which can be expected to be achieved.

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     SECTION 6.31.2.  Guaranteed Maximum Price.   The Design/Build Contract
has been amended to provide that the Guaranteed Maximum Price will remain in effect if the Borrower provides the Design/Builder with the Notice to Proceed (as defined in the Design/Build Contract) on or before February 27, 1998 and that the Design/Builder shall have no right to terminate the Design/Build Contract if the Notice to Proceed is delivered on or before March 1, 1998.

     SECTION 6.32. Proper Subdivision. The Site has been properly subdivided or entitled to exception therefrom, and for all purposes the Site may be mortgaged, conveyed and otherwise dealt with as separate legal lot or parcel. The parties acknowledge, however, that this Agreement contemplates the creation of a separate legal parcel for each of the Mall Project Parcel (including sub-parcels relating to the common parking area and the retail facility), the Music Project Parcel, the Energy Project Parcel and the Optional Improvement Site.

     SECTION 6.33.  Offices; Location of Collateral.

     (a) The chief executive office or chief place of business (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time) of the Borrower is located in Clark County, Nevada. The Borrower's federal employer identification number is 86-0856993.

     (b) All of the Main Project Security (other than the Accounts and general intangibles) is, or when installed pursuant to the Main Project Documents will be, located on the Site.

     (c) The Borrower's books of accounts and records are located at the chief executive office or the chief place of business.

     SECTION 6.34. Government Regulation. None of the Aladdin Parties nor LCNI is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness, other than the Nevada Gaming Laws (from and after the date that such Person holds any Gaming License), or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations under the Operative Documents complies with all applicable provisions of the Nevada Gaming Laws.

     SECTION 6.35. No Brokers. The Borrower represents that no broker or finder was responsible for or involved with the parties in connection with the transactions contemplated by this Agreement and the other Loan Documents and that there is no obligation for the payment of any brokerage commission, compensation or fee of any kind with respect to this Agreement or any other Loan Document except those included as an Issuance Fee or Expense.

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


                                   ARTICLE VII

                                    COVENANTS

     SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been indefeasibly paid and performed in full, the Borrower will perform or cause to be performed the obligations set forth in this Section 7.1.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer, the Administrative Agent and, as applicable, the Construction Consultant copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 30 days after the end of each month other than the last month of any Fiscal Quarter, a balance sheet of the Borrower and a consolidated and consolidating balance sheet of the Borrower and Subsidiaries, in each case as of the end of such month, and consolidated and consolidating statements of earnings and cash flow of the Borrower and Subsidiaries and statements of earnings and cash flow of the Borrower for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, certified as complete and correct by the chief financial or accounting Authorized Representative of the Borrower;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a balance sheet of the Borrower, the other Aladdin Parties (other than the Trust) and LCNI and a consolidated and consolidating balance sheet of each of the Borrower and Subsidiaries and the other Aladdin Parties (other than the Trust) and each of their respective Subsidiaries, in each case as of the end of such Fiscal Quarter, and consolidated and consolidating statements of earnings and cash flow of each of the Borrower and Subsidiaries and the other Aladdin Parties (other than the Trust) and each of their respective Subsidiaries and statements of earnings and cash flow of the Borrower, the other Aladdin Parties (other than the Trust) and LCNI, in each case for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified as complete and correct by the chief financial or accounting Authorized Representative of the Person for which such information is being delivered;

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audited financial statements for such Fiscal Year for such Person and for the Borrower and Subsidiaries and the other Aladdin Parties (other than the Trust) and each of their respective Subsidiaries, including therein a consolidated and consolidating balance sheet of each of the Borrower and Subsidiaries and the other

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

     Aladdin Parties (other than the Trust) and each of their respective Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and cash flow of each of the Borrower and Subsidiaries and the other Aladdin Parties (other than the Trust) and each of their respective Subsidiaries for such Fiscal Year, in each case as audited (without any Impermissible Qualification) by nationally recognized independent public accountants acceptable to the Administrative Agent;

          (d) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the Fiscal Year, a Compliance Certificate, executed by the chief financial or accounting Authorized Representative of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance (currently and on a pro forma basis after giving effect the payments to be made in respect of all federal, state and local income taxes of the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the payments to be made pursuant to clause (c) of Section 7.2.6) with the financial covenants set forth in Section 7.2.4.

          (e) as soon as possible and in any event within 90 days after the end of the fiscal year of the Trust, a letter from the Trust's tax accountants stating that the net worth of the Trust based upon the fair market value of its assets less liabilities is not less than $100,000,000, together with all other financial information required to be submitted by the Trust from time to time to the Person financing the Mall Project;

          (f) as soon as possible and in any event within three days after the Borrower, any of the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs obtains Knowledge of the occurrence of a Default, a statement of the chief executive, financial or accounting Authorized Representative of such Person setting forth details of such Default and the action which such Person has taken and proposes to take with respect thereto;

          (g) as soon as possible and in any event within five Business Days after the Borrower, any of the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs obtains Knowledge of (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy of the type and materiality described in Item 6.7 of the Disclosure Schedule, or
     (y) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Item 6.7 of the Disclosure Schedule, notice thereof and, to the extent the Administrative Agent reasonably requests, copies of all documentation relating thereto;

          (h) promptly after the sending or filing thereof, (x) copies of all reports and registration statements which the Borrower, any of the other Aladdin Parties or LCNI files with the SEC or any national or foreign securities exchange and (y) copies of all reports required to be filed by the Borrower with any Governmental Instrumentality, including any reports with respect to Environmental Matters and the Permits;

          (i) immediately upon becoming aware of (w) the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, (x) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under
     Section 302(f) of ERISA, (y) the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan or
     (z) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower, any of the other Aladdin Parties or LCNI of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

          (j) promptly upon receipt thereof, copies of all detailed management letters submitted to the Borrower by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants of the books of the Borrower, any of the other Aladdin Parties or LCNI;

          (k) promptly when available and in any event no later than 45 days prior to the last day of each Fiscal Year (commencing after the Effective Date), a budget for the next Fiscal Year, which budget shall be prepared on a Fiscal Quarter basis and shall contain a projected, consolidated balance sheet and statement of earnings and cash flow of the Borrower and Subsidiaries for such Fiscal Year, prepared in reasonable detail by the chief accounting or financial Authorized Representative of the Borrower (the Administrative Agent shall have the right to request clarifications on such budget within 20 days after delivery thereof);

          (l) promptly and in any event within five Business Days after the receipt thereof, any material notice received by any of the Borrower, any Aladdin Party or LCNI from any Nevada Gaming Authority, including all NGC-1 Reports and all exception reports, which notice relates to the construction, operation or maintenance of the Main Project, any Permit related thereto or any Equity Interest or any Membership Interest in any such Person;

          (m) as soon available and in any event within 30 days after the end of each month following the Opening Date, a report detailing the occupancy rate of the Hotel, the average room rate thereof, the win rate at the Casino and such other information prepared by the Borrower relating to the operation and condition of the Hotel/Casino;

          (n) prior to Final Completion, within 30 days after the end of each month, a monthly status report describing in reasonable detail the progress of the construction of each Construction Component and the Main Project as a whole since the immediately preceding report hereunder, including the cost incurred to the end of such month, an estimate of the time and cost required to complete each Construction Component and the Main Project as a whole, the progress of construction and how it relates to the Construction Benchmark Schedule and such other information and reports as the Administrative Agent or Construction Consultant may reasonably request; and

          (o) prior to Final Completion promptly after receipt thereof by the Borrower, all progress reports provided by the Design/Builder pursuant to the Design/Build Contract and the attachments thereto, if any, and such additional information relative thereto as the Administrative Agent or Construction Consultant may reasonably request;

          (p) as soon as possible and in any event within three days after the Borrower obtains Knowledge thereof, notice of any event, occurrence or circumstance which reasonably could be expected to cause the Main Project Budget not to be In Balance or render the Borrower, one or more of the Completion Guarantors, the Design/Builder, Fluor, the Energy Project Provider, or the Energy Project Guarantor incapable of, or preventing such Person from (x) achieving the Completion Date on or before the Outside Completion Deadline or (y) meeting any material obligation of such Person under the Operative Documents, the Design/Build Contract or the other Material Main Project Documents as and when required thereunder;

          (q) as soon as possible and in any event within three days after the Borrower obtains Knowledge thereof, notice of any termination or event of default or notice thereof or any requests for indemnification of any other party or any other notice relating to material rights or obligations with respect to the Reciprocal Easement Agreement, Site Work Agreement or Common Parking Area Use Agreement pursuant to the terms thereof under any Material Main Project Document;

          (r) any change in the Authorized Representatives of the Borrower, the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs and such notice shall include a certified specimen signature of any new Authorized Representative so appointed and, if requested by the Administrative Agent, satisfactory evidence of the authority of such new Authorized Representative;

          (s) prior to Final Completion, any proposed material change in the nature or scope of the Main Project or the business or operations of any of the Aladdin Parties (other than the Trust) or LCNI;

          (t) prior to Final Completion, any notice of any schedule delay delivered under the Design/Build Contract and all remedial plans and updates thereof;

          (u) the occurrence or existence of any Environmental Matter requiring notice to a Governmental Instrumentality or with respect to which notice is received from a Governmental Instrumentality;

          (v) any Event of Loss or any other event or development which could reasonably be expected to have a Material Adverse Effect;

          (w) prior to Final Completion, promptly, but in no event later than ten days after the receipt thereof by the Borrower, copies of (x) all Main Project Documents and Permits obtained or entered into by the Borrower after the Effective Date, (y) any amendment, supplement or other modification to any Permit received by the Borrower after the Effective Date, and (z) all notices relating to the Main Project received by or delivered to the Borrower from any Governmental Instrumentality or any of the other Project Parties; and

          (x) such other information respecting the condition or operations, financial or otherwise, of the Borrower, the other Aladdin Parties and/or LCNI as required by the other Loan Documents applicable to it other than with respect to the Trust (including information and reports from the chief accounting or financial Authorized Representative of the Borrower, in such detail as the Administrative Agent or any Lender or the Issuer through the Administrative Agent may reasonably request, with respect to the terms of and information provided pursuant to any Compliance Certificate) and as any Lender or the Issuer through the Administrative Agent may from time to time reasonably request.

     SECTION 7.1.2.  Compliance with Laws, etc.  The Borrower and
Subsidiaries will comply in all material respects with all applicable Legal Requirements, including:

          (a) the maintenance and preservation of the corporate or other organizational existence of such Person; and

          (b) the payment, before the same become delinquent, of all material Taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3. Maintenance of Properties; Operation; Reserves. The Borrower and Subsidiaries will maintain, preserve, protect and keep the portion of the Site owned or leased by such Person in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower will operate the Main Project as a luxury themed casino hotel (with a separate level of the Casino catering to premium players) in accordance with the standards which shall be at least equivalent to the standards of the Mirage on the Effective Date. The Theater shall be used to present events which are consistent with the first class nature of Complex. The Borrower shall maintain adequate working capital reserves and other reserves as set forth in the annual budget to be delivered by the Borrower in accordance with clause (k) of Section 7.1.1. From and after the

Opening Date, the Borrower shall for each year following the Opening Date establish a reserve for replacements ("FF&E Reserve") which shall be funded on a monthly basis at the percentage of gross revenues set forth below and to the level of maximum funding set forth below, in each case, opposite such year. After the FF&E Reserve has been funded to the level of maximum funding set forth below opposite such year, the Borrower shall have no further obligation to fund the FF&E Reserve until such time as amounts are withdrawn from the FF&E Reserve in which case monthly contributions at the percentage of gross revenues set forth opposite such year below shall resume:



                         Percentage of            Maximum
          Year           Gross Revenues           Funding
          ----           --------------           -------

          1                   1.75%               $12,000,000
          2                   1.25%               $12,000,000
          3                   1.3%                $12,000,000
          4                   1.35%               $12,000,000
          5                   2.5%                $18,000,000
          6                   2.5%                $18,000,000
          7                   3.0%                $18,000,000
          8                   3.0%                $18,000,000
          9                   3.0%                $18,000,000
          10                  3.0%                $18,000,000

     SECTION 7.1.4. Insurance. The Borrower shall maintain the insurance set forth on Exhibit E to the Disbursement Agreement and shall comply in all material respects with the requirements of such insurance policies.

     SECTION 7.1.5. Books and Records. The Borrower and Subsidiaries shall maintain adequate books, accounts and records with respect to the Main Project in compliance in all material respects with the regulations of any Governmental Instrumentality having jurisdiction thereof and, with respect to financial statements, in accordance with GAAP. Subject to reasonable safety requirements and the rights of other Persons, and (from and after the date that the Borrower holds a Gaming License) subject to Nevada Gaming Laws, the Borrower shall, at its cost and expense, permit employees or agents of the Administrative Agent and the Construction Consultant at any reasonable times and upon reasonable prior notice to inspect the Main Project, to examine or audit all of the Borrower's books, accounts and records pertaining or related to the Main Project, to make copies and memoranda thereof and, with respect to any Environmental Matters, to perform any tests or studies and prepare any reports reasonably required by the Administrative Agent. For all expenditures with respect to which Loans are made, the Borrower shall retain, until at least five years after the Administrative Agent has received the report specified in clause (a) of
Section 7.1.1 for the calendar month in which the

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

last Advance was made by the Lenders, all records (contracts, orders, invoices, bills, receipts and other documents) evidencing such expenditures.

     SECTION 7.1.6.  Environmental.  The Borrower and Subsidiaries will:

          (a) construct, use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Substances in material compliance with all applicable Environmental Laws;

          (b) promptly notify the Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to potential liability under or non-compliance with, Environmental Laws, and shall promptly resolve any material non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law; and

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section, including certificates confirming (x) removal of asbestos in the existing building on or before June 30, 1998, (y) removal of asbestos from the Theater within 30 days after such removal has been completed and (z) removal of all underground storage tanks within 30 days after such removal has been completed.

     SECTION 7.1.7. Additional Collateral. The Borrower shall cause the Administrative Agent to have at all times a first priority perfected security interest (subject only to Permitted Liens and Permitted Encumbrances) in all of the property (real and personal) owned from time to time by the Borrower, the other Aladdin Parties (other than the Trust) and LCNI to the extent the same constitutes or would constitute "Collateral" under the Loan Documents. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of the other Aladdin Parties (other than the Trust) and LCNI to, execute, deliver and/or file (as applicable) or cause to be executed, delivered and/or filed (as applicable), the pledge agreement(s), the security agreement(s), Uniform Commercial Code (Form UCC-1) financing statements, Uniform Commercial Code termination statements, and other documentation necessary to grant and perfect such security interest, in each case in form and substance satisfactory to the Administrative Agent.

     SECTION 7.1.8. Use of Proceeds. The Borrower shall apply the proceeds of the Credit Extensions:

          (a) to pay in part the Main Project Costs which are identified in the Main Project Budget to be paid from the Loans;

          (b) to pay the costs, expenses and fees required to be paid by the Borrower under this Agreement, the other Loan Documents and, to the extent set forth in the Main Project Budget, the other Operative Documents; and

          (c) in the case of Letters of Credit, for issuing Letters of Credit for the account of the Borrower to be delivered to suppliers or contractors providing materials to the Main Project which constitute Main Project Costs set forth in the Main Project Budget to be paid from the Loans; provided, however, that no Letter of Credit shall be issued for the Gaming Equipment or the Specified Equipment which is to be leased under an FF&E Lease and/or financed by the credit facilities contemplated by the Approved Equipment Funding Commitments.

     SECTION 7.1.9. Deposits into the Accounts. The Borrower shall deposit or cause to be deposited (v) all amounts required pursuant to
Section 7.1.14 into the Guaranty Deposit Account, (w) all amounts paid pursuant to the Completion Guaranty into the Guaranty Deposit Account, (x) all Loss Proceeds into the Loss Proceeds Account, (y) all Pre-Opening Revenues, the Net Distribution Amount, all amounts received from Aladdin Bazaar for reimbursement of costs of work on the Shoulder Space pursuant to the Site Work Agreement, all damages, liquidated or otherwise, and all other amounts paid to the Borrower prior to the Conversion Date pursuant to the Design/Build Contract, the Fluor Guaranty, the Contracts and the other Main Project Documents into the Borrower's Funds Account and (z) all other funds received by the Borrower prior to the Conversion Date (other than those permitted or required to be deposited elsewhere) into the Borrower's Funds Accounts. The Borrower shall not, at any time prior to the Completion Date, open or establish any bank, deposit or any other accounts at any financial institution other than the Accounts provided for herein.

     SECTION 7.1.10. Main Project Costs. The Borrower shall apply all proceeds described in Section 7.1.9 and all other amounts in the Accounts from time to time only to pay Main Project Costs in accordance with the terms of this Agreement and, if applicable, the Disbursement Agreement, including:

          (a) the application of the proceeds of Hotel/Casino Component Funding Sources only to pay Main Project Costs permitted pursuant to the allocation procedures of Section 2.5 of the Disbursement
     Agreement;

          (b) the application of the proceeds of Approved Equipment Funding Commitments only to the payment of the Gaming Equipment, the Specified Equipment and other Main Project Costs allocated to the Equipment Component;

          (c) the application of amounts in the Accounts only to pay Main Project Costs allocated to the Hotel/Casino Component, as set forth in the Main Project Budget; and

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

          (d) the incurrence and payment of Pre-Opening Expenses only to satisfy the Opening Conditions.

     SECTION 7.1.11. Repayment of Indebtedness. The Borrower shall repay, in accordance with its terms, all Indebtedness, including all sums due under this Agreement and the other Operative Documents subject, however, in the case of any such Indebtedness (excluding, however any Obligation) the repayment of which is limited by any term of any Operative Document, to such limitation.

     SECTION 7.1.12. Diligent Construction of the Main Project. With respect to the construction and Final Completion of each of the Hotel/Casino, the Energy Project, and, if applicable, the renovations to the Theater, the Borrower shall:

          (a) take or cause to be taken all action, make or cause to be made all Contracts and, if required, Subcontracts and do or cause to be done all things necessary to construct of the Hotel/Casino and, if applicable, the renovations to the Theater diligently to Final Completion in accordance with the Design/Build Contract, the Plans and Specifications and the other Operative Documents;

          (b) take or cause to be taken all action and do or cause to be done all things necessary to enforce the obligation of the Energy Project Provider and, if applicable, the Energy Project Guarantor to construct or cause the construction of the Energy Project diligently to Final Completion in accordance with the Energy Project Ground Lease, the Energy Service Agreement and the other Operative Documents applicable to the Energy Project, subject to clause (c) of Section 8.1.13; and

          (c) promptly after completing the Main Project Punchlist Items applicable to the Hotel/Casino and the Theater, as the case may be, request the Construction Consultant to issue the Main Project Punchlist Completion Certificate applicable to the Hotel/Casino and the Theater, as the case may be.

     SECTION 7.1.13. Compliance with Legal Requirements. The Borrower promptly and diligently shall (x) own, construct, maintain and operate the Main Project in compliance in all material respects with all applicable Legal Requirements, including the Permits, the Environmental Laws and (from and after the date that the Borrower holds a Gaming License) Nevada Gaming Laws and (y) procure, maintain and comply, or cause to be procured, maintained and complied with, in all material respects, all Permits required for any ownership, construction, financing, maintenance or operation of the Main Project or any part thereof at or before the time each such Permit becomes necessary for the ownership, construction, financing, maintenance or operation of the Main Project, as the case may be, as contemplated by the Operative Documents, except that the Borrower may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements, provided, however, that (1) none of the Agents, any of the Lenders, any of the Aladdin Parties or

LCNI would be subject to any criminal liability for failure to comply therewith and (2) all proceedings to enforce such Legal Requirements against the Agents, any of the Aladdin Parties or LCNI shall have been duly and effectively stayed during the entire pendency of such contest, except where failure to procure such stay could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 7.1.14. In Balance; Borrower Equity. If at any time the Project Budget is not In Balance, the Borrower shall deposit or cause to be deposited into the Guaranty Deposit Account, in cash, funds in the amount required to bring the Project Budget In Balance. Each such deposit shall be made on the earlier of (x) 10 days after demand therefor by the Administrative Agent or (y) the Business Day immediately preceding the date on which an Advance is to be made by the Lenders pursuant to the Loan Documents or, if applicable, by the Disbursement Agent pursuant to the Disbursement Agreement, as the case may be.

     SECTION 7.1.15. Security Interest in Newly Acquired Property. If the Borrower shall at any time acquire any interest in property not covered by the Loan Documents (excluding, however, property in which, pursuant to the Loan Documents, the Borrower is not required to grant a security interest in favor of any Secured Party) or enter into a Main Project Document, then promptly upon such acquisition or execution the Borrower shall execute, deliver and record a supplement to the Loan Documents, reasonably satisfactory in form and substance to the Administrative Agent, subjecting such interests to the Lien and security interests created by the applicable Loan Documents (with the priority contemplated thereby in favor of each Secured Party) and (if the Main Project Document is a Material Main Project Document) deliver to the Administrative Agent, on behalf of the Secured Parties, Consents (with such changes thereto as are reasonably acceptable to the Administrative Agent) with respect to the collateral assignment of any such Main Project Document.

     SECTION 7.1.16. Plans and Specifications. The Borrower shall provide to the Construction Consultant a copy of, and maintain at the Site, a complete set of Plans and Specifications as in effect from time to time. The Borrower shall provide or make available to the Construction Consultant a copy of all shop drawings, schedules, reports, diagrams, layouts, setting plans, cuts, explanations, catalogue references, samples and other data prepared by the Design/Builder, the Architect of Record or any Subcontractor in connection with the development of the Plans and Specifications during the time that the Borrower and the Owner Representative have to review and approve such items in order for the Construction Consultant to confirm the conformity thereof to the applicable provisions of this Agreement and the other Operative Documents; provided, however, in no event shall any such review by the Construction Consultant require the Borrower or the Owner Representative to delay the approval process thereof as set forth in Section 4.2 of the General Conditions annexed to the Design/Build Contract as Attachment D. Following the review and approval of such submissions as aforesaid, no material modifications to the Plans and Specifications may be made without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed if, after giving effect thereto, such modifications will not (w) cause a breach under the

Discount Note Indenture, (x) extend the Completion Date beyond the Outside Completion Deadline, (y) require any adjustment to the Guaranteed Maximum Price or the Design/Build Contract Time and (z) the Completion Guarantors have consented in writing to such modifications. The Borrower shall provide Final Plans and Specifications for the Hotel/Casino no later than six months prior to the estimated Completion Date and "as built" Plans and Specifications for the Hotel/Casino no later than three months after the Completion Date.

     SECTION 7.1.17.  Construction Consultant.  The Borrower shall:

          (a) cooperate and cause the Design/Builder and the Architect of Record to cooperate with the Construction Consultant in the performance of the Construction Consultant's duties hereunder and under the Construction Consultant Engagement Agreement. Without limiting the generality of the foregoing, the Borrower shall and shall instruct the Design/Builder and the Architect of Record to: (w) communicate with and promptly provide or make available to the Construction Consultant all invoices, documents, shop drawings, schedules, reports, diagrams, layouts, setting plans, cuts, explanations, catalogue references, samples and other data and information reasonably requested by the Construction Consultant with respect to the construction of the Main Project and, if applicable, the renovation of the Theater (x) provide the Construction Consultant with access to the Site and, subject, however, to required safety precautions, the construction areas (the Owner Representative shall accompany the Construction Consultant on any such visits), (y) provide the Construction Consultant with reasonable working space and access to telephone, copying and telecopying equipment (at no cost to the Lenders, the Construction Consultant, the Administrative Agent or the Disbursement Agent) and (z) otherwise facilitate the Construction Consultant's review of the construction of the Main Project and preparation of the certificates required hereby and by the Disbursement Agreement.

          (b) pay or cause to be paid to the Construction Consultant (or the Administrative Agent for the account of the relevant Lenders for reimbursement of payments advanced to the Construction Consultant) out of the Loans made hereunder (to the extent not otherwise paid from the Accounts or any other sources) all amounts required hereunder and under the Construction Consultant Engagement Agreement (and, in the case of any such reimbursement, to the extent so advanced by the Administrative Agent).

          (c) in addition to any other consultation required hereunder, following the end of each Fiscal Quarter, upon the reasonable request of the Administrative Agent, consult with any Person (other than Contractors or Subcontractors) regarding any adverse event or condition identified in any report prepared by the Construction Consultant or the Owner Representative, as the case may be.

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

     SECTION 7.1.18. Proper Legal Forms. The Borrower shall take all action within its control required or advisable to ensure that each of the Operative Documents is in proper legal form.

     SECTION 7.1.19. Preserving the Main Project Security. The Borrower shall:

          (a) Subject to clauses (b) and (c), undertake all actions which are necessary or appropriate in the reasonable judgment of the Administrative Agent and (from and after the date that the Borrower holds a Gaming License) as required by the Nevada Gaming Laws to (x) maintain the Secured Parties' respective security interests under the Loan Documents in the Main Project Security in full force and effect at all times (including the priority thereof) and (y) preserve and protect the Main Project Security and protect and enforce the Borrower's rights and title and the respective rights of the Secured Parties to the Main Project Security, including the making or delivery of all filings and recordations, the payments of fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other Liens (other than the Permitted Liens and the Permitted Encumbrances) adversely affecting the respective rights of the Secured Parties to and under the Main Project Security (except to the extent same is being contested in good faith by appropriate governmental proceedings promptly instituted and diligently contested, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor and (2) in case of any charge or claim which has or may become a Lien against any of the Main Project Security, such contested proceedings conclusively operate to stay the sale of any portion of the Main Project Security to satisfy such charge or claim which has of may become a Lien against any of the Main Project Security, such contested proceedings conclusively operate to stay the sale of any portion of the Main Project Security to satisfy such charge or claim) and the publication or other delivery of notice to third parties.

          (b) Take all actions and do all things as may be reasonably necessary under NRS Chapter 278 and the applicable provisions of the Clark County Code, Clark County, Nevada (the "Clark County Code"), to cause the Mall Project Parcel to become a separate legal parcel as promptly as practicable. The Borrower shall, upon creation of the Mall Project Parcel as a separate legal parcel, deliver a notice to such effect to the Administrative Agent. Promptly thereafter, at the Borrower's sole cost and expense, in substantially concurrent transactions:

               (i)the Borrower, in accordance with the Mall Project Ground Lease, shall transfer all of its right, title and interest in and to the Mall Project Parcel to Aladdin Bazaar by executing, delivering and recording at the Clark County, Nevada, Recorder's Office a Grant, Bargain and Sale Deed substantially in the form of Exhibit J hereto;

               (ii) the Borrower and Aladdin Bazaar shall terminate the Mall Project Ground Lease;

               (iii) the Mall Project Parcel shall be released from the Deed of Trust and reconveyed by the Lenders to Aladdin Bazaar, which release shall be recorded at the Clark County, Nevada, Recorder's Office; and

               (iv) substantially concurrently with the foregoing, and as a condition precedent thereto, the Borrower shall deliver to the Administrative Agent: (A) a legal opinion from counsel reasonably acceptable to the Administrative Agent to the effect that (after giving effect to the amendments and re-recordations contemplated by this clause (b)) (1) the Mall Project Parcel has been legally created as a separate legal parcel under NRS Chapter 278 and the applicable provisions of the Clark County Code, and (2) the Deed of Trust remains enforceable in accordance with its terms and continues to be effective to create the security interests described therein, together with such other legal opinions as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent,
          (B) endorsements, or commitments by the Title Insurer to issue endorsements, to the Title Policies, in each case in form and substance satisfactory to the Administrative Agent, insuring the continuing perfection and priority of the respective Liens on the Main Project Security and (C) any amendments to the Reciprocal Easement Agreement, the Site Work Agreement and the Common Parking Area Use Agreement necessary to allow continued performance by the parties thereto of their obligations thereunder.

          (c) Take all actions and do all things as may be reasonably necessary under NRS Chapter 278 and the applicable provisions of the Clark County Code, to cause the Music Project Parcel to become a separate legal parcel as promptly as practicable. The Borrower shall, upon creation of the Music Project Parcel as a separate legal parcel, deliver a notice to such effect to the Administrative Agent. Promptly thereafter, at the Borrower's sole cost and expense, in substantially concurrent transactions:

               (i) The Borrower, in accordance with the Music Project Ground Lease, shall transfer all of its right, title and interest in and to the Music Project Parcel to Aladdin Music by executing, delivering and recording at the Clark County, Nevada, Recorder's Office a Grant, Bargain and Sale Deed substantially in the form of Exhibit J hereto;

               (ii) the Borrower and Aladdin Music shall terminate the Music Project Ground Lease;

               (iii) the Music Project Parcel shall be released from the Deed of Trust and reconveyed by the Lenders to Aladdin Music, which release shall be recorded at the Clark County, Nevada, Recorder's Office; and

               (iv) substantially concurrently with the foregoing, and as a condition precedent thereto, the Borrower shall deliver to the Administrative Agent: (A) a legal opinion from counsel reasonably acceptable to the Administrative Agent to the effect that (after giving effect to the amendments and re-recordations contemplated by this clause (c)) (1) the Music Project Parcel has been legally created as a separate legal parcel under NRS Chapter 278 and the applicable provisions of the Clark County Code, and (2) the Deed of Trust remains enforceable in accordance with its terms and continues to be effective to create the security interests described therein, together with such other legal opinions as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent,
          (B) endorsements, or commitments by the Title Insurer to issue endorsements, to the Title Policies, in each case, in form and substance satisfactory to the Administrative Agent, insuring the continuing perfection and priority of the respective Liens on the Main Project Security and (C) any amendments to the Reciprocal Easement Agreement, the Site Work Agreement and the Common Parking Area Use Agreement necessary to allow continued performance by the parties thereto of their obligations thereunder.


     SECTION 7.1.20.  Application of Insurance and Condemnation Proceeds.

          (a) As a material inducement to the Lenders to enter into this Agreement, if any Event of Loss shall occur with respect to the Complex or any part thereof, the Borrower shall (x) promptly upon discovery or receipt of notice thereof provide written notice thereof to the Administrative Agent, (y) diligently pursue all its rights to compensation against all relevant insurers, reinsurers and/or Governmental Instrumentalities, as applicable, in respect of such event and (z) not, without consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), compromise or settle any claim involving an amount in excess of $100,000 per claim.

          (b) All awards, amounts, damages, compensation, payments, settlements and proceeds (including instruments) in respect of any Event of Loss including the proceeds of any insurance policy required to be maintained by the Borrower hereunder and awards or settlements from any condemnation (collectively, "Loss Proceeds") shall be applied as provided in this Section, subject, however, to the applicable provisions of the Reciprocal Easement Agreement. All Loss Proceeds shall be paid by the insurers, reinsurers, Governmental Instrumentalities or other payors directly to the Administrative Agent for deposit in the Loss Proceeds Account. If any Loss Proceeds are paid directly to the Borrower, any other Aladdin Party, LCNI, London Clubs Holdings or London Clubs or any Affiliate of any of the foregoing by any insurer, reinsurer, Governmental Instrumentality or such other payor, (x) such Loss Proceeds shall be received in trust for the Administrative Agent, (y) such Loss Proceeds shall be segregated from other funds of such Person and (z) such Person shall pay (or, if applicable, Borrower shall cause the Aladdin Parties or, if applicable, LCNI, London Clubs Holdings or London Clubs to pay) such Loss Proceeds over to the Administrative Agent in the same form as received (with any necessary endorsement) for deposit in the Loss Proceeds Account. In the event that for a period of 60 days after any Loss Proceeds are deposited in the Loss Proceeds Account, the Borrower is not permitted pursuant to the terms of the Disbursement Agreement to obtain Advances of such Loss Proceeds, then the Borrower shall use such proceeds to prepay the Loans in accordance with this Agreement, subject, however, to the applicable provisions of the Reciprocal Easement Agreement.

     SECTION 7.1.21.  Shoulder Space Encroachments.

          (a) The Borrower shall construct or cause to be constructed the Hotel/Casino and the Energy Project within the Main Project Parcel; provided, however, that (x) portions of the Hotel/Casino and other improvements constituting the Main Project may encroach onto the Mall Project Parcel or the Music Project Parcel, (y) portions of the Mall Project may encroach onto the Main Project Parcel or the Music Project Parcel and (z) portions of the Music Project may encroach onto the Mall Project Parcel or the Main Project Parcel, so long as: (1) none of such encroachments extends beyond the limitations set forth in the Reciprocal Easement Agreement and the Final Plans and Specifications and (2) the Borrower complies in all material respects with the provisions set forth in Section 7.2.17 in implementing any Scope Change that causes such encroachment.

          (b) Promptly after the creation of the Mall Project Parcel and the Music Project Parcel in accordance with this Agreement and the other Operative Documents, the Borrower shall implement such lot line adjustments as may be necessary to ensure that (x) all improvements which are to be constructed on the Mall Project are located on the Mall Project Parcel or on a parcel as to which Aladdin Bazaar has a permanent easement, (y) all improvements which are to be constructed on the Main Project are located on the Main Project Parcel or on a parcel as to which the Borrower has a permanent easement and (z) all improvements which are to be constructed on the Music Project are located on the Music Project Parcel or on a parcel as to which Aladdin Music has a permanent easement.

     SECTION 7.1.22. GECC Intercreditor Agreement. On or before the earlier of June 30, 1998 or the applicable date set forth in the GECC Commitment, the Borrower shall provide the Administrative Agent with the final form of documents to be used with respect to the FF&E Financing including the GECC Intercreditor Agreement. Such documents shall be in form and substance satisfactory to the Administrative Agent as determined in good faith in its sole discretion. The GECC Intercreditor Agreement shall provide, in relevant part, that the

Administrative Agent shall receive all notices given or received by GECC with respect to the FF&E Financing, that the Administrative Agent, on behalf of the Lenders, shall have the right but not the obligation to cure defaults of the Borrower under the FF&E Financing and such other rights, remedies and options as are customary for senior secured lenders to receive in transactions of this type.

     SECTION 7.1.23. Compliance with Material Main Project Documents and the Approved Equipment Funding Commitment. The Borrower shall comply duly and promptly, in all material respects, with its obligations, and enforce all of its respective rights, under all Material Main Project Documents, except where the failure to comply or enforce such rights, as the case may be, could not reasonably be expected to have a Material Adverse Effect.
The Borrower shall comply duly and promptly, in all material respects, with its obligations, and enforce all of its respective rights, under the Approved Equipment Funding Commitment.

     SECTION 7.2. Negative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been indefeasibly paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.2.

     SECTION 7.2.1. Business Activities. The Borrower and Subsidiaries will not engage in any business activity, except those described in the recitals and such activities as are reasonably incidental or substantially similar thereto.

     SECTION 7.2.2. Indebtedness. The Borrower and Subsidiaries will not directly or indirectly, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness or issue any shares of Preferred Stock, other than, without duplication, the following:

          (a) Indebtedness in respect of the Credit Extensions and other Obligations;

          (b) Existing Indebtedness;

          (c) Indebtedness of the Borrower comprised of Hedging
     Liabilities; provided, however, that the notional principal amount of any such Hedging Liabilities does not exceed the principal amount of Indebtedness to which such Hedging Liabilities relate;

          (d) Indebtedness of the Borrower incurred under the FF&E Financing; provided, however, that (x) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct and transaction expenses paid or charged in connection with, such purchase including reasonable transaction costs) of the FF&E purchased or leased with the proceeds thereof and (y) the aggregate principal amount of such Indebtedness, including any Permitted Refinancing Indebtedness incurred to refinance or replace any

     Indebtedness incurred pursuant to this clause (d), does not exceed $80,000,000 (including obligations characterized as operating leases or other off-balance sheet financing arrangements) outstanding at any time;

          (e) Indebtedness (to the extent that the incurrence thereof does not result in incurrence by the Borrower of any obligation for the payment of borrowed money of others) solely in respect of performance bonds; provided, that such Indebtedness was incurred in the ordinary course of business of the Borrower and in an aggregate principal amount outstanding under this clause (e) at any one time of not more than $10,000,000;

          (f)Indebtedness of the Borrower comprised of (x) at any time prior to the Outside Completion Deadline, additional Indebtedness under clause (d) of this Section in an aggregate amount not to exceed $40,000,000, plus (y) after a Default of the "In Balance" requirements in Section 7.1.14 and at any time prior to the Outside Completion Deadline, additional Indebtedness under clause (d) in an aggregate amount not to exceed $50,000,000 (provided that Indebtedness incurred pursuant to this clause (f)(y) is matched, dollar for dollar, by additional equity investments; provided, however, that the foregoing amounts shall be reduced by any amounts which the Lenders have agreed by amendment to this Agreement to lend pursuant to clause (a);

          (g) the Borrower may incur Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, renew, replace, substitute or refund, Indebtedness that was permitted to be incurred under clauses (b), (d) and (h) of this covenant;

          (h) after the Hotel/Casino is Operating, Indebtedness of the Borrower under any Working Capital Facility in an aggregate amount at any time outstanding not to exceed $20,000,000; and

          (i) Indebtedness of Aladdin Music in respect of the construction of the Music Project, the terms of which and the Instruments which evidence and secure such Indebtedness shall be satisfactory to the Administrative Agent as determined in good faith in its sole discretion.

Accrual of interest, the accretion of the accreted value or principal and the payment of interest in the form of additional Indebtedness and the issuance of the Borrower Series A Preferred Membership Interests, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     SECTION 7.2.3. Liens. The Borrower and Subsidiaries will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, excluding, however, Liens securing (x) the Obligations,

(y) Permitted Refinancing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien and is permitted under
Section 7.2.2 and which has been incurred in accordance with such Section; provided, however, that such Liens do not extend to cover any property or assets of the Borrower not already securing the Indebtedness so refinanced and (z) Permitted Liens, Permitted Encumbrances and Permitted Exceptions.

     SECTION 7.2.4. Financial Condition and Operations. The Borrower will not, as of the close of any Fiscal Quarter, commencing with the close of the Fiscal Quarter in which the Conversion Date occurs, permit:

          (a) Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio at the close of any such Fiscal Quarter set forth below to exceed the ratio set forth opposite such Fiscal Quarter:


            Such FQ Closing                       Total Debt to EBITDA
          after Conversion Date                            Ratio
          ---------------------                   --------------------
               FQ 1                                         4.1:1

               FQ 2                                         4.0:1

               FQ 3                                         4.0:1

               FQ 4                                         3.75:1

               FQ 5                                         3.75:1

               FQ 6                                         3.60:1

               FQ 7                                         3.60:1

               FQ 8                                         3.25:1

               FQ 9                                         3.25:1

               FQ 10                                        2.85:1

               FQ 11                                        2.85:1

               FQ 12                                        2.55:1

               FQ 13                                        2.55:1

               FQ 14                                        2.40:1

               FQ 15                                        2.40:1

               FQ 16                                        2.25:1

               FQ 17                                        2.25:1


            Such FQ Closing                       Total Debt to EBITDA
          after Conversion Date                            Ratio
          ---------------------                   --------------------
               FQ 18                                        2.15:1

               FQ 19                                        2.15:1

               FQ 20 and thereafter                         2.00:1

          (b) Interest Coverage Ratio. The Interest Coverage Ratio as of the close of any such Fiscal Quarter to be less than 2.0:1.0.

          (c) Net Worth. Net Worth as of the close of any such Fiscal Quarter to be less than the sum of $100,000,000 plus 85% of positive Net Income (after giving effect to the amount of Restricted Payments made by the Borrower in cash in accordance with clauses (a) and (c) of
     Section 7.2.6, subject to the terms thereof for the period, treated as one accounting period) from the Closing Date through the close of such Fiscal Quarter.

          (d) EBITDA. EBITDA at the close of any such Fiscal Quarter (determined for such Fiscal Quarter and the three immediately preceding such Fiscal Quarters or such lesser number of Fiscal Quarters to have elapsed since the Conversion Date) during any period set forth below to be less than the amount set forth below opposite such period:




               Period of FQs after
               Conversion Date               Amount
               -------------------      ------------
               FQ1 through FQ4          $105,000,000

               FQ5 through FQ8          $110,000,000

               FQ9 through FQ12         $120,000,000

               FQ13 through FQ16        $125,000,000

               FQ17 through FQ20        $130,000,000

               FQ21 and each
               Fiscal Quarter
               thereafter               $140,000,000

          (e) Minimum Fixed Charge Coverage. The Minimum Fixed Charge Coverage Ratio as of the close of any such Fiscal Quarter to be less than 1.10:1.0.

     SECTION 7.2.5. Investments. The Borrower and Subsidiaries will not make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Ongoing Investments;

          (b) Cash Equivalent Investments;


          (c) without duplication, Investments to the extent permitted as Indebtedness pursuant to Section 7.2.2;

          (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

          (e) Investments by way of contributions to capital or purchases of interests (directly or indirectly) (i) by the Borrower in AMH and Aladdin Music or by such Subsidiary in any of its Subsidiaries, subject to the limitations and the satisfaction of the conditions set forth in Section 2.2.7 of the Disbursement Agreement;

          (f) Investments constituting (x) accounts receivable arising,
     (y) trade debt granted or (z) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

          (g) the grant by the Borrower to Bazaar of the Mall Project Ground Lease and, upon the subdivision of the Site, the transfer by the Borrower to Aladdin Bazaar of the fee interest in the Mall Project Parcel and the Mall Project Easements, subject to, however subsection
     (b) of Section 7.1.22;

          (h) the grant of the Energy Project Ground Lease;

          (i) (x) the grant by the Borrower to AMH of the Music Project Ground Lease by the Borrower to Aladdin Music, (y) upon the subdivision of the Site, the transfer by the Borrower to Aladdin Music of the fee interest in the Music Project Parcel and the Music Project Easements, subject to, however subsection (c) of Section 7.1.19 and
     (z) upon consummation of the Music Project financing, an Investment not to exceed $21,250,000 in consideration for preferred Membership Interests in Aladdin Music pursuant to the Organizational Documents of Aladdin Music;

provided, however, that

          (j) any Investment which when made complied with the requirements of clauses (w), (x) or (y) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (k) no Investment otherwise permitted by clauses (c), (d), (e),
     (f) or (i)(z) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

     SECTION 7.2.6. Restricted Payments, etc. On and at all times after the date hereof:

          (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any Membership Interests (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any Membership Interests (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its Membership Interests or warrants to purchase its Membership Interests or splitups or reclassifications of its Membership Interests into additional or other shares of its Membership Interests ) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any Membership Interests (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any Membership Interests (now or hereafter outstanding) of the Borrower;

          (b) the Borrower will not, and will not permit any of its Subsidiaries to

               (i) make any payment or prepayment of principal of, or make any payment of interest on, (x) any subordinated debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such subordinated debt, or which would violate the subordination provisions of such subordinated debt or (y) any Discount Note; or

               (ii) redeem, purchase or defease, any subordinated debt or any Discount Note or make any payment for purposes of funding any of the foregoing;

(the foregoing prohibited acts referred to in clauses (a) and (b) being herein collectively referred to as "Restricted Payments"); provided, however, that

          (c) notwithstanding the provisions of clause (a) above, for so long as the Borrower is treated as a pass-through entity, or the Borrower is not treated as a separate entity, for United States federal income tax purposes (as evidenced by an opinion of counsel subject to usual qualifications and in reliance on customary representations, at least annually), the Borrower shall be permitted to make Restricted Payments to equity holders of the Borrower, in an amount not to exceed the Tax Amount for such period; provided, however, that (x) prior to any distributions of Tax Amounts, the Borrower shall deliver an officers' certificate to the Administrative Agent to the effect that the Borrower is a limited-liability company taxable as a partnership or other substantially similarly treated pass-through entity, or the Borrower is not treated as a separate entity, for United States federal income tax purposes and, after giving effect to any such distribution of such Tax Amount, the Borrower will continue to be in compliance with the covenants in Sections 7.2.4 and (y) at the time of such distributions, the most recent audited financial statements of the Borrower required to have been furnished pursuant to clause (c) of Section 7.1.1 reflect that the Borrower is treated as a limited-liability company taxable as a partnership or other substantially similarly treated pass-through entity or the Borrower, is not treated as a separate entity for United States federal income tax purposes for the period covered by such financial statements;

          (d) notwithstanding the provisions of clause (a) above, from and after March 1, 2003, the Borrower shall be permitted to make Restricted Payments on the Borrower Series A Preferred Membership Interests to Holdings from time to time in an amount sufficient to enable Holdings to make payments of interest on the Discount Notes which are then due and payable, such amount not to exceed the amount payable thereunder in accordance with the terms thereof in effect on the Effective Date;

          (e) notwithstanding the provisions of clause (a) above, the Borrower shall be permitted to make Restricted Payments in respect of the Management Fee pursuant to the Salle Privee Management Agreement as in effect on the Effective Date to Holdings, which shall in turn utilize all of any such Restricted Payment to make a distribution or dividend to LCNI, which shall in turn utilize all of any such Restricted Payment to make a distribution and/or dividend to London Clubs Holdings, which shall in turn utilize all of any such distribution or dividend to make a distribution and/or dividend to London Clubs;

          (f) notwithstanding the provisions of clause (a), the Borrower shall be permitted to make Restricted Payments on the Effective Date in respect of a fee equal to 1% of the amount of Indebtedness supported and enhanced by the Keep-Well Agreement on the Effective Date (such amount of Indebtedness being $265,000,000) and payment of an annual fee equal to 1.5% of the annual average Indebtedness outstanding under the Bank Credit Facility which is supported and enhanced by the Keep-Well Agreement, in each case as set forth in the London Clubs Purchase Agreement as in effect on the Effective Date, to Holdings, which shall in turn utilize all of any such Restricted Payment to make a distribution and/or dividend to LCNI, which shall in turn utilize all of any such Restricted Payment to make a distribution and/or dividend to London Clubs Holdings, which shall in turn utilize all of any such distribution or dividend to make a distribution or dividend to London Clubs;

          (g) notwithstanding the provisions of clause (a), the Borrower shall be permitted to make Restricted Payments with respect to the Employment Agreements in an aggregate amount not exceeding $2,000,000 in any Fiscal Year; and

          (h) notwithstanding the provisions of clause (a) above, the Borrower shall be permitted to make Restricted Payments as dividends or distributions to its stockholders in any Fiscal Quarter following the Conversion Date, so long as

               (i)  the Borrower shall have delivered to the Administrative
          Agent

                    (A) financial statements prepared on a pro forma basis
               to give effect to such Restricted Payment for the Fiscal Quarter (the "Base Fiscal Quarter") then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Section 7.1.1, and

                    (B) a certificate of the Borrower executed by its chief financial or accounting Authorized Representative demonstrating that the financial results reflected in such financial statements would result in a Total Debt to EBITDA Ratio at the Close of any such Base Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                    Period of Fqs            Total Debt to
               After Conversion Date         EBITDA Ratio
               ---------------------         -------------
               FQ1 through FQ4               3.50:1

               FQ5 through FQ8               3.25:1

               FQ9 and thereafter            3.00:1; and


               (ii) the aggregate amount of such Restricted Payment to be made by the Borrower pursuant to this clause (h), when added to the aggregate amount of all such Restricted Payments during the Fiscal Quarter in which such Restricted Payment would be made, does not exceed the lesser of (A) the sum of (1) 50% of Net Income for the Base Fiscal Quarter plus (2) the amount of Cash Contributions to Capital and (B) an amount equal to the excess of
          (1) Excess Cash Flow for the Base Fiscal Quarter over (2) the amount of Mandatory Prepayments required to have been made pursuant to clause (c) of Section 3.1.1 (without giving effect to the proviso to such Section) for the Base Fiscal Quarter;

          (i) no Restricted Payments otherwise permitted by clause (c),
     (d), (e), (f), (g) or (h) shall be made if a Default shall have occurred and be continuing or if a Default will result after giving effect thereto.

     SECTION 7.2.7. Capital Expenditures, etc. From and after the Conversion Date, the Borrower will not make or commit to make Capital Expenditures, except Capital Expenditures set forth in a budget delivered by the Borrower in accordance with clause (k) of Section 7.1.1; provided, however, in no event shall the Borrower make or commit to make any Capital Expenditures during any Fiscal Year occurring (a) during the period from the Effective Date through the fourth anniversary thereof in excess of $12,000,000 or (b) after such anniversary in excess of $18,000,000, in each case whether or not funded from the FF&E Reserve.

     SECTION 7.2.8. Rental Obligations. The Borrower will not, and will not permit any Subsidiary to, enter into at any time any arrangement (other than the arrangement described in clause (c) of the fifth recital) which involves the leasing by the Borrower from any lessor of any real or personal property (or any interest therein), which does not create a Capitalized Lease Liability and except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount in any Fiscal Year of rentals by the Borrower and Subsidiary in excess of, in the case of any such arrangements entered into prior to the 90th day following the Final Completion Date, $1,000,000 per annum and, in the case of any such arrangement entered into on or subsequent to such date, $5,000,000 per annum.

     SECTION 7.2.9. Take or Pay Contracts. Except for the Energy Project Service Agreement, the Borrower and Subsidiaries will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such other Person regardless of whether such materials, supplies, other property or services are in fact or can be required to be delivered or furnished to it.

     SECTION 7.2.10. Consolidation, Merger, etc. The Borrower and Subsidiaries will not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof).

     SECTION 7.2.11. Permitted Dispositions. The Borrower and Subsidiaries will not sell, transfer, lease, contribute or otherwise convey (including by way of merger), or grant options, warrants or other rights with respect to, any of the assets of such Person (including accounts receivable or capital stock of Subsidiaries) to any Person unless such disposition is in the ordinary course of its business or otherwise permitted by this Agreement; provided, however, that the Administrative Agent will not unreasonably withhold its consent to transfers of minority interests in the Borrower to members of the management team of the Borrower so long as such interests are pledged to the Lenders as security for the Loans.

     SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, amend (by Change Order or otherwise), modify (by Change Order or otherwise), terminate, supplement or waive a right under or permit or consent to the amendment, modification, termination, supplement or waiver

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of any of the provisions of, or grant any consent under (v) any Security
Agreement without the consent of the Administrative Agent (provided, however, that the Administrative Agent shall consent to any such amendment, termination or supplement which the Borrower is permitted to enter into pursuant to this Agreement), (w) any Permit, the effect of which could reasonably be expected to have a Material Adverse Effect, (x) the Energy Project Service Agreement, the Energy Project Ground Lease, the Mall Project Ground Lease (other than as set forth in clause (b) of Section 7.1.19), the Music Project Ground Lease (other than as set forth in clause (c) of Section 7.1.19), the Organizational Documents of the Borrower and Subsidiaries, the Fluor Guaranty, or the approved Equipment Funding Commitments (except for the purpose of replacing them with a commitment described in clause (b) of the definition of "Approved Equipment Funding Commitments") without obtaining the Administrative Agent's prior written consent in its sole discretion, (y) the Design/Build Contract or any other Subcontract entered into with a Subcontractor constituting a Material Main Project Document except in accordance with the procedures set forth in
Section 7.2.18 and Section 8.1.13, as applicable, below or (z) any other Material Main Project Document, the effect of which, with respect to such other Material Main Project Document, could reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Complex. Notwithstanding any of the foregoing, the Borrower may:

          (a) enter into Contracts and Subcontracts constituting Material Main Project Documents consistent with the Plans and Specifications, the Construction Benchmark Schedule, the Main Project Budget, and the Design/Build Contract as each is in effect from time to time so long as such Contract or Subcontract does not increase the Guaranteed Maximum Price or require an adjustment of the Design/Build Contract Time. Each such Contract or Subcontract, as the case may be, shall be in writing and shall become effective when and only when: (i) the Borrower and such other party thereto have executed and delivered such Contract or Subcontract (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) the Borrower has submitted to the Administrative Agent an Additional Contract Certificate together with all exhibits, attachments and certificates required thereby (including the Construction Consultant's Certificate), each duly completed and executed; (iii) if entering into such Contract or Subcontract will require a Change Order affecting the Main Project Budget, the Borrower has complied with the requirements of Section 7.2.18; (iv) if entering into such Contract or Subcontract will require a Change Order resulting in a Scope Change, the Borrower has complied with the provisions of Section 7.2.17; (v) if entering into such Contract will cause the Main Project Budget not to be In Balance, the Borrower has complied with the requirements of Section 7.1.14; and (vi) the Administrative Agent has acknowledged receipt of the materials referenced in clause (ii) above, as contemplated in the Additional Contract Certificate (which the Administrative Agent agrees to do promptly upon receipt of said material); and

          (b) from time to time, deliver a Change Order or amend any Contract or Subcontract to effect a Scope Change and may issue a Pending Item Claim (as referred to

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     in Section 18.11 of the Design/Build Contract).  Any such Change Order or amendment shall be in writing and shall identify with particularity all changes being made. Each such amendment shall be effective when and only when: (i) the Borrower and the Design/Builder, the Architect of Record or such other party to the Design/Build Contract, the Contract or Subcontract, as the case may be, have executed and delivered the Change Order or amendment, as the case may be (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) the Borrower has submitted to the Administrative Agent a Contract Amendment Certificate together with all exhibits, attachments and certificates required thereby, each duly completed and executed; (iii) if such Change Order or amendment will result in an adjustment to the Main Project Budget, the Borrower has complied with the requirements of
     Section 7.2.18; (iv) if such Change Order or amendment will have the effect of a Scope Change, the Borrower has complied with the provisions of Section 7.2.17; (v) if such amendment will cause the Project Budget not to be In Balance, the Borrower has complied with the requirements of Section 7.1.14 and (vi) the Administrative Agent has acknowledged its receipt of the materials referenced in clause
     (ii) above (which the Administrative Agent agrees to do promptly upon receipt of said materials).

     SECTION 7.2.13. Transactions with Affiliates. The Borrower will not sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower than those that would have been obtained in a comparable transaction by the Borrower with an unrelated Person and (ii) the Borrower delivers to the Administrative Agent (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, a certificate from an Authorized Representative of the Borrower certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a resolution of the Management Committee set forth in a certificate from an Authorized Representative of the Borrower certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved unanimously by the Management Committee and (c) with respect to any Affiliate Transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Administrative Agent of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. The foregoing provisions will not apply to any payments, transfers or dispositions pursuant to the following:
(i) any employment, indemnification, noncompetition or confidentiality agreement entered into by the Borrower in the ordinary course of business on terms customary in the hotel/casino business including the Employment Agreement; (ii) Restricted Payments permitted by the provisions of Sections 7.2.6; (iii) the Noteholder Completion Guaranty; (iv) the Keep-Well Agreement; (v) the Salle Privee Management Agreement; (vi) the Reciprocal Easement Agreement as in effect on the Effective Date; (vii) the

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Common Parking Area Use Agreement; (viii) any amendments, modifications, restatements, renewals, supplements and replacements to the Reciprocal Easement Agreement or the Common Parking Area Use Agreement approved by the Administrative Agent in its sole discretion; (ix) the Theater Lease after the Administrative Agent has approved the form and content thereof; (x) the payment by Aladdin Bazaar to the Borrower of up to $14,200,000 pursuant to
Section 4.5(a) of the Site Work Agreement, (xi) loans or advances to employees of the Borrower to fund the exercise price of options granted under employment agreements or stock option plans or agreements of the Borrower, in each case, as in effect on the Effective Date, not to exceed $500,000 outstanding at any one time; (xii) the Investments described in clauses (g), (h) and (i) of Section 7.2.5 and (xiii) the payment of reasonable fees to members of the Board of Managers or the Board of Directors, as the case may be, of the Borrower who are not employees of the Borrower.

     SECTION 7.2.14. Negative Pledges, Restrictive Agreements, etc. The Borrower will not enter into any agreement (excluding, however, (i) this Agreement and any other Loan Document, or (ii) in the case of clause (a) below, any agreement governing any Indebtedness permitted by clause (d) of
Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) governing any Indebtedness prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, to the extent that any such negative pledge would prohibit the creation or first priority perfection of any Liens of the type described in clause (x) of Section 7.2.3;

          (b) the ability of the Borrower or Subsidiaries to amend or otherwise modify any Operative Document; or

          (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION 7.2.15. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.

     SECTION 7.2.16. Stock of Subsidiaries. The Borrower will not permit any Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than (x) to the

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Borrower or another wholly-owned Subsidiary or (y) up to 50% of the common
Membership Interests of AMH to Planet Hollywood.

     SECTION 7.2.17.  Scope Changes.

     (a) Without obtaining the Required Scope Change Approval, the Borrower shall not direct, consent to or enter into any Scope Change if such Scope
Change:

          (i) will cause an increase in the Guaranteed Maximum Price or the Main Project Budget not to be In Balance, unless the Borrower complies with the requirements of Section 7.1.14 or amends the Main Project Budget as provided in clause (a) of Section 7.2.18 so that, after giving effect to the proposed Scope Change, the Main Project Budget will be In Balance;

          (ii) in the reasonable judgment of the Administrative Agent, is reasonably likely to materially and adversely change or affect the Main Project, the Energy Project, the Mall Project or the Music Project;

          (iii) in the reasonable judgment of the Construction Consultant (based on its experience, familiarity and review of the Main Project and representations provided by the Borrower, the Design/Builder, the Contractors and Subcontractors), could reasonably require an adjustment to the Design/Build Contract Time, delay the Completion Date beyond the Outside Completion Deadline, or could reasonably require the Design/Builder or the Subcontractors to accelerate performance (except in accordance with the Scope Change) of the Work pursuant to Section 16.0 of the General Conditions annexed to the Design/Build Contract as Attachment D;

          (iv) in the reasonable judgment of the Construction Consultant, could reasonably permit or result in any materially adverse modification or materially impair the enforceability of any warranty under or any material reduction in the quality standards set forth in the Design/Build Contract, any Contract or any Subcontract;

          (v)  is not permitted by a Main Project Document;

          (vi) could reasonably present a significant risk of the revocation or material adverse modification of any Permit;

          (vii) could reasonably cause the Main Project, the Mall Project, the Energy Project or the Music Project not to comply with Legal Requirements (provided, however, that the Construction Consultant shall be entitled to determine that no violation of any Legal Requirement will occur on the basis of a certification by the Borrower to such effect unless the Construction Consultant is aware of any inaccuracies in such certification); or

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          (viii)  could reasonably result in a material adverse
     modification, cancellation or termination of any insurance policy required to be maintained by the Borrower pursuant to Section 7.1.4.

Prior to implementing any Scope Change, the Borrower shall submit an Additional Contract Certificate or Contract Amendment Certificate and otherwise comply with the provisions of clauses (a) or (b) of Section 7.2.12, as applicable.

     (b) The Borrower shall not permit the Owner Representative to approve Design/Build Final Completion until the Construction Consultant has accompanied the Owner Representative on the final inspection of the Work and confirmed the acceptance thereof, which confirmation shall not be unreasonably withheld or delayed.

     (c) The Borrower may not approve any Change Order setting forth the amount of Realized Savings as contemplated by the Design/Build Contract until such Realized Savings have been confirmed by the Construction Consultant, which confirmation shall not be unreasonably withheld or delayed.

     SECTION 7.2.18. Amendment of Main Project Budget, Construction Benchmark Schedule; Design/Build Contract Time and Guaranteed Maximum Price. The Borrower shall not directly or indirectly amend (by Change Order or otherwise), modify (by Change Order or otherwise), allocate, reallocate or supplement or permit or consent to the amendment (by Change Order or otherwise), modification (by Change Order or otherwise), allocation, reallocation or supplementation of any of the Line Items, Line Item Categories or other sections of the Main Project Budget, the Construction Benchmark Schedule, or the Design/Build Contract Time or adjust the Guaranteed Maximum Price except as follows:

          (a) Concurrently with the implementation of any Scope Change, the Borrower shall submit a Main Project Budget/Schedule Amendment Certificate and amend the Main Project Budget in accordance with the provisions of clause (c) of Section 7.2.18 to the extent necessary so that the amount set forth therein for each Line Item Category and Line Item therein shall reflect all Scope Changes that have been made thereto.

          (b) The Borrower may from time to time amend the Main Project Budget in accordance with the provisions of clause (c) of this Section
     7.2.18 in order to increase, decrease or otherwise reallocate amounts allocated to specific Line Item Categories or Line Items. Any such amendments shall be effective after the Owner Representative and the Construction Consultant have reviewed and approved the proposed amendment.

          (c) The Borrower shall request an amendment to the Main Project Budget by delivering to the Disbursement Agent and the Construction Consultant a Main Project Budget/Schedule Amendment Certificate together with all exhibits, attachments and certificates required thereby, each duly completed and executed. Each such Main Project

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     Budget/Schedule Amendment Certificate shall describe with
     particularity the increases, decreases, contingency allocations, and other proposed amendments to the Line Item Categories and the Line Items within each Line Item Category which will be adjusted by such amendment. Increases to any Line Item Category or Line Item within such Line Item Category will only be permitted to the extent of (w) a trade transfer to such Line Item Category or Line Item within such Line Item Category from a different Line Item Category or Line Item within such Line Item Category so long as (1) such trade transfer is for a Main Project Cost which is included in the Line Item Category and a Line Item within such Line Item Category to which such trade transfer is being made, (2) after giving effect to such trade transfer, such Main Project Cost is no longer included in the Line Item Category or in any Line Item within such Line Item Category from which such trade transfer was made and (3) after giving effect to any such trade transfer, the Available Funds allocated to each such Line Item Category and Line Item equals or exceeds for such Line Item Category and Line Item the aggregate of (X) the costs required to complete such Line Item Category and Line Item, as the case may be,
     (Y) the Retainage Amount to be paid to Persons who have supplied labor or materials in connection with such Line Item Category and Line Item and (Z) with respect to the Line Item Category entitled "Cap. Interest", the amount required to pay interest and all other amounts due under this Agreement and the Approved Equipment Funding Commitment at the maximum rate of interest set forth in the Main Project Budget through the Conversion Date, (x) allocation of Realized Savings obtained in a different Line Item Category, (y) allocation of previously "unallocated contingency" (which allocations shall be subject to clause (f) of this Section 7.2.18 and, after giving effect to such allocation, the Unallocated Contingency Balance will equal or exceed the Required Minimum Contingency), or (z) allocation of an increase in Available Funds, including additional funds deposited in to the Accounts. Decreases to any Line Item Category will only be permitted upon (x) obtaining Realized Savings in such Line Item Category and (y) a trade transfer from such Line Item Category to a different Line Item Category so long as (1) such trade transfer is for a Main Project Cost which is included in the Line Item Category and a Line Item within such Line Item Category to which such trade transfer is being made, (2) after giving effect to such trade transfer, such Project Cost is no longer included in the Line Item Category or in any Line Item within such Line Item Category from which such trade transfer was made and (3) after giving effect to any such trade transfer, the Available Funds allocated to such Line Item Category and Line Item equals or exceeds for such Line Item Category and Line Item the aggregate of (X) the costs required to complete such Line Item Category or Line Item, as the case may be, (Y) the Retainage Amount to be paid to Persons who have supplied labor or materials in connection with such Line Item Category and Line Item and (Z) with respect to the Line Item Category entitled "Cap. Interest", the amount required to pay interest and all other amounts due under this Agreement and the Approved Equipment Funding Commitment at the maximum rate of interest set forth in the Main Project Budget through the Conversion Date.

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          (d)  The Borrower may, from time to time, amend the Construction
     Benchmark Schedule to extend the Completion Date, but not beyond the Outside Completion Deadline, by delivering to the Administrative Agent a Main Project Budget/Schedule Amendment Certificate (x) containing a revised Construction Benchmark Schedule reflecting the new Completion Date and (y) complying with the applicable provisions of this Section
     7.2.18 with respect to the changes in the Main Project Budget that will result from the extension of the Completion Date. If a Force Majeure Event occurs, then the Borrower shall be permitted to extend the Completion Date for up to one year to the extent that (w) the Borrower certifies the occurrence and continuation of such Force Majeure Event in writing, (x) the Construction Consultant confirms that such extension is reasonably necessary to overcome any delays caused by the Force Majeure Event, (y) the Borrower has satisfied the conditions to such extension as set forth in the definition of "Force Majeure Event", and (z) such extension is permitted by the Design/Build Contract.

          (e)  Upon satisfaction of the conditions set forth in this
     Section 7.2.18, such Change Order or amendment shall become effective hereunder.

          (f) Allocations of the Line Items in the Line Item Category entitled "Project Contingency" (x) for each of the first three months after the Effective Date shall not exceed $1,000,000 in the aggregate for each such month and (y) thereafter shall not exceed 10% for any one Line Item Category provided that after giving effect to such allocation, the Unallocated Contingency Balance will equal or exceed the Required Minimum Contingency.

     SECTION 7.2.19. Hazardous Substances. The Borrower and Subsidiaries shall not release, emit or discharge into the environment any Hazardous Substances in material violation of any Environmental Law, Legal
Requirement or Permit.

     SECTION 7.2.20. No Other Powers of Attorney. The Borrower and Subsidiaries shall not execute or deliver any agreement creating any Lien (other than Permitted Liens), powers of attorney (other than powers of attorney for signatories of documents permitted or contemplated by the Operative Documents), or similar documents, instruments or agreements, except to the extent such documents, instruments or agreements comprise part of the Loan Documents.

     SECTION 7.2.21. Opening. The Borrower shall not begin Operating the Hotel/Casino unless each of the Opening Conditions has been satisfied and the Borrower has delivered to the Administrative Agent a certificate in the form of Exhibit T-1 hereto and the Construction Consultant has delivered to the Administrative Agent a certificate in the form of Exhibit T-2 hereto.

     SECTION 7.2.22. Actions Affecting Energy Provider. The Borrower shall not take any action, give consent to, approve or fail to object to the action of any other Person which results

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in the Energy Provider being subject to more extensive or restrictive regulation under federal or Nevada state law.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

          (a) any Letter of Credit Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.2 or
     Section 2.6.4, as the case may be;

          (b) any principal of or interest on any Loan, and, with respect to any Default in the payment of interest, such Default shall continue unremedied for a period of two Business Days; or

          (c) any fee described in Article III or of any other Obligation and such Default shall continue unremedied for a period of five days.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower and Subsidiaries made or deemed to be made hereunder or in any other Operative Document executed by it or any other writing or certificate furnished by or on behalf of any such Person to any Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V hereof or Article 3 of the Disbursement Agreement) is or shall be incorrect when made or deemed to have been made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower and Subsidiaries shall default in the due performance and observance of any of their respective obligations under Section 7.1.9,
Section 7.1.10 or Section 7.2.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower, any of the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs shall default in the due performance and observance of any Operative Document executed by it, and such default shall continue unremedied for a period of 30 days (or such other period of time during which performance is required under the applicable Operative Document) after notice thereof shall have been given to such Person by the Administrative Agent.


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

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period or, whether by acceleration or otherwise, of any Indebtedness of the Borrower or any of its Subsidiaries (other than Aladdin Music and AMH) (other than Indebtedness described in Section 8.1.1 or unsecured Indebtedness of the Borrower or any such Subsidiary incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding, however,
(x) Indebtedness incurred through the borrowing of money and (y) Contingent Liabilities in respect of Indebtedness other than Indebtedness of the nature referred to in clause (d) thereof)) having a principal amount, individually or in the aggregate, in excess of $2,000,000, or a Default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (subject to any applicable grace period) if the effect of such Default is to accelerate the maturity of any such Indebtedness or such Default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or to cause an offer to purchase or redeem such Indebtedness to be required to be made, prior to its expressed maturity.

     SECTION 8.1.6. Outside Completion Deadline. The Borrower shall fail to achieve the Completion Date on or before the Outside Completion Deadline.

     SECTION 8.1.7. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 individually or in the aggregate (excluding, however, any amounts fully covered by insurance (less any applicable deductible) or indemnification and as to which the insurer or the indemnifying party, as the case may be, has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or Subsidiaries, (y) or Aladdin Bazaar or ABH prior to completion of the Mall Project or (z) Aladdin Music or AMH prior to the completion of the Music Project and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof.

     SECTION 8.1.8. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA and such failure continues for 30 days or more.


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     SECTION 8.1.9.  Change in Control.  Any Change in Control shall occur.

     SECTION 8.1.10. Bankruptcy, Insolvency, etc. The Borrower, any of the other Aladdin Parties (other than the Trust), LCNI or, prior to the time that London Clubs has indefeasibly paid and performed its obligations under the Completion Guaranty and the Keep-Well Agreement or such Instruments have terminated or otherwise expired by their terms, London Clubs shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, however, that the Borrower and Subsidiaries each hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under this Agreement and the other Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Person which is the subject of such case or proceeding, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, however, that the Borrower and Subsidiaries each hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents and the other Operative Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.11. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or,

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except as permitted under any Loan Document, any Lien securing any
Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

     SECTION 8.1.12.  Advance Requests.   The failure, for 30 consecutive
days, of the Borrower to submit an Advance Request or if an Advance Request is submitted, the failure for 30 consecutive days, of the Borrower to satisfy, in all material respects, the conditions to the approval of such Advance Request by the Disbursement Agent.

     SECTION 8.1.13. Breach of Main Project Documents. The Borrower, any other Aladdin Party or any other Person thereto shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Material Main Project Document or any other agreement (other than the Loan Documents and the Discount Note Trust Indenture) to which such Person is a party if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect and such breach or default shall continue unremedied for 30 days after notice from the Administrative Agent to the Borrower; provided, however, that in the case of any Main Project Document,

          (a) if the breach or default is reasonably susceptible to cure within 90 days but cannot be cured within such 30 day period despite the Borrower's or such other Person's, as the case may be, good faith and diligent efforts to do so, the cure period shall be extended as is reasonably necessary beyond such 30 day period (but in no event longer than 90 days) if remedial action reasonably likely to result in cure is promptly instituted within such 30 day period and is thereafter diligently pursued until the breach or default is corrected; and

          (b) if the breach is by a Person other than the Borrower or any of the other Aladdin Parties, then no Event of Default shall be deemed to have occurred as a result of such breach if the Borrower provides written notice to the Administrative Agent immediately upon (but in no event more than 2 Business Days after) such Person becoming aware of such breach that such Main Project Document shall be replaced (or that replacement is not necessary) and (x) a replacement obligor or obligors reasonably acceptable to the Borrower (after consultation with the Construction Consultant) for the affected Person (if in the reasonable judgment of the Borrower (after consultation with the Construction Consultant) a replacement is necessary), (y ) the Borrower enters into a replacement Main Project Document in accordance with Section 7.2.12 on terms no less beneficial to the Borrower and the Lenders in any material respect than the Main Project Document so terminated (if in the reasonable judgment of the Borrower (after consultation with the Construction Consultant) a replacement is necessary) and (z) such termination, after considering any replacement obligor and replacement Main Project Document and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

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          (c)  if the breach is by the Energy Project Provider under the
     Energy Project Ground Lease and, if applicable, the Energy Service Agreement and the Energy Project Guarantor is not performing its obligations under the Energy Project Guaranty, no Event of Default shall be deemed to have occurred as a result of such breach if (w) the Borrower provides written notice to the Administrative Agent immediately upon (but in no event more than 2 Business Days after) the Borrower becoming aware of such breach that the Borrower will commence and diligently and continuously prosecute to completion the enforcement of the obligations of the Energy Project Provider under the Energy Project Ground Lease and, if applicable, the Energy Service Agreement and the Energy Project Guarantor under the Energy Project Guaranty, (x ) the Borrower has made arrangements to obtain reliable electrical and other utility services at appropriate levels required to start-up, operate and maintain the Hotel/Casino in a safe, efficient and reliable manner, (y) if the Energy Project Ground Lease or the Energy Service Agreement is terminated as a result of such breach the Borrower replaces the Energy Project Ground Lease and Energy Service Agreement so terminated in accordance with Section
     7.2.12 on terms no less beneficial to the Borrower and the Lenders in any material respect than the Energy Project Ground Lease or Energy Service Agreement so terminated and (z) any such termination, after considering any replacement obligor and replacement to the Energy Project Ground Lease or Energy Service Agreement, as the case be, and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.1.14. Termination or Invalidity of Main Project Documents; Abandonment of Main Project.

     (a) The Design/Build Contract shall have terminated, become invalid or illegal or otherwise ceased to be in full force and effect or if any of the other Material Main Project Documents shall have terminated (except with respect to the Energy Project as provided in clause (c) of Section 8.1.13), become invalid or illegal, or otherwise ceased to be in full force and effect if the effect thereof could reasonably be expected to have a Material Adverse Effect with respect to the Borrower or the Main Project; provided, however, that, with respect to any Material Main Project Document other than the Design/Build Contract and the Fluor Guaranty, no Event of Default shall be deemed to have occurred as a result of such termination if the Borrower provides written notice to the Administrative Agent, immediately upon (but in no event more than two Business Days after) the Borrower becoming aware of such Main Project Document ceasing to be in full force or effect that the Borrower intends to replace such Main Project Document (or that replacement is not necessary) and (x) the Borrower obtains a replacement obligor or obligors reasonably acceptable to the Borrower (after consultation with the Construction Consultant) for the affected party (if in the reasonable judgment of the Borrower (after consultation with the Construction Consultant) a replacement is necessary),
(y) the Borrower enters into a replacement Main Project Document in accordance with Section 7.2.12, on terms no less beneficial to the Borrower and the Lenders in any material respect than the Main Project Document so terminated, within 60 days of such termination (if in the

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reasonable judgment of the Borrower (after consultation with the
Construction Consultant) a replacement is necessary) and (z) such termination, after considering any replacement obligor and replacement Main Project Document and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect;

     (b) The Borrower shall cease to own the Site (excluding, however, the Mall Project Parcel and the Music Project Parcel to the extent permitted by clause (b) of Section 7.1.19 and clause (c) of Section 7.1.19) and all parcels and subdivisions comprising the Site, the Improvements or the Site Easements for the purpose of owning, constructing, maintaining and operating the Main Project in the manner contemplated by the Operative Documents; or

     (c) The Borrower shall abandon the Main Project or otherwise cease construction of the Main Project or, after Final Completion, cease to pursue the operations of the Main Project in accordance with standard industry practice or shall sell or otherwise dispose of its interest in the Main Project.

     SECTION 8.1.15. Government Authorizations. Any Permit necessary for the ownership, construction, maintenance, financing or operation of the Main Project shall be modified, refused, rejected, suspended, revoked or canceled, or allowed to lapse (including casino, gaming or gambling business) or a notice of a material violation is issued under any Permit, by the issuing agency or other Governmental Instrumentality having jurisdiction, or any proceeding is commenced by any Governmental Instrumentality for the purpose of modifying, suspending, revoking or canceling any Permit and such modification, refusal, rejection, revocation or loss of such Permit or such notice of a material violation or proceeding is reasonably likely to have a Material Adverse Effect.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.10 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Letter of Credit Reimbursement Obligations) shall automatically be and become immediately due and payable without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings in accordance with Section 2.6.4.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.10) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Letter of Credit Reimbursement Obligations) to be due and payable or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due

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and payable, without further notice, demand or presentment, or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings in accordance with Section 2.6.4. In addition to the foregoing, the Administrative Agent upon direction of the Required Lenders may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise any or all rights and remedies at law or in equity (in any combination or order that the Lenders may elect, subject to the foregoing), including, without prejudice to the Lenders' other rights and remedies, the following:

          (a) refuse, and the Lenders shall not be obligated, to consent to or direct that any payments be made from any Account or other funds held by the Disbursement Agent by or on behalf of the Borrower and may suspend or terminate the Lenders' obligation to make additional Advances (other than obligatory Advances hereunder pursuant to Section
     2.6.1 and Section 2.6.4), to process requests by the Borrower and to perform any other obligations of the Lenders which are expressly subject to there not being a Default under this Agreement shall be terminated; the remedy set forth in this Section 8.3(a) shall be exercised automatically upon an Event of Default with respect to the Borrower described in Section 8.1.10;

          (b) make or do the same in such manner and to such extent as the Lenders may deem necessary to protect the security hereof, the Lenders being authorized to enter upon and take possession of the portion of the Site owned by the Borrower for such purposes, and any sums expended for such purposes shall become part of the Indebtedness evidenced and secured by the Deed of Trust;

          (c) commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers or duties of the Lenders hereunder, whether brought by or against the Borrower or the Lenders;

          (d) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance that in the judgment of the Lenders may impair or reasonably appear to impair the security of the Deed of Trust or the other Loan Documents, the interests of the Lenders or the rights, powers and/or duties of the Lenders hereunder and any sums expended for such purposes shall become part of the Indebtedness evidenced and secured by the Loan Documents;

          (e) the Lenders (and their nominee and/or designee) are authorized either by themselves or by their agents or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Main Project, both real and personal, and exclude the Borrower and all other Persons

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     therefrom and thereupon the Lenders (or their nominee or designee)
     may, (u) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Main Project and conduct business thereat, (v) take possession of all materials, supplies, tools, equipment and construction facilities and appliances located on the portion of the Site owned by the Borrower and perform any and all work and labor necessary to complete the construction of the Main Project in accordance with the Plans and Specifications, the Reciprocal Easement Agreement, the other Operative Documents and any agreements relating to the Main Project existing at the time the Lenders (or their nominee and/or designee) enter into possession of the Main Project and perform any and all work and labor necessary to complete the Main Project or to operate and maintain the Main Project, and all sums expended in so doing, together with interest on such total amount at the rate set forth in Section 3.2.2, shall be repaid by the Borrower to the Lender upon demand and shall be secured by the Loan Documents, (w) employ watchmen to protect the Main Project,
     (x) make alterations, additions, renewals, replacements and improvements to the Main Project and, if required by the Reciprocal Easement Agreement, the Operative Documents or any agreements relating to the portion of the Site owned by the Borrower, (y) exercise all rights and powers of the Borrower with respect to the portion of the Site owned by it and pursuant to or under the Reciprocal Easement Agreement, the Operative Documents or any agreements relating to the portion of the Site owned by the Borrower, whether in the name of the Borrower or otherwise, including the right to make, cancel, enforce or modify the Reciprocal Easement Agreement, the Operative Documents or any agreements relating to the portion of the Site owned by the Borrower, obtain and evict tenants and other Persons, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income from the Main Project, and every part thereof, the Reciprocal Easement Agreement, the Operative Documents or any agreements relating to the portion of the Site owned by the Borrower and (z) apply the receipts therefrom to the payment of the Indebtedness evidenced and secured by the Loan Documents in accordance with this Agreement, after deducting therefrom all expenses (including reasonable attorneys' fees and costs and expenses) incurred in connection with the aforesaid operations and all amounts to pay the Impositions, assessments, insurance and other charges in connection with the Main Project as well as just and reasonable compensation for the services of the Administrative Agent, the Lenders and their counsel, agents and employees;

          (f) exercise all rights and remedies under the Deed of Trust and the other Loan Documents;

          (g) institute an action, suit or proceeding in equity for the specific performance by the Borrower of any covenant, condition, or agreement contained herein or in any of the other Loan Documents;


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          (h) recover judgment on the Completion Guaranty or the Keep-Well
     Agreement either before, during or after any proceedings for the enforcement of the Lenders' rights and remedies hereunder or under the other Loan Documents;

          (i) apply, ex parte and without notice to any Person, for the appointment of a custodian, receiver, liquidator or conservator of the portion of the Site owned by the Borrower, without regard for the adequacy of the security for the Indebtedness evidenced and secured by the Loan Documents;

          (j) set off and apply all monies on deposit in any Account or any amounts paid under the Completion Guaranty or any other monies of the Borrower on deposit with the Disbursement Agent to the satisfaction of the Obligations under all of the Loan Documents; and

          (k) exercise any and all rights and remedies available to it under applicable law or any of the Operative Documents.

Except as otherwise set forth herein, all sums expended by the Lenders for any of the purposes described above shall be deemed to have been advanced to the Borrower under and pursuant to the provisions of this Agreement, shall bear interest at the rate of interest set forth in Section 3.2.2 and shall be secured by the Deed of Trust. The Administrative Agent or the Lenders (or their nominee or designee) may at any time discontinue any action or remedy commenced by it or them, as the case may be, or change any course of action undertaken by it or them, and in such event, the Administrative Agent and the Lenders (or their nominee or designee) shall not be bound by any requirements or limitations of time contained in the Deed of Trust or the other Loan Documents. For the foregoing purposes, the Borrower to the fullest extent permitted by law, hereby constitute and appoint the Administrative Agent (or its nominee or designee) as the true and lawful agent and attorney-in-fact of the Borrower with full power of substitution and hereby empowers the Administrative Agent (and its nominee or designee) to take such action and require such performance as its or they deem necessary or desirable. This agency and power of attorney shall be deemed to be coupled with an interest and shall be irrevocable.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

     SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of

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applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, consultants' fees and as to which the Administrative Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Operative Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Operative Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing in the case of the Borrower and at the Federal Funds Rate (in the case of a Lender) (for the first two Business Days after which such amount has not been repaid) and thereafter at the interest rate applicable to Loans comprising such Borrowing. Nothing in this Section shall affect or impair the rights or remedies of the Borrower against such Lender so long as such amount and interest, if any, has been repaid to the Administrative Agent.

     SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any

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recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution and having (x) a combined capital and surplus of at least $250,000,000 and (y) a credit rating of AA or better by Moody's or a comparable rating by S&P; provided, however, that if, after expending all reasonable commercial efforts, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in item (y), such retiring Administrative Agent shall be permitted to appoint as its successor from all available commercial banking institutions willing to accept such appointment such institution having the highest credit rating of all such available and willing institutions. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

          (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

          (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes

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held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Scotiabank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs or any of the other Project Parties or any Subsidiary or Affiliate thereof as if Scotiabank were not the Administrative Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, the other Aladdin Parties, LCNI, London Clubs Holdings or London Clubs, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

     SECTION 9.8. Consultants and Reports. (a) The Administrative Agent, in its sole discretion, may remove from time to time the Independent Consultants and appoint replacements as the Administrative Agent may choose after consultation with the Borrower. As soon as practicable, notice of any replacement Independent Consultant shall be given by the Administrative Agent to the Borrower and the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by the Borrower.

     (b) Each of the Independent Consultants shall be contractually obligated to the Administrative Agent to carry out the activities required of it in the Loan Documents, the Disbursement Agreement and in the Construction Consultant Engagement Agreement and as otherwise requested by the Administrative Agent. The Borrower acknowledges that, except as provided in the Construction Consultant's Engagement Agreement with respect to the Construction Consultant, it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any

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advice given by such Independent Consultant in the due performance in good faith of its duties except for the gross negligence and willful misconduct of the Independent Consultant.

     SECTION 9.9. GECC Intercreditor Agreement. Each Lender hereby authorizes the Administrative Agent, on behalf of and for the benefit of such Lender, to enter into the GECC Intercreditor Agreement, and such Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of the Required Lenders (or, if such amendment, modification, termination or waiver would result in a change that under Section 10.1 would require the consent of all Lenders, then the prior consent of all Lenders).

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

          (a) extend any Commitment Termination Date or modify this Section without the consent of all Lenders;

          (b)increase the aggregate amount of any Lender's then existing Commitment Amounts, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

          (c) extend the Stated Maturity Date for any Lender's Loan, or reduce the principal amount of or rate of interest on any Lender's Loan, without the consent of such Lender; provided, however, that any vote to rescind any acceleration made pursuant to Section 8.2 or 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders;

          (d) change the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

          (e) increase the Stated Amount of any Letter of Credit unless consented to by each Issuer;

          (f) release the Sponsors under the Keep-Well Agreement, the Completion Guarantors under the Completion Guaranty, or discharge the Lien of the Deed of Trust

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     (except in accordance with clause (b) or (c) of Section 7.1.19) or release all or substantially all of the other security interests granted pursuant to the Loan Documents, in each case without the consent of all Lenders as expressly provided herein or therein; or

          (g) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent, or any Issuer, unless consented to by the Administrative Agent or such Issuer, as the case may be.

provided, further, however, that, at any time when no Default shall have occurred and be continuing, Non-Defaulting Lenders holding more than 50% of the sum of the aggregate outstanding principal amount of the Loans then held by such Lenders plus the participation interests of such Lenders in Letter of Credit Outstandings may authorize the release by the Administrative Agent of the Music Project Parcel and the common Membership Interests of Aladdin Music upon the closing of the financing for the Music Project. No failure or delay on the part of the Administrative Agent, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and communications shall be deemed to have been properly given if (x) hand delivered with receipt acknowledged by the recipient; (y) if mailed, upon the fifth Business Day after the date on which it is deposited in registered or certified mail, postage prepaid, return receipt requested or (z) if by Federal Express or other nationally-recognized express courier service with instructions to deliver on the following Business Day, on the next Business Day after delivery to such express courier service. Notices and other communications may also be properly given by facsimile but shall be deemed to be received upon automatic facsimile confirmation of receipt thereof by the intended recipient machine therefor with the original of such notice or communication to be given in the manner provided in the second sentence of this Section; provided, however, that the failure to deliver a copy in accordance with the second sentence of this Section shall not invalidate the effectiveness of such facsimile notice.

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent (including the reasonable fees and out-of-

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pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of any Loan Document or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document;

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document; and

          (d) the preparation of any information or response required with respect to any investigative request or inquiry, approval, findings of suitability or any other response or communication involving a Governmental Instrumentality arising out of this Agreement, any other Operative Documents or any Obligation evidenced and secured by the Loan Documents or the participation in any public or investigatory hearing or meeting.

The Borrower further agrees to pay, and to save the Administrative Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, the Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and, following a Default of the nature set forth in Section 8.1.10 or an Event of Default, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel and fees and expenses of consultants to the Administrative Agent, the Issuer and the Lenders, and, based upon the written advice of legal counsel, a copy of which shall be provided to the Borrower, that in such counsel's judgment having a common counsel for the Administrative Agent, the Issuer and the Lenders would present such counsel with a conflict of interest, of one other counsel selected by the Required Lenders (other than the Administrative Agent)) incurred by the Administrative Agent, the Issuer or such Lenders in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby

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indemnifies, exonerates and holds the Administrative Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension); provided, however, that any such action is resolved in favor of such Indemnified Party;

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, the Issuer or any Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any other Aladdin Party which owns or leases a portion of the Site of any Hazardous Substances;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any other Aladdin Party which owns or leases a portion of the Site of any Hazardous Substances (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or any other Aladdin Party which owns or leases a portion of the Site;

          (f) each Lender's Environmental Liability (the indemnification herein for any Environmental Claim shall survive repayment of the Notes and any transfer of the property of the Borrower by foreclosure or by a deed in lieu of foreclosure, regardless of whether caused by, or within the control of, the Borrower); or


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

          (g) the liability of any of the Indemnified Parties with respect to the Reciprocal Easement Agreement, the Site Work Agreement and the Common Parking Area Use Agreement;

except for, in each case, (x) any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct and (ii) any such Indemnified Liabilities arising from actions, occurrences, or events that take place after conveyance of the portion of the Site by foreclosure or deed in lieu of foreclosure. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against the Administrative Agent, the Issuer or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of the Indemnified Parties is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative

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

Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF
NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR DEED OF TRUST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and the Fee Letters constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements, written or oral, with respect thereto including the Commitment Letter.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders, which consent shall be determined in good faith in their sole discretion; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments. Upon prior notice to the Borrower and the Administrative Agent, any Lender,

          (a) with the consent of the Borrower, the Issuer and the Administrative Agent (which consents shall not be unreasonably delayed or withheld; provided, however, that in the event of a proposed assignment of any Commitment to an assignee, the obligations of which do not satisfy the credit ratings set forth in Section 9.4, any of the Administrative Agent, the Issuer or the Borrower may withhold such consent in its sole discretion), may at any time assign and delegate to one or more commercial banks, funds or other financial institutions, and

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

          (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates, any other Lender, any Approved Fund or any other institution set forth in Schedule X hereto so long as such assignment and delegation to such institution is made within ten Business Days of the Closing Date,

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments). The Borrower and each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) notice of such assignment and delegation, together with
     (i) payment instructions, (ii) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to
     Section 4.6 and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

          (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

          (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement (and records the information therein in the Register, if applicable), (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement, subject, however, to clause (d), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be

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dated the date of the predecessor Note.  The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, and any Lender that is an investment fund that invests in bank loans may, without the consent of the Administrative Agent or Borrower, pledge all or any portion of its interest and rights (but may not delegate any of its duties or obligations hereunder or under any other Loan Document, including its Commitment(s), if any) to any trustee or any other representative of holders of obligations owed or securities issued by such investment fund as security for such obligations or securities.

     SECTION 10.11.2. Participations. Upon prior written notice to the Borrower and the Administrative Agent, any Lender may at any time sell to one or more commercial banks or other Persons (other than an Obligor or an Affiliate of an Obligor) (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender or an Approved Fund or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (f) or, to the extent requiring the consent of such Lender, clause (c) of Section 10.1; and

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          (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8 or 4.9 shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to
Section 4.3, 4.4, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section 10.11.2 shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Lender organized under the laws of a jurisdiction other than the United States that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8 or W-9 or Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

     SECTION 10.11.3. Assignment of Registered Notes. A Registered Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of Section 10.11.1 and only by registration of such assignment or transfer of such Registered Note and the Obligation(s) evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated Assignee Lender, and the old Registered Note shall be returned by the Administrative Agent to the Borrower marked "Replaced". Prior to the due presentment for registration of assignment or transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Obligation(s) and the Registered Note(s) evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agents, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its

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Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Execution by Authorized Representative. Any signature by any Authorized Representative on this Agreement, any Loan Document and any other instrument and certificate executed or to be executed pursuant to or in connection with this Agreement or such other Loan Documents is provided only in such Authorized Representative's capacity as an officer or member of the Person in question, and not in any way in such Authorized Representative's personal capacity.

     SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO THE BORROWER'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 10.14. THE BORROWER HEREBY IRREVOCABLY APPOINTS
CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF

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PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN
OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN
SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.16. Maximum Rate of Interest. Nothing contained in this Agreement or in any other Loan Documents shall be construed to permit the Lenders to charge or receive at any time interest, fees or other charges in excess of the amounts which the Lenders are legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lenders by any Person, howsoever characterized or computed, hereunder or under any of the other Loan Documents, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Lenders shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that the Lenders have contracted for any rate of interest in excess of the highest lawful rate, then ipso facto such rate shall be reduced to the highest lawful rate so that no amounts shall be charged or received which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, the Lenders shall promptly refund such excess to the Person entitled thereto; provided, however, that, if lawful, any such excess shall be paid by the Borrower to the Lenders as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

     SECTION 10.17. Time of Essence. Time is of the essence as to all times and dates set forth in or applicable to this Agreement with respect to all payments to be made by or on behalf of the Borrower hereunder; provided, however, that whenever any payment to be made under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest payable hereunder.

     SECTION 10.18. Consent or Approval of the Administrative Agent and the Lenders.

     (a) Any request by the Borrower for consent or approval by the Administrative Agent and/or the Lenders under this Agreement or any of the other Operative Documents shall be given in writing in accordance with
Section 10.2. Except where a specific time period for response is provided in this Agreement, the Administrative Agent and the Lenders, as applicable, shall have 30 days to grant or deny any such request. If the Administrative Agent or the Lenders, as applicable, fail to respond to any such request in writing within such 30 day period, the Borrower's request shall be deemed disapproved.

     (b) No Claims may be made by the Borrower or any other Person against the Agents, the Lenders, any Affiliate of the foregoing, or the officers, directors, employees, attorneys, consultants or agents of any of them for consequential or punitive damages in respect of any Claim for breach or contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Operative Documents, or an act, omission, or event occurring in connection therewith; and the Borrower, the other Aladdin Parties, LCNI, the London Clubs Holdings and London Clubs each for itself and for all Persons claiming by, through and under each of them, waives, releases, and agrees not to sue upon any Claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 10.19. No Third Party Beneficiary. All conditions of the obligations of the Lenders to make Loans hereunder and Advances under the Disbursement Agreement are imposed solely and exclusively for the benefit of the Lenders, and neither the Design/Builder nor the Main Project Architect or any other Contractor, Subcontractor or any other Person (x) shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make Loans in the absence of strict compliance with any or all of such conditions or (y) shall, under any circumstances, be deemed to be a beneficiary under this Agreement or the Disbursement Agreement or of such conditions, any or all of which may be waived in whole or in part by the Administrative Agent or the Lenders at any time if they, in their sole discretion, deem it advisable to do so. The waiver by the Lenders at any time of any of such conditions shall be deemed to be made pursuant to, and not in modification of, this Agreement.

     SECTION 10.20. Cumulative Remedies. No right or remedy conferred upon the Administrative Agent or the Lenders in this Agreement is intended to be exclusive of any other right or remedy contained in the other Loan Documents or at law and equity and every such right and remedy shall be cumulative and shall be in addition to every other right or remedy contained in the other Loan Documents and as now or hereafter available to the Lenders at law or in equity, by statute or otherwise.

     SECTION 10.21. Estoppel Certificates. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Administrative Agents all instruments and certificates as the Administrative Agent may reasonably request (including estoppel certificates certifying that the Loans and each of the Loan Documents are in full force and effect and that there are no defenses or offsets, claims or counterclaims with respect thereto or if there are, stating the nature of such defenses, offsets, claims or counterclaims) to effect, confirm or assure the rights, remedies and Liens intended to be granted to the Lenders under the Loan Documents.

     SECTION 10.22. Claims of Discount Noteholders. Subject to the provisions of Article 12 of the Discount Note Indenture, the Discount Note Indenture Trustee and the Discount Noteholders will be entitled in any insolvency proceeding in which Holdings and the Borrower were substantively consolidated (other than any consolidated proceeding resulting following assertion of substantive consolidation by the Trustee or any Discount Noteholder in violation of the provisions of Article 12 of the Discount
Note Indenture) to exercise all rights available to the Discount Noteholders, as creditors or otherwise, and none of the Lenders, the Issuer or the Administrative Agent shall (x) contest the involvement in such proceeding of the Discount Note Indenture Trustee or any Discount Noteholder or (y) seek an equitable subordination of the Discount Noteholders' claims. Notwithstanding anything to the contrary in Section 10.1, this Section shall not be amended without the consent of the Discount Note, Indenture Trustee or the holders of a majority of the Accreted Value of the Discount Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              ALADDIN GAMING, LLC


                              By: /s/ Richard Goeglein
                                  ----------------------
                                      Title: President, CEO

                              Address: 831 Pilot Road
                                        Las Vegas, NV 89119*
                              Facsimile No.: (702) 736-7107
                              Attention: Ronald Dictrow

                              with a copy to: Skadden, Arps, Slate, Meagher
                                             & Flom LLP
                              Address: 919 Third Avenue
                                        New York, NY  10022

                              Facsimile No.: (212) 735-2000
                              Attention: Wallace L. Schwartz


                              *after Conversion Date:
                               3667 Las Vegas Blvd. So.
                               Las Vegas, NV 89109
                               Facsimile No: (702) 736-7107
                               Attention: Ronald Dictrow

                              THE BANK OF NOVA SCOTIA, as
                                   Administrative Agent

                              By: /s/ Alan Pendergast
                                  -------------------------
                                   Name:    Alan Pendergast
                                   Title:   Relationship Manager


                              MERRILL LYNCH CAPITAL
                              CORPORATION, as Syndication Agent

                              By: /s/ Christopher Birosak
                                  --------------------------
                                   Name: Christopher Birosak
                                   Title:   Vice President


                              CIBC OPPENHEIMER CORP.,  as
                                   Documentation Agent

                              By: /s/ Mark W.B. Harms
                                  ---------------------------
                                   Name: Mark W.B. Harms
                                   Title:   Managing Director



Term A Loan Commitment:       THE BANK OF NOVA SCOTIA

          18.382352941698%
                              By: /s/ Alan Pendergast
                                  -------------------------
Term B Loan Commitment:            Name: Alan W. Pendergast
                                   Title: Relationship Manager
           54.142300192983%

Term C Loan Commitment:       Address for Notices:
                              580 California Street
          31.611111112500%    21st Floor
                              San Francisco, CA 94104

                              Facsimile No.:  (415) 397-0791
                              Attention: Alan W. Pendergast

                              With a copy of:
                              The Bank of Nova Scotia
                              Loan Administration Department
                              Suite 2700
                              600 Peachtree Street N.E.
                              Atlanta, Georgia 30308
                              Facsimile No.:  (404) 888-8998
                              Attention: Marianne Velker





Term A Loan Commitment:       MERRILL LYNCH CAPITAL CORPORATION
          18.382352941176%
                              By: /s/ Christopher Birosak
                                  --------------------------
Term B Loan Commitment:            Name: Christopher Birosak
                                   Title:  Vice President
          11.403508771930%

Term C Loan Commitment:       Address for Notices:
                              World Financial Center
          12.625000000000%    Two Vesey Street
                              New York, New York 10281
                              Facsimile No.:  (212) 449-8230
                              Attention:  Christopher Birosak






Term A Loan Commitment:       CIBC INC.

          18.382352941176%

Term B Loan Commitment:       By: /s/ Dean J. Decker
                                  --------------------------
                                   Name: Dean J. Decker
          8.771929824561%          Title: Executive Director
                                          CIBC Oppenheimer Corp., AS AGENT



Term C Loan Commitment:       Address for Notices:
                              350 S. Grand Avenue, Suite 2600
          0%                  Los Angeles, CA 90071
                              Facsimile No.:  (213) 346-0157
                              Attention:  Dean J. Decker






Term A Loan Commitment:       THE INTERNATIONAL COMMERCIAL
                              BANK OF CHINA, NEW YORK
          14.70588235242%     AGENCY

Term B Loan Commitment:       By: /s/ Robin C. C. Lin
                                  --------------------------------
                                   Name: Robin C. C. Lin
          0%                       Title:   Vice President &
                                            Deputy General Manager

Term C Loan Commitment:       Address for Notices:
                              65 Liberty Street, 2nd Floor
          0%                  New York, New York 10005
                              Facsimile No.:  (212) 766-5006
                              Attention:  Mr. M.S. Wu





Term A Loan Commitment:       FIRST COMMERCIAL BANK
                              (incorporated in Taiwan, R.O.C.)
          11.029411764706%    LOS ANGELES BRANCH

Term B Loan Commitment:       By: /s/ June Shiong Lu
                                  -------------------------------
                                   Name: June Shiong Lu
          0%                       Title:   SVP & General Manager

Term C Loan Commitment:       Address for Notices:
                              515 S. Flower Street, Suite 1050
          0%                  Los Angeles, CA  90071
                              Facsimile No.:  (212) 362-0219
                              Attention:  Jonathan Kuo





Term A Loan Commitment:       U.S. BANK NATIONAL ASSOCIATION

          11.029411764706%

Term B Loan Commitment:       By: /s/ Terry A. Gentry
                                  ----------------------------------
                                   Name: Terry A. Gentry
          0%                       Title:   Assistant Vice President

Term C Loan Commitment:       Address for Notices:
                              U.S. Bank
          0%                  2300 West Sahara, Suite 120
                              Las Vegas, NV 89102
                              Facsimile No.:  (703) 386-3903
                              Attention:  Terry A. Gentry




Term A Loan Commitment:       ERSTE BANK DER
                               OESTERREICHISCHEN
          8.088235294118%      SPARKASSEN AG

Term B Loan Commitment:       By: /s/ John Runnion
                                  ------------------------------
                                   Name: John Runnion
          0%                       Title:   First Vice President

Term C Loan Commitment:       By: /s/ David Manheim
                                  ------------------------------
                                   Name: David Manheim
          0%                       Title:   Assistant Vice President


                              Address for Notices:
                              280 Park Avenue
                              West Bldg., 32nd Floor
                              New York, NY  10017
                              Facsimile No.: (212) 984-5627
                              Attention:  David Manheim





Term A Loan Commitment:       ING HIGH INCOME PRINCIPAL
                                 PRESERVATION FUND
          0%                     HOLDINGS, LDC
                              By: ING Capital Advisors, Inc.
                                       as Investment Advisor

Term B Loan Commitment:       By: /s/ Michael D. Hatley
                                  --------------------------------------------
                                   Name:    Michael D. Hatley
          4.736842105263%          Title:   Vice President & Portfolio Manager


Term C Loan Commitment:       Address for Notices:
                              ING High Income Principal
          6.000000000000%          Preservation Fund Holdings, LDC
                              333 South Grand Avenue, Suite 4250
                              Los Angeles, CA 90071
                              Facsimile No.:  (212) 346-3995
                              Attention:  Michael Hatley

                                       179


Term A Loan Commitment:       THE ING CAPITAL SENIOR SECURED
                                HIGH INCOME FUND, LP.
          0%                  By: ING Capital Advisors, Inc.
                                       as Investment Advisor

Term B Loan Commitment:       By: /s/ Michael D. Hatley
                                  --------------------------------------------
                                   Name:    Michael D. Hatley
          3.157894736842%          Title:   Vice President & Portfolio Manager


Term C Loan Commitment:       Address for Notices:
                              The ING Capital Senior Secured
          4.000000000000%          High Income Fund, LP.
                              333 South Grand Avenue, Suite 4250
                              Los Angeles, CA 90071
                              Facsimile No.:  (212) 346-3995
                              Attention:  Michael Hatley




Term A Loan Commitment:       PPM AMERICA, INC., as Attorney-in-Fact
                                   on behalf of Jackson National Life
          0%                       Insurance Company

Term B Loan Commitment:       By: /s/ Michael DiRe
                                  ---------------------------
                                   Name: Michael DiRe
          17.543859649123%         Title:   Managing Director

Term C Loan Commitment:       Address for Notices:
                              225 West Wacker Drive, Suite 1200
          18.750000000000%    Chicago, IL  60606-1228
                              Facsimile No.:  (312) 634-0054
                              Attention:  Private Placement -
                                             Michael DiRe or Mike King


                                       181


Term A Loan Commitment:       VAN KAMPEN AMERICAN CAPITAL
                               PRIME RATE INCOME TRUST
          0%

Term B Loan Commitment:       By: /s/ Jeffrey W. Maillet
                                  ----------------------------------------
                                   Name: Jeffrey W. Maillet
          0%                       Title:   Senior Vice President Director

Term C Loan Commitment:       Address for Notices:
                              Van Kampen American Capital
          25.625000000000%    One Parkview Plaza
                              Oakbrook, IL  60181
                              Facsimile No.:  (630) 684-6740/6741
                              Attention:

                              State Street Bank & Trust
                              Corporate Trust Department
                              P.O. Box 778
                              Boston, MA  02102
                              Facsimile: (617) 664-5366/5367
                              Attention: Sean Emerson




Term A Loan Commitment:       FLOATING RATE PORTFOLIO
                              By: Chancellor LGT Senior Secured
          0%                            Management Inc., as Attorney-
                                        in-Fact

Term B Loan Commitment:       By: /s/ Anthony R. Clemente
                                  ----------------------------------------
                                   Name:    Anthony R. Clemente
          0.243664719298%          Title:   Authorized Signatory

Term C Loan Commitment:       Address for Notices:
                              Chancellor LGT Asset Management, Inc.
          1.388888887500%     50 California Street, 27th Floor
                              San Francisco, CA 94111-4624
                              Facsimile No.:  (415) 445-7525
                              Attention:  Linda DiNapoli

                              Chancellor LGT Senior Secured
                                Management, Inc.
                              1166 Avenue of the Americas, 27th Floor
                              New York, NY  10036
                              Facsimile: (212) 278-9647
                              Attention: Peter Wollman

                                                                      SCHEDULE I


                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 5.1.9  Indebtedness to be Paid.

CREDITOR  OUTSTANDING PRINCIPAL AMOUNT


ITEM 6.7  Litigation.


ITEM 6.8  Subsidiaries.


ITEM 6.11  Employee Benefit Plans.


ITEM 6.12  Environmental Matters.


ITEM 6.13  Intellectual Property.


ITEM 6.29 Labor Disputes.


ITEM 7.2.2(b) Existing Indebtedness

CREDITOR  OUTSTANDING PRINCIPAL AMOUNT


ITEM 7.2.3(c)  Ongoing Liens.


ITEM 7.2.5(a)  Ongoing Investments.

                                TABLE OF CONTENTS



                                  ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS





Section                                                                     Page
-------                                                                     ----

1.1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.2.  Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .68
1.3.  Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
1.4.  Accounting and Financial Determinations. . . . . . . . . . . . . . . . .68


                                   ARTICLE II
                    COMMITMENTS, BORROWING AND ISSUANCE
                  PROCEDURES, NOTES AND LETTERS OF CREDIT

2.1.  Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
2.1.1.  Term A Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . .69
2.1.2.  Letter of Credit Commitment. . . . . . . . . . . . . . . . . . . . . .69
2.1.3.  Term B Loan and Term C Loan Commitments. . . . . . . . . . . . . . . .70
2.1.4.  Lenders Not Permitted or Required to Make Loans. . . . . . . . . . . .70
2.1.5.  Issuer Not Permitted or Required to Issue Letters of Credit. . . . . .71
2.2.  Reduction of the Term A Loan Commitment Amount . . . . . . . . . . . . .71
2.3.  Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . .71
2.3.1.  Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . . . . .71
2.3.2.  Term A Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
2.3.3.  Term B Loans and Term C Loans. . . . . . . . . . . . . . . . . . . . .72
2.3.4.  Additional Term B Loans and/or Term C Loans. . . . . . . . . . . . . .72
2.4.  Continuation and Conversion Elections. . . . . . . . . . . . . . . . . .73
2.5.  Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
2.6.  Letter of Credit Issuance Procedures . . . . . . . . . . . . . . . . . .74
2.6.1.  Other Lenders' Participation . . . . . . . . . . . . . . . . . . . . .74
2.6.2.  Letter of Credit Disbursements . . . . . . . . . . . . . . . . . . . .75
2.6.3.  Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
2.6.4.  Deemed Letter of Credit Disbursements. . . . . . . . . . . . . . . . .76
2.6.5.  Nature of Letter of Credit Reimbursement Obligations . . . . . . . . .76
2.7.  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
2.8.  Registered Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .77


                              ARTICLE III
                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES



Section                                                                     Page
-------                                                                     ----

3.1.  Repayments and Prepayments; Application. . . . . . . . . . . . . . . . .78
3.1.1.  Repayments and Prepayments . . . . . . . . . . . . . . . . . . . . . .78
3.1.2.  Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
3.2.  Interest Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .81
3.2.1.  Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
3.2.2.  Post-Maturity Rates. . . . . . . . . . . . . . . . . . . . . . . . . .81
3.2.3.  Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
3.3.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
3.3.1.  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
3.3.2.  Agency Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
3.3.3.  Letter of Credit Fee . . . . . . . . . . . . . . . . . . . . . . . . .83
3.3.4.  Other Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83



                              ARTICLE IV
                    CERTAIN LIBO RATE AND OTHER PROVISIONS



4.1.  LIBO Rate Lending Unlawful . . . . . . . . . . . . . . . . . . . . . . .83
4.2.  Deposits Unavailable . . . . . . . . . . . . . . . . . . . . . . . . . .83
4.3.  Increased LIBO Rate Loan Costs, etc. . . . . . . . . . . . . . . . . . .84
4.4.  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
4.5.  Increased Capital Costs. . . . . . . . . . . . . . . . . . . . . . . . .85
4.6.  Lender's Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
4.7.  Payments, Computations, etc. . . . . . . . . . . . . . . . . . . . . . .87
4.8.  Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .88
4.9.  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
4.10.  Mitigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
4.11.  Replacement of Lenders. . . . . . . . . . . . . . . . . . . . . . . . .89

                                   ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS




Section                                                                     Page
-------                                                                     ----

5.1.  Initial Credit Extension . . . . . . . . . . . . . . . . . . . . . . . .92
5.1.1.  Satisfaction of Conditions Precedent to the Closing Date . . . . . . .92
5.1.2.  Delivery of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .92
5.1.3.  Pledge Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .92
5.1.4.  Financial Information, etc.. . . . . . . . . . . . . . . . . . . . . .93
5.1.5.  Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .94
5.1.6.  Trademark Security Agreement . . . . . . . . . . . . . . . . . . . . .94
5.1.7.  Deed of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . .94
5.1.8.  Solvency, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
5.1.9.  Initial Rate Protection Agreement. . . . . . . . . . . . . . . . . . .95
5.1.10.  Payment of Outstanding Indebtedness, etc. . . . . . . . . . . . . . .95
5.1.11.  Closing Fees, Expenses, etc.. . . . . . . . . . . . . . . . . . . . .95
5.1.12.  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . .95
5.1.13.  Satisfactory Form and Substance . . . . . . . . . . . . . . . . . . .95
5.1.14.  Other Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . .96
5.1.15.  Main Project Documents. . . . . . . . . . . . . . . . . . . . . . . .96
5.1.16.  Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .96
5.2.  All Credit Extensions. . . . . . . . . . . . . . . . . . . . . . . . . .96
5.2.1.  Conditions for Advances under the Disbursement Agreement and the
           Making of Term A Loans. . . . . . . . . . . . . . . . . . . . . . .97
5.2.2.  Conditions for the Making of an Additional Term B Loan and/or Term
           C Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .97
5.2.3.  Compliance with Warranties, No Default, etc. . . . . . . . . . . . . .98
5.2.4.  Credit Extension Request, etc. . . . . . . . . . . . . . . . . . . . .99
5.2.5.  Satisfactory Legal Form. . . . . . . . . . . . . . . . . . . . . . . .99
5.2.6.  Other Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .99

                                 ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES

6.1.  Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .99
6.2.  Due Authorization, Non-Contravention, etc. . . . . . . . . . . . . . . 100
6.3.  Government Approval, Regulation, etc.. . . . . . . . . . . . . . . . . 100
6.4.  Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
6.5.  Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . 101
6.6.  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . 101





Section                                                                     Page
-------                                                                     ----

6.7.  Litigation, Labor Controversies, etc.. . . . . . . . . . . . . . . . . 101
6.8.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
6.9.  Ownership of Properties. . . . . . . . . . . . . . . . . . . . . . . . 101
6.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
6.11.  Pension and Welfare Plans . . . . . . . . . . . . . . . . . . . . . . 102
6.12.  Environmental Warranties. . . . . . . . . . . . . . . . . . . . . . . 103
6.13.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . 104
6.14.  Regulations G, U and X. . . . . . . . . . . . . . . . . . . . . . . . 104
6.15.  Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . 104
6.16.  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
6.17.  Security Interests. . . . . . . . . . . . . . . . . . . . . . . . . . 105
6.18.  Existing Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . 106
6.19.  Design/Build Contract; Construction Contracts . . . . . . . . . . . . 106
6.20.  Contingent Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 106
6.21.  Business, Debt, Contracts, etc. . . . . . . . . . . . . . . . . . . . 107
6.22.  Representations and Warranties. . . . . . . . . . . . . . . . . . . . 107
6.23.  Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
6.24.  In Balance Requirement. . . . . . . . . . . . . . . . . . . . . . . . 107
6.25.  Sufficiency of Interests and Main Project Documents . . . . . . . . . 107
6.25.1.  Ownership, Title, etc.. . . . . . . . . . . . . . . . . . . . . . . 107
6.25.2.  Main Project Documents. . . . . . . . . . . . . . . . . . . . . . . 108
6.25.3.  Satisfaction to Main Project Document Conditions. . . . . . . . . . 108
6.26.  Main Project Budget; Trade Detail Report. . . . . . . . . . . . . . . 108
6.26.1.  Main Project Budget . . . . . . . . . . . . . . . . . . . . . . . . 108
6.26.2.  Trade Detail Report . . . . . . . . . . . . . . . . . . . . . . . . 108
6.27.  Fees and Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . 109
6.28.  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . 109
6.29.  Labor Disputes; Acts of God; Casualty and Condemnation. . . . . . . . 109
6.30.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
6.31.  Construction Benchmark Schedule; Guaranteed Maximum Price . . . . . . 110
6.31.1.  Construction Benchmark Schedule . . . . . . . . . . . . . . . . . . 110
6.31.2.  Guaranteed Maximum Price. . . . . . . . . . . . . . . . . . . . . . 110
6.32.  Proper Subdivision. . . . . . . . . . . . . . . . . . . . . . . . . . 110
6.33.  Offices; Location of Collateral . . . . . . . . . . . . . . . . . . . 110
6.34.  Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . 111
6.35.  No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111


                              ARTICLE VII
                              COVENANTS



Section                                                                     Page
-------                                                                     ----

7.1.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 111
7.1.1.  Financial Information, Reports, Notices, etc.. . . . . . . . . . . . 111
7.1.2.  Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . 115
7.1.3.  Maintenance of Properties; Operation; Reserves . . . . . . . . . . . 116
7.1.4.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
7.1.5.  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . 117
7.1.6.  Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
7.1.7.  Additional Collateral. . . . . . . . . . . . . . . . . . . . . . . . 117
7.1.8.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 118
7.1.9.  Deposits into the Accounts . . . . . . . . . . . . . . . . . . . . . 118
7.1.10.  Main Project Costs. . . . . . . . . . . . . . . . . . . . . . . . . 118
7.1.11.  Repayment of Indebtedness . . . . . . . . . . . . . . . . . . . . . 119
7.1.12.  Diligent Construction of the Main Project . . . . . . . . . . . . . 119
7.1.13.  Compliance with Legal Requirements. . . . . . . . . . . . . . . . . 119
7.1.14.  In Balance; Borrower Equity . . . . . . . . . . . . . . . . . . . . 120
7.1.15.  Security Interest in Newly Acquired Property. . . . . . . . . . . . 120
7.1.16.  Plans and Specifications. . . . . . . . . . . . . . . . . . . . . . 120
7.1.17.  Construction Consultant . . . . . . . . . . . . . . . . . . . . . . 121
7.1.18.  Proper Legal Forms. . . . . . . . . . . . . . . . . . . . . . . . . 122
7.1.19.  Preserving the Main Project Security. . . . . . . . . . . . . . . . 122
7.1.20.  Application of Insurance and Condemnation Proceeds. . . . . . . . . 124
7.1.21.  Shoulder Space Encroachments. . . . . . . . . . . . . . . . . . . . 125
7.1.22.  GECC Intercreditor Agreement. . . . . . . . . . . . . . . . . . . . 125
7.1.23.  Compliance with Material Main Project Documents and the Approved
            Equipment Funding Commitment . . . . . . . . . . . . . . . . . . 126
7.2.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . 126
7.2.1.  Business Activities. . . . . . . . . . . . . . . . . . . . . . . . . 126
7.2.2.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
7.2.3.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
7.2.4.  Financial Condition and Operations . . . . . . . . . . . . . . . . . 128
7.2.5.  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
7.2.6.  Restricted Payments, etc.. . . . . . . . . . . . . . . . . . . . . . 131
7.2.7.  Capital Expenditures, etc. . . . . . . . . . . . . . . . . . . . . . 133
7.2.8.  Rental Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 134
7.2.9.  Take or Pay Contracts. . . . . . . . . . . . . . . . . . . . . . . . 134
7.2.10.  Consolidation, Merger, etc. . . . . . . . . . . . . . . . . . . . . 134
7.2.11.  Permitted Dispositions. . . . . . . . . . . . . . . . . . . . . . . 134




Section                                                                     Page
-------                                                                     ----

7.2.12.  Modification of Certain Agreements. . . . . . . . . . . . . . . . . 134
7.2.13.  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . 136
7.2.14.  Negative Pledges, Restrictive Agreements, etc.. . . . . . . . . . . 137
7.2.15.  Sale and Leaseback. . . . . . . . . . . . . . . . . . . . . . . . . 137
7.2.16.  Stock of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . 137
7.2.17.  Scope Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
7.2.18.  Amendment of Main Project Budget, Construction Benchmark Schedule;
            Design/Build Contract Time and Guaranteed Maximum Price. . . . . 139
7.2.19.  Hazardous Substances. . . . . . . . . . . . . . . . . . . . . . . . 141
7.2.20.  No Other Powers of Attorney . . . . . . . . . . . . . . . . . . . . 141
7.2.21.  Opening . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141
7.2.22.  Actions Affecting Energy Provider . . . . . . . . . . . . . . . . . 141

                              ARTICLE VIII
                              EVENTS OF DEFAULT


8.1.  Listing of Events of Default . . . . . . . . . . . . . . . . . . . . . 141
8.1.1.  Non-Payment of Obligations . . . . . . . . . . . . . . . . . . . . . 142
8.1.2.  Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . 142
8.1.3.  Non-Performance of Certain Covenants and Obligations . . . . . . . . 142
8.1.4.  Non-Performance of Other Covenants and Obligations . . . . . . . . . 142
8.1.5.  Default on Other Indebtedness. . . . . . . . . . . . . . . . . . . . 142
8.1.6.  Outside Completion Deadline. . . . . . . . . . . . . . . . . . . . . 143
8.1.7.  Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
8.1.8.  Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
8.1.9.  Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . 143
8.1.10.  Bankruptcy, Insolvency, etc.. . . . . . . . . . . . . . . . . . . . 143
8.1.11.  Impairment of Security, etc.. . . . . . . . . . . . . . . . . . . . 144
8.1.12.  Advance Requests. . . . . . . . . . . . . . . . . . . . . . . . . . 144
8.1.13.  Breach of Main Project Documents. . . . . . . . . . . . . . . . . . 144
8.1.14.  Termination or Invalidity of Main Project Documents; Abandonment
            of Main Project. . . . . . . . . . . . . . . . . . . . . . . . . 146
8.1.15.  Government Authorizations . . . . . . . . . . . . . . . . . . . . . 146
8.2.  Action if Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . 147
8.3.  Action if Other Event of Default . . . . . . . . . . . . . . . . . . . 147


                                   ARTICLE IX
                              THE ADMINISTRATIVE AGENT




Section                                                                     Page
-------                                                                     ----

9.1.  Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
9.2.  Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . 150
9.3.  Exculpation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
9.4.  Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
9.5.  Loans by Scotiabank. . . . . . . . . . . . . . . . . . . . . . . . . . 152
9.6.  Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . 152
9.7.  Copies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 152
9.8.  Consultants and Reports. . . . . . . . . . . . . . . . . . . . . . . . 153
9.9.  GECC Intercreditor Agreement . . . . . . . . . . . . . . . . . . . . . 153

                                   ARTICLE X
                         MISCELLANEOUS PROVISIONS

10.1.  Waivers, Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . 153
10.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 154
10.3.  Payment of Costs and Expenses . . . . . . . . . . . . . . . . . . . . 155
10.4.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 156
10.5.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 157
10.6.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 157
10.7.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 158
10.8.  Execution in Counterparts, Effectiveness, etc.. . . . . . . . . . . . 158
10.9.  Governing Law; Entire Agreement . . . . . . . . . . . . . . . . . . . 158
10.10.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . 158
10.11.  Sale and Transfer of Loans and Notes; Participations in Loans and
            Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 158
10.11.1.  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 159
10.11.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . 160
10.11.3.  Assignment of Registered Notes . . . . . . . . . . . . . . . . . . 161
10.12.  Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . 162
10.13.  Execution by Authorized Representative . . . . . . . . . . . . . . . 162
10.14.  Forum Selection and Consent to Jurisdiction. . . . . . . . . . . . . 162
10.15.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . 163
10.16.  Maximum Rate of Interest . . . . . . . . . . . . . . . . . . . . . . 163
10.17.  Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . 164
10.18.  Consent or Approval of the Administrative Agent and the Lenders. . . 164
10.19.  No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . 164




Section                                                                     Page
-------                                                                     ----

10.20.  Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 165
10.21.  Estoppel Certificates. . . . . . . . . . . . . . . . . . . . . . . . 165
10.22.  Claims of Discount Noteholders . . . . . . . . . . . . . . . . . . . 165







SCHEDULE I     -   Disclosure Schedule
SCHEDULE II    -   Scheduled Amortization
SCHEDULE III   -   Mandatory Prepayments
SCHEDULE IV    -   Forms of Opinions
SCHEDULE V     -   Schedule of Security Filings
SCHEDULE VI    -   Schedule of Main Project Documents
SCHEDULE VII   -   Schedule of Plans and Specifications
SCHEDULE VIII  -   Schedule of Pre-Opening Expenses
SCHEDULE IX    -   Schedule of Issuance Fees and Expenses
SCHEDULE X     -   Pre-Approved Assignees

EXHIBIT A-1    -   Form of Term A Note
EXHIBIT A-2    -   Form of Term B Note
EXHIBIT A-3    -   Form of Term C Note
EXHIBIT A-4    -   Form of Registered Note
EXHIBIT B      -   Form of Deed of Trust
EXHIBIT C      -   Form of Completion Guaranty
EXHIBIT D      -   Form of Keep-Well Agreement
EXHIBIT E-1    -   Form of Borrower Pledge Agreement
EXHIBIT E-2    -   Form of AHL Pledge Agreement
EXHIBIT E-3    -   Form of AMH Pledge Agreement
EXHIBIT E-4    -   Form of Enterprises Pledge Agreement
EXHIBIT E-5    -   Form of Holdings Pledge Agreement
EXHIBIT E-6    -   Form of LCNI Pledge Agreement
EXHIBIT E-7    -   Form of Sommer Enterprises Pledge Agreement
EXHIBIT F      -   Form of Security Agreement
EXHIBIT G      -   Form of Mall Project Completion Assignment
EXHIBIT H      -   Form of Lender Assignment Agreement
EXHIBIT I      -   Form of Consent to Agreement
EXHIBIT J      -   Form of Grant, Bargain and Sale Deed
EXHIBIT K      -   Form of Environmental Indemnity
EXHIBIT L-1    -   Form of Borrowing Request
EXHIBIT L-2    -   Form of Letter of Credit Issuance Request
EXHIBIT M      -   Form of Continuation/Conversion Notice
EXHIBIT N-1    -   Description of the Site
EXHIBIT N-2    -   Description of the Complex
EXHIBIT N-3    -   Description of the Main Project Parcel
EXHIBIT N-4    -   Description of the Mall Project Parcel
EXHIBIT N-5    -   Description of the Music Project Parcel
EXHIBIT N-6    -   Description of the Shoulder Space
EXHIBIT N-7    -   Description of the Theater Space
EXHIBIT N-8    -   Description of the Hotel/Casino Component
EXHIBIT N-9    -   Description of the Energy Project Component






EXHIBIT N-10   -   Description of the Equipment Component
EXHIBIT O      -   Description of the Main Project Intended Use
EXHIBIT P      -   Form of Solvency Certificate
EXHIBIT Q-1    -   Form of Borrower's Closing Certificate
EXHIBIT Q-2    -   Form of Construction Consultant's Closing Certificate
EXHIBIT Q-3    -   Form of Architect's Closing Certificate
EXHIBIT R      -   Form of Compliance Certificate
EXHIBIT S-1    -   Form of Borrower's Completion Certificate
EXHIBIT S-2    -   Form of Construction Consultant's Completion Certificate
EXHIBIT T-1    -   Form of Borrower's Opening Date Certificate
EXHIBIT T-2    -   Form of Construction Consultant's Opening Date Certificate
EXHIBIT U-1    -   Form of Borrower's Final Completion Certificate
EXHIBIT U-2    -   Form of Construction Consultant's Final Completion
                        Certificate
EXHIBIT V      -    Form of Main Project Punchlist Completion Certificate
EXHIBIT W      -    Form of Realized Savings Certificate
EXHIBIT X-1    -    Form of Construction Benchmark Schedule
EXHIBIT X-2    -    Form of Main Project Budget
EXHIBIT X-3    -    Form of Main Project Budget/Schedule Amendment Certificate
EXHIBIT Y      -    Form of Additional Contract Certificate
EXHIBIT Z      -    Form of Contract Amendment Certificate
EXHIBIT AA     -    Form of On-Schedule Certificate
EXHIBIT BB     -    Permitted Encumbrances
EXHIBIT CC     -    Permitted Exceptions
EXHIBIT DD     -    Trade Detail Report
EXHIBIT EE     -    Tax Certificate